Execution Version

Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO SUTRO BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

EXCLUSIVE LICENSE AGREEMENT

dated as of March 29, 2024

by and between

Sutro Biopharma, Inc.

and

Ipsen Pharma SAS

i

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (this “Agreement”) is dated as of March 29, 2024 (the “Effective Date”) by and between Sutro Biopharma, Inc., a corporation organized under the laws of Delaware having a place of business at 111 Oyster Point Boulevard, South San Francisco, CA 94080, USA (“Sutro”), and Ipsen Pharma SAS, a corporation organized under French law having a place of business at 65 Quai George Gorse, 92100 Boulogne-Billancourt, France (“Ipsen”). Sutro and Ipsen may be referred to herein as a “Party” or, collectively, as “Parties”.

RECITALS:

Whereas, Sutro is a pharmaceutical company that owns the Licensed Compound and Licensed Product;

Whereas, Ipsen desires to license from Sutro and Sutro wishes to license to Ipsen, on an exclusive basis, the right to research, develop, manufacture and commercialize the Licensed Compound and Licensed Product in the Field in the Territory.

Now, therefore, in consideration of the mutual promises and undertakings set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

Article 1

Definitions

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1
“Accounting Standards” means the IFRS (as defined below). Each accounting term used herein that is not specifically defined herein should be determined in accordance with IFRS accounting principles, as consistently applicable at the time where these amounts are calculated.
1.2
“Acquiror” means a Third Party that acquires a Party through a Change of Control, together with any Affiliates of such Third Party existing immediately prior to the consummation of such Change of Control or thereafter, excluding the Party and all of its Affiliates existing immediately prior to the consummation of the Change of Control.
1.3
“Act” means the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 301 et seq., as such may be amended from time to time.
1.4
“ADC” means a molecule, other than an ADC2, consisting of (a) an Antibody Directed To a Target and (b) a Payload, wherein [*]
1.5
“ADC2” means a molecule comprising (a) an Antibody Directed To a Target and (b) [*]
1.6
“Adverse Event” means any serious untoward medical occurrence, unintended disease or injury in a person who is administered the Licensed Product.
1.7
“Affiliate” means, with respect to a Party or other entity, an entity that controls, is controlled by or is under common control with such Party or other entity, but only for so long as such control exists. For the purposes of this Section 1.7, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, by contract or otherwise; provided that if local law restricts foreign ownership, control will be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.
1.8
“Antibody” means an antibody or fragment thereof.
1.9
“Anti-Tumor Agent” means a small molecule designed or intended to, via a specific mechanism of action: (a) kill a tumor cell or (b) slow or stop the proliferation of tumor cells.
1.10
“Applicable Law” means any applicable federal, state, local, municipal, foreign, or other governmental law, statute, legislation, principle of common law, ordinance, code, rule, regulation, or other pronouncement issued, enacted, adopted, passed, approved, promulgated, made, implemented, or otherwise put into effect by or under the authority of any Governmental Body, including the applicable regulations and guidance of the FDA and European Union (and national implementations thereof) that constitute GLP practices and GMP practices (and, if and as appropriate under the circumstances, International Conference on Harmonization (ICH) guidance or other comparable regulation and guidance of any applicable Governmental Body) that govern or otherwise apply to a Party’s activities or performance in connection with this Agreement, including without limitation, the Act.
1.11
“Business Day” means a day other than Saturday or Sunday on which typical banking institutions in Paris, France and the United States are open for business.
1.12
“Calendar Quarter” means each three (3) month period commencing January 1, April 1, July 1 or October 1 of any year; provided, however, that (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first full Calendar Quarter thereafter, and (b) the last Calendar Quarter of the Term shall end upon the expiration or termination of this Agreement.
1.13
“Calendar Year” means the period beginning on January 1 and ending on December 31 of the same year; provided, however, that (a) the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the same year and (b) the last Calendar Year of the Term shall commence on January 1 of the Calendar Year in which this Agreement terminates or expires and end on the date of termination or expiration of this Agreement.
1.14
“Cell-Free Extract” or “CFE” means [*]
1.15
“CFE Know-How” means any and all Know-How Controlled by Sutro or its Affiliates as of the Effective Date or at any time during the Term that relates to: (a) the CFE, (b) the CFE Reagents or (c) Manufacture of the CFE or CFE Reagents.
1.16
“CFE Patents” means any Patent Rights Controlled by Sutro or its Affiliates that claim or cover CFE Know-How.
1.17
“CFE Reagents” means all [*]
1.18
“CFE Technology” means collectively, CFE Know-How and CFE Patents.
1.19
“Change of Control” means, with respect to a Party, (a) a merger, reorganization, combination, or consolidation of such Party with a Third Party that results in the holders of beneficial ownership of the voting securities or other voting interests of such Party (or, if applicable, the ultimate parent of such Party) immediately prior to such merger, reorganization, combination, or consolidation ceasing to hold beneficial ownership of more than 50% of the combined voting power of the surviving entity or the ultimate parent of the surviving entity immediately after such merger, reorganization, combination or consolidation, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of 50% or more of the combined voting power of the outstanding securities or other voting interest of such Party, (c) the sale, lease, exchange, contribution, or other transfer (in one transaction or a series of related transactions) to a Third Party of all or substantially all of such Party’s assets. With regard to the foregoing clauses (a) and (b), a Change of Control will be deemed to occur if a Third Party has the power, directly or indirectly, to direct or cause the direction of the management of a Party, regardless of whether such Third Party holds beneficial ownership of more than 50% of the voting stock.
1.20
“Clinical Trial” means a clinical trial involving the administration of any Licensed Compound or Licensed Product to a human subject. Clinical Trials shall include Phase I Trials, Phase II Trials, Phase III Trials and Pivotal Clinical Trials.
1.21
“CMO” and “CDMO” are used interchangeably to mean a Third Party contract manufacturing organization or Third Party contract development and manufacturing organization.
1.22
“Combination Product” means [*]
1.23
“Commercialization”, “Commercialize” or “Commercializing” means any and all activities undertaken before or after Regulatory Approval of a MAA for the Licensed Product and that relate to (a) the marketing, advertising, detailing, market or product support, promoting, distributing, storing, transporting, importing or exporting for sale, offering for sale, or selling of the Licensed Product, (b) pre-commercial launch, market research activities, training, education, activities in connection with commercial launch or commercial sales (e.g., establishing a sales force) or product support, or interacting with Regulatory Authorities regarding any of the foregoing, (c) any post-approval Clinical Trials commenced after the First Commercial Sale of such product or post-approval regulatory activities, including those necessary to maintain Regulatory Approvals, or (d) support of any activity in (a), (b) or (c).
1.24
“Commercially Reasonable Efforts” means: (a) with respect to the efforts to be expended by a Party with respect to any objective, such reasonable, diligent, and good faith efforts as such Party would normally use to accomplish a similar objective under similar circumstances; and (b) with respect to any objective relating to Development or Commercialization of the Licensed Product by a Party, the application by such Party, consistent with the exercise of its prudent scientific and business judgment, of diligent efforts and resources normally used by a similarly situated biotechnology or pharmaceutical company, as applicable, under similar circumstances for similar products or product candidates, which product or product candidate is of similar market potential in the applicable country (taking into consideration any unique features of such market or country), taking into account, without limitation, commercial, legal and regulatory factors, target product profiles, product labeling, past performance, the regulatory environment and competitive market conditions in the therapeutic area, safety and efficacy of the Licensed Product, the strength of its proprietary position, market potential, pricing, profit potential and such other factors as such companies may reasonably consider, all based on conditions then prevailing.
1.25
“Competing Product” means any product or compound (other than the Licensed Compound) which [*]
1.26
“Component” means any of the following: [*].
1.27
“Confidential Information” of a Party, means any proprietary or confidential information relating to the business, operations or products of a Party or any of its Affiliates, including any Know-How, that is disclosed by or on behalf of such Party or any of its Affiliates to the other Party or any of its Affiliates or any of its or their Sublicensees or Distributors under this Agreement whether in oral, written, graphic or electronic form, or otherwise becomes known to the other Party by virtue of this Agreement. In addition, all information disclosed by or on behalf of a Party or its Affiliates pursuant to the mutual confidentiality agreement entered into between Sutro and Ipsen Bioscience, Inc., an Affiliate of Ipsen, dated 28 December 2021 as subsequently amended (“Confidentiality Agreement”), shall be deemed Confidential Information disclosed hereunder, by either Sutro or Ipsen, as applicable; provided, however that any use or disclosure of any information after the Effective Date that is authorized under Article 9 shall not be restricted by, or be deemed a violation of the Confidentiality Agreement. Any and all Know-How (including data and results) that is generated, developed, conceived or reduced to practice by or on behalf of either Party, any of its Affiliates or any of its or their Sublicensees (or on its or their behalf) in the course of performing activities or exercising rights under this Agreement and that relates to the Cell-Free Extract, CFE Reagents or the process for Manufacturing CFE shall be deemed the Confidential Information of Sutro.
1.28
“Control” or “Controlled” by a Party or its Affiliates means, with respect to (a) Patent Rights, (b) Know-How or (c) biological, chemical or physical material, that a Party owns or has a license or sublicense to such Patent Rights, Know-How or material (or in the case of material, has the right to physical possession of such material) and has the ability to grant a license or sublicense to, or assign all right, title and interest in and to, such Patent Rights, Know-How or material as provided for in this Agreement without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to grant the other Party such license, sublicense, right to use or right to access. Notwithstanding the foregoing, except with respect to intellectual property licensed under the Stanford Agreement for purposes of Manufacturing and supplying CFE hereunder (which intellectual property is deemed Controlled), any Know-How, Patent Rights or other intellectual property rights that are in-licensed by Sutro or its Affiliates pursuant to an agreement entered into by Sutro or its Affiliates with a Third Party, or any amendment or supplement thereto, shall not be considered Controlled by Sutro unless Ipsen agrees in advance to be subject to all terms thereof applicable to sublicensees and agrees to pay all costs arising from resulting activities by Ipsen or its Affiliates or its or their Sublicensees or Distributors under such license agreement with a Third Party. Notwithstanding the foregoing, a Party or its Affiliates will be deemed not to “Control” any Patent Rights, Know-How or other materials that are owned or in-licensed by an Acquiror of such Party immediately prior to the consummation of the relevant acquisition through a Change of Control, or that such Acquiror subsequently develops, acquires or in-licenses outside of this Agreement.
1.29
“Cost of Goods” means, with respect to a product, supplied to Ipsen under this Agreement, subject to [*] in Appendix A, the fully burdened cost of Manufacturing that is directly attributable to the applicable product (including the fully burdened cost to Manufacture applicable component(s) contained therein or materials necessary to produce such component(s) or product, such components and materials including the CFE Reagents, the CFE, amino acid, para-azidomethyl-l-phenylalanine (“pAMF”), Plasmid, mAb, the Linker, Payload, and Linker-Payload, as applicable), including any devices and other delivery technologies that are packaged or otherwise distributed with such product, which equals the sum of:

(A) “Internal Costs” which are: Direct Costs and Indirect Costs (each as defined below) incurred by a Party or any of its Affiliates plus [*]; and

(B) “External Expenses” which are: the amounts paid by a Party or any of its Affiliates to a Third Party CMO as invoiced by such Third Party CMO to such Party or its Affiliates plus [*], such amounts including any fees paid to such Third Party [*] to the extent incurred for the product supplied to Ipsen, under this Agreement. For clarity, [*].

Notwithstanding anything to the contrary contained herein:

(i) Cost of Goods shall include any and all costs directly attributable to the applicable product that are incurred in connection with establishing, or otherwise causing to become operational, any cost of Manufacturing facilities, including any validation, technology transfer and licensure costs of the product supplied to Ipsen under this Agreement.

(ii) Costs of Goods exclude [*] charged by a Party or its Affiliates [*] set forth in foregoing clause (A) or (B) of this Section,

(iii) ownership of any capital equipment for Manufacturing of the product shall reside with the Party or its Affiliate that purchased such capital equipment,

(iv) Cost of Goods shall not include the incurred costs attributable to [*],

(v) the fully burdened costs [*] are deemed “directly attributable” or “directly attributed” to the applicable product for purposes of any calculation of Cost of Goods, External Expenses, Direct Costs or Indirect Costs,

(vi) Solely for calculation of Cost of Goods, [*] if applicable.

1.30
“Cover” or “Covered” means, with respect to the Licensed Product, that the using, Manufacturing, selling, importing, or offering for sale of the Licensed Product by an unlicensed Third Party would, but for a license granted in this Agreement under the relevant Patent Rights, infringe a Valid Claim in such Patent Rights in the country in which the activity occurs.
1.31
“Develop” means, with respect to the Licensed Product, the performance of all pre-clinical and clinical development (including toxicology, pharmacology, test method development and stability testing, process development, formulation development, quality control development, statistical analysis), Clinical Trials, regulatory activities relating to obtaining or maintaining Regulatory Approval of the Licensed Product in the Territory, but excluding activities related to the Manufacture of Licensed Product. Development activities include (a) the conduct of all preclinical and clinical testing and other activities required or useful for creation of ADCs and Regulatory Approval of Licensed Products in the initial and subsequent Indications, (b) the conduct of all regulatory activities directed to obtaining and maintaining Regulatory Approval of the Licensed Product, including test method development and stability testing, assay development and audit development, pre-clinical/non-clinical studies (including toxicology studies), formulation, pharmacodynamics, quality assurance/quality control development, statistical analysis, Clinical Trials (for the first and subsequent Indications), packaging development, regulatory affairs, biomarker strategy and development, companion diagnostic development, report writing and statistical analysis, the preparation, filing and prosecution of MAAs, activities to obtain international nonproprietary names and other nonproprietary names for pharmaceutical substances, and research relating to product naming. “Development” and “Developing” shall have a corresponding meaning.
1.32
“Direct Costs” equals the sum of the following as incurred for the applicable product supplied to Ipsen under this Agreement:
(a)
Direct labor, based on the actual hours or like methodology consumed by manufacturing, facility, and customer service personnel directly attributed to the product applied at an average hourly wage rate that is designed to approximate actual cost for each employee’s position. The Parties agree that [*] Sutro may adjust such direct labor rates thereafter as set forth in Appendix A. For clarity, the terms “FTE Rate” and “FTE” shall not be applicable for the calculation of the Direct Costs.
(b)
Direct labor fringe benefits, including, compensation expense (other than wages included in direct labor cost in clause (a)), payroll taxes and benefits allocated based on a proportionate percentage of direct labor costs applied to the product to total actual plant-wide labor costs, plus product-specific travel.
(c)
Materials and supplies for making the applicable product, based on actual costs including any applicable freight, taxes, duties, customs or import fees, less any discounts or free goods.
(d)
Other costs directly associated with or actually consumed for the applicable product, including handling, storage, distribution, and transportation costs, facility costs, depreciation, waste removal, miscellaneous supplies, outside testing, consulting fees, occupancy costs, maintenance, rent, insurance, site service support, warehouse, customer services including order entry, billing and adjustments, inquiry and credit and collection, serialization, return and recall management, but for clarity, excluding in each case any such amounts to the extent included as a deduction in calculating Net Sales, as applicable. For clarity, [*].
1.33
“Directed To” means, with respect to an Antibody, that such Antibody to is designed and developed to specifically bind to a Target.
1.34
“EMA” means the European Medicines Agency or a successor agency thereto.
1.35
“European Union” or “EU” means the member nations of the European Union established by the Maastricht Treaty of 1992, as may be redefined from time to time.
1.36
“Exploit” means to research, Develop, Manufacture, perform medical affairs activities for, Commercialize, or otherwise exploit.
1.37
“FDA” means the United States Food and Drug Administration or a successor federal agency thereto.
1.38
“Field” means human and veterinarian uses for the diagnosis or treatment of any Indication.
1.39
“First Commercial Sale” means, on a country-by-country basis, the first commercial transfer or disposition for value of the Licensed Product in such country to a Third Party by or on behalf of Ipsen, or any of its Affiliates or any of its or their Sublicensees, after Regulatory Approvals (including any required Pricing and Reimbursement Approvals) have been obtained, but excluding any Excluded Sales (as defined below).
1.40
“First Patient Dosed” means in respect of any Clinical Trial, the date on which the relevant initial dose of the Licensed Product or a placebo is administered to the first patient in the applicable Clinical Trial.
1.41
“FTE” means the equivalent of work of one (1) employee working on a full-time basis in a Calendar Year consisting of a total of [*] actual working hours per Calendar Year. Any individual who devotes more or less than [*] hours per Calendar Year to conducting the specified activities shall be treated as an FTE on a pro rata basis based upon the actual number of hours worked on conducting such activities divided by [*]. FTE shall be determined in accordance with Sutro’s normal time allocation practices including tracking of individuals’ full-time hours using its standard practice and normal systems and methodologies. FTEs will be pro-rated on a daily basis if necessary. Over-time work, work on weekends and holidays in each case, will not be counted with any multiplier toward the number of hours that are used to calculate the FTE contribution. No hours shall be allocated for time spent by an employee on projects that are not directed to performing the activities under this Agreement. [*]
1.42
“FTE Rate” means the rate of [*] per FTE per Calendar Year, which rate will be prorated on an hourly basis as necessary with 1 FTE equivalent to [*] hours per Calendar Year, for actual work time spent performing the activities under this Agreement and which rate is subject to annual adjustment in each Calendar Year during the Term by the percentage increase or decrease in the CPI as of December 31 of each Calendar Year, over the level of the CPI as of December 31 of the prior Calendar Year, with the first such increases to be effective on January 1, 2025. For the avoidance of doubt, [*]. Notwithstanding the foregoing, for any Calendar Year during the Term that is less than a full year, the above referenced rates will be proportionately reduced to reflect such portion of such full Calendar Year. For the purposes of this Section, “CPI” means the Consumer Price Index for All Urban Consumers (CPI-U), published by the U.S. Department of Labor, Bureau of Labor Statistics (or its successor equivalent index). For clarity, the term “FTE Rate” shall be applicable for transition services and the transfer of the Sutro Manufacturing Technology under Section 5.5 but shall not apply for the calculation of the Cost of Goods.

1.43
“Generic/Biosimilar Competition” means the sale of Generic/Biosimilar Product in a country or other jurisdiction by one or more Third Parties in the Field. “Generic/Biosimilar Product” means, with respect to the Licensed Product in the Field, any product that (a) is sold by a Third Party that is not a (direct or indirect) licensee, Distributor or Sublicensee of Ipsen or any of its Affiliates, (b) contains the Licensed Compound as an active ingredient and is highly similar or interchangeable to the Licensed Product in terms of quality characteristics, purity, potency, biological activity, safety and efficacy as demonstrated in controlled clinical trials including bioequivalent studies, notwithstanding minor differences, and (c) is approved as a “biosimilar”, “interchangeable” or “similar biological medicinal product” (or a foreign equivalent) of the Licensed Product in such country in reliance, in whole or in part, on the prior approval (or on safety or efficacy data submitted in support of the prior approval) of the Licensed Product as determined by the applicable Regulatory Authority, including any product authorized for sale (i) in the U.S. pursuant to 42 U.S.C §262(k), (ii) in the European Union pursuant to a provision of Articles 10, 10a or 10b of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No 726/2004 that relies for its content on any such provision), or (iii) in any other country or jurisdiction pursuant to all equivalents of such provisions, including any amendments and successor statutes with respect to the subsections (i) through (iii) thereto.
1.44
“GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA, as defined in U.S. 21 C.F.R. Parts 58 (or such other comparable regulatory standards in jurisdictions outside the United States, as they may be updated from time to time).
1.45
“Good Manufacturing Practices” or “GMP” means all applicable then-current standards relating to manufacturing practices for chemicals, intermediates, bulk products and/or finished pharmaceutical products, including (a) all applicable requirements detailed in the FDA’s current Good Manufacturing Practices regulations, U.S. 21 C.F.R. Parts 210 and 211, “The Rules Governing Medicinal Products in the European Community, Volume IV, Good Manufacturing Practice for Medicinal Products”, or International Council for Harmonisation GMP Guidelines, including ICH Q7, as each may be amended from time to time, and (b) all Applicable Laws promulgated by any Governmental Body in the United States, a Major European Market country or Japan having jurisdiction over the Manufacture of any Licensed Compound or Licensed Product, as applicable.
1.46
“Governmental Body” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multi-national or supranational organization or body; or (e) individual, entity, or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.
1.47
“ICH Guidelines” means the finalized published guidelines of the International Conference on Harmonization of Technical Requirements for the Registration of Pharmaceuticals for Human Use.
1.48
“IFRS” means the International Financial Reporting Standards, the set of accounting standards and interpretations and the framework in force on the Effective Date and adopted by the European Union as issued by the International Accounting Standards Board (IASB) and the International Financial Reporting Interpretations Committee (IFRIC), as such accounting standards may be amended from time to time.
1.49
“Immunostimulatory Agent” means a molecule engineered or selected to, or inherently capable of activating or otherwise positively interacting with the immune system of the recipient.

1.50
“Indication” means, with respect to a pharmaceutical or biological product, (a) [*], or (b) [*]. Notwithstanding the foregoing, each of the following will be treated as the same Indication and not a distinct Indication: (i) [*], (ii) [*], (iii) [*], and (iv) [*].
1.51
“IND” means an investigational new drug application (including any amendment or supplement thereto) submitted to applicable Regulatory Authorities for approval to commence Clinical Trials in a given jurisdiction. Specifically for IND submitted to the FDA, pursuant to U.S. 21 C.F.R. Part 312. References herein to IND shall include, to the extent applicable, any comparable filing(s) outside the U.S. for the investigation of any product in any other country or group of countries (such as a Clinical Trial Application (“CTA”) in the EU).
1.52
“IND Clearance” means with respect to an IND, the earlier of: (a) receipt by or on behalf of a Party, its Affiliate or a Sublicensee of written confirmation from a Regulatory Authority that Clinical Trials may proceed under such IND without rejection or being placed on clinical hold; or (b) expiration of the applicable waiting period after which Clinical Trials may proceed under such IND.
1.53
“IND-Enabling Studies” means studies that are required to meet the requirements for filing an IND with a Regulatory Authority, including, as applicable, relevant preclinical studies including, ADME (absorption, distribution, metabolism, and excretion) and GLP (good laboratory practice) toxicology studies in relevant species, pharmacology studies, as per ICH Guidelines and in particular ICHS6 and ICHS9, as well as studies required for the preparation of Module 3 (chemistry, manufacturing, and controls) sections of such IND, including but not limited to studies, as applicable, relating to Development of the Licensed Compound (such as cell free reaction process, downstream purification process, and conjugation process), the Manufacturing of Licensed Compound, Development and Manufacturing of Licensed Product, and stability studies (for Licensed Compound and Licensed Product) suitable to support a Phase Ia Trial, all as necessary to obtain the permission of the Regulatory Authority to begin human clinical testing. For clarity, IND-Enabling Studies shall not include any studies directed to CFE and all reports from IND-Enabling Studies shall be redacted to omit any CFE Technology or data directed thereto.
1.54
“Indirect Costs” equals the sum of the following as incurred for the applicable product supplied to Ipsen under this Agreement:
(a)
Plant support services, which includes quality control, process sciences, quality assurance, regulatory and validation. All general costs for each plant support service department, which includes, labor, payroll taxes, fringe benefits, materials and supplies, outside testing, consulting fees, contractor costs, depreciation, maintenance and occupancy costs, shall be allocated to the cost of such product based on the proportion of actual labor hours consumed by each plant support service department on the product to total actual labor hours consumed by each plant support service department on all of the applicable Party’s products.
(b)
Overhead costs required to support the manufacture of such applicable product supplied to Ipsen under this Agreement. These overhead costs are allocated either based on actual labor hours, average headcount, space occupied, or other activity-based method, solely to the extent such allocation is attributable to the applicable product supplied to Ipsen under this Agreement and not to other Sutro products. Overhead costs primarily include general materials and supplies, consulting costs, and other labor costs such as general plant maintenance, management, engineering, janitorial services and administration, information services, human relations, travel and training, and vacation, holiday, personal and sick time, general facility costs which include facility services and supplies, utilities, rent, real estate taxes, depreciation, general and preventive maintenance, insurance and waste removal.
1.55
“Investigator Brochure” means, in accordance with the definition in 21 CFR Part 312.23(a)(5), a document containing information about the Licensed Compound, including animal screening, preclinical toxicology, and detailed pharmaceutical data, including a description of possible risks and side effects to be anticipated on the basis of prior experience with the Licensed Compound or related drugs, and precautions, such as additional monitoring, to be taken as part of the investigational use of the Licensed Compound.
1.56
“Know-How” means any proprietary: (a) scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, that is not in the public domain or otherwise publicly known, including discoveries, inventions, trade secrets, devices, databases, practices, protocols, regulatory filings, methods, processes (including manufacturing or testing processes, specification and techniques), techniques, concepts, ideas, specifications, formulations, formulae, data (including pharmacological, biological, chemical, toxicological, clinical and analytical information, quality control, trial and stability data), case reports forms, medical records, data analyses, reports, studies and procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development), summaries and information contained in submissions to and information from ethical committees, or Regulatory Authorities, and manufacturing or testing process and development information, results and data, whether or not patentable, all to the extent not claimed or disclosed in a patent or patent application; and (b) compositions of matter, assays, animal models and physical, biological or chemical material, including drug substance samples, intermediates of drug substance samples, drug product samples and intermediates of drug product samples. The fact that an item is known to the public shall not be taken to exclude the possibility that a compilation including the item, and/or a development relating to the item, is (and remains) not known to the public. “Know-How” includes any rights, including copyright, trade secret, database or design rights, protecting such Know-How; except “Know-How” excludes Patent Rights.
1.57
“Licensed Compound” means STRO-003, an ADC targeting ROR1, the composition of matter which is claimed in the Sutro Patents or described in the Sutro Technology and which has the chemical structure set forth in Schedule 1.57.
1.58
“Licensed Product” means a pharmaceutical product containing the Licensed Compound, whether or not as the sole active ingredient and in any dosage from or formulation.
1.59
“Linker” means a chemical composition for attaching a Payload or Immunostimulatory Agent to an Antibody.
1.60
“Linker-Payload” means a chemical composition consisting of the combination of a Linker and a Payload
1.61
“MAA” means a Marketing Authorization Application filed at the EMA, a New Drug Application (“NDA”) submitted pursuant to the requirements of the FDA, as more fully defined in 21 U.S. C.F.R.§ 314.3 et seq, or any equivalent foreign application submitted in any country in the Territory or a Biologics License Application submitted pursuant to the requirements of the FDA, a Biologics License Application (“BLA”) as more fully defined in 21 U.S. C.F.R. § 601, or any equivalent foreign application submitted in any country in the Territory, including all additions, deletions or supplements thereto, and as any and all such requirements may be amended, or supplanted, at any time.
1.62
“mAb” means intermediate monoclonal Antibody.
1.63
“Major European Market” means any of France, Germany, Italy, Spain, or the United Kingdom.
1.64
“Manufacture” or “Manufacturing” means, with respect to a product, all activities related to the production, manufacture, processing, formulating, testing (including quality control, quality assurance and lot release testing), bulk packaging, filling, finishing, packaging, labeling, inspecting, receiving, storage, release, shipping and delivery of such product, or any intermediate thereof, including sourcing of materials, process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control.

1.65
“Marketing Authorization Holder” means a Person that has the authorization issued by the competent Regulatory Authority for the purpose of marketing or distributing the Licensed Product in the given country of the Territory.
1.66
“Materials” means any tangible compositions of matter, articles of manufacture, assays, chemical, biological or physical materials, and other similar materials.
1.67
“Net Sales” means the gross amounts invoiced by Ipsen, any of its Affiliates or any of its or their Sublicensees for sales of the Licensed Product to Third Party purchasers of the Licensed Product (“Gross Sales”), less the following deductions with respect to such sales that are either included in the billing as a line item as part of the gross amount invoiced, or otherwise documented as a deduction in accordance with IFRS as the Accounting Standards to be specifically attributable to actual sales of the Licensed Product (to the extent gross amounts invoiced for such sales are included in Net Sales):

(a) [*];

(b) [*];

(c) [*];

(d) [*].

(e) [*];

(f) [*]; and

(h) [*]

For purposes of the definition of Net Sales, [*] shall be excluded from Net Sales and [*] shall be included in Net Sales.

For purposes of the definition of Net Sales, if any Licensed Product under this Agreement is sold in the form of a Combination Product, and the Licensed Product and individual products containing other therapeutically active ingredient(s) are sold separately, the Net Sales of such Combination Product for any period shall be determined by multiplying [*]. If either the Licensed Product or any other product(s) in the Combination Product is not sold separately in the same formulation, dosage or unit quantity as in such Combination Product, the adjustment to Net Sales shall be determined by the Parties in good faith to reasonably reflect the fair market value of the contribution of the Licensed Product in the Combination Product to the total fair market value of such Combination Product. In the event the Parties cannot reach agreement on such allocation, then the dispute shall be resolved in accordance with Article 13.

Sale of the Licensed Product by Ipsen or any of its Affiliates or its or their Sublicensees to another of these entities for resale by such entity to a Third Party shall not be deemed a sale for purposes of this definition of “Net Sales” (and any associated deductions shall not be deductions for purposes of this definition of “Net Sales”).

Transfers or dispositions of the Licensed Product “at cost” or less than cost (1) for preclinical, clinical, regulatory or governmental purposes’ patient assistance programs such as early access programs, temporary authorization for use (e.g., autorisation temporaire d’utilisation in France), named patient programs other limited access programs; (2) for bona fide charitable purposes; (3) for a test marketing program to comply with any Applicable Law, regulation or request by a Regulatory Authority, or (4) for compassionate use (collectively, such transfers or dispositions in (1) through (4), “Excluded Sales”) shall not, in each case of (1) through (4), be deemed sales of the Licensed Product for purposes of this definition of “Net Sales.”

Net Sales calculations will be determined on an accrual basis in accordance with Accounting Standards consistently applied in accordance with the accounting practices of Ipsen.

1.68
“Objective Response Rate” means the proportion of patients with a complete response or partial response to treatment per investigator evaluation according to Response Evaluation Criteria in Solid Tumors (“RECIST”) and will be based on a subset of all included patients with measurable disease at baseline per the site investigator who continue treatment without progression at a prespecified timepoint.
1.69
“Other Active Ingredient” means a clinically active material(s), other than the Licensed Compound or Component thereof, that provides pharmacological activity in a biological or pharmaceutical product, excluding formulation components such as coatings, stabilizers, excipients or solvents, adjuvants or delivery technologies.
1.70
“Out-of-Pocket Expenses” means expenses actually paid by a Party or its Affiliate to any Third Party.
1.71
“Patent Rights” means: (a) an issued or granted patent, utility model or design patent, including any extension, supplemental protection certificate, registration, confirmation, validation, restoration, reissue, reexamination or renewal thereof, by existing or future mechanisms; (b) a pending application for any of the foregoing, including any continuation, divisional, continuation-in-part, substitute or provisional application thereof; (c) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing (a) or (b); and (d) all counterparts or foreign equivalents of any of the foregoing issued by or filed in any country or other jurisdiction.
1.72
“Payload” means Anti-Tumor Agent attached or to be attached to an Antibody.
1.73
“Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof.
1.74
“Phase I Trial” means a Clinical Trial of the Licensed Compound or Licensed Product, as further defined in 21 C.F.R. §312.21(a), as amended or the corresponding regulation in jurisdictions other than the United States.
1.75
“Phase Ia Trial” means a Phase I Trial the principal purpose of which is: (a) preliminary determination of initial safety, tolerability, and pharmacokinetics in subjects; (b) exposes subjects to one or more dose(s) of the Licensed Product and (c) is designed to provide the sponsor of the clinical trial with sufficient information about the Product to initiate a subsequent trial, e.g., a dose expansion phase of the Phase I Trial (e.g., Phase Ib Trial). For clarity, [*].
1.76
“Phase II Trial” means a Clinical Trial that is intended to explore the feasibility, safety, dose efficacy of the Licensed Compound or Licensed Product that is prospectively designed to generate sufficient data (if successful) to commence a Phase III Trial (or foreign equivalent) of such product, as further defined in 21 C.F.R. §312.21(b), as amended, or the corresponding regulation in jurisdictions other than the United States.
1.77
“Phase III Trial” means a Clinical Trial performed to gain evidence with statistical significance of the efficacy of such product in a target population and to obtain expanded evidence of safety for such product that is needed to evaluate the overall benefit-risk relationship of such product, to form the basis for approval of a BLA by a Regulatory Authority and to provide an adequate basis for physician labeling, as described in 21 C.F.R. §312.21(c), as amended.

1.78
“Pivotal Clinical Trial” means a Clinical Trial on a sufficient number of subjects that, prior to commencement of such clinical trial: (a) is designed to establish that the Licensed Compound or Licensed Product has an acceptable safety and efficacy profile for its intended use, and to determine warnings, precautions, and Adverse Events that are associated with the Licensed Compound or Licensed Product in the dosage range to be prescribed, (b) is intended to support Regulatory Approval of the Licensed Compound or Licensed Product, or (c) a similar clinical study prescribed by the applicable Regulatory Authority, including Clinical Trials supporting accelerated Regulatory Approval or conditional Regulatory Approval, in each case (a), (b) or (c), without the conduct of any additional Clinical Trials. For clarity, a Phase III Trial is a Pivotal Clinical Trial and a Phase II Trial may be a Pivotal Clinical Trial. In the case of an adaptive design, a Clinical Trial will become a Pivotal Clinical Trial upon the initiation of the contemplated expansion cohort intended to support Regulatory Approval.
1.79
“Plasmid” means the [*].
1.80
“Platform IP” means Platform Know-How and Platform Patents, and any intellectual property rights in any of the foregoing, excluding Product Specific Know-How and Product Specific Patents.
1.81
“Platform Know-How” means Know-How relating to the Linker, the Payload, Linker-Payload or Antibody, (including any modification, improvement or derivative of any of the foregoing) that is discovered, generated, conceived or reduced to practice (constructively or actually) by or on behalf of Ipsen or any of its Affiliates or any of its or their Sublicensees (including by any of its or their employees, agents, or independent contractors, or any combination thereof) using the Sutro Technology or Sutro Manufacturing IP, or any modification, improvement or derivative of the Sutro Technology or Sutro Manufacturing IP.
1.82
“Platform Patents” means any Patent Rights that claim or disclose Platform Know-How.
1.83
“Pricing and Reimbursement Approvals” means, in those countries in the Territory where Regulatory Authorities may approve or determine pricing and/or pricing reimbursement for pharmaceutical products, such pricing and/or pricing reimbursement approval or determination.
1.84
“Product Specific Know-How” means Know-How Controlled by Sutro or Ipsen or their respective Affiliates as of the Effective Date or at any time during the Term relating specifically to formulations or methods of use of Licensed Compounds or Licensed Products, excluding CFE Know-How.
1.85
“Product Specific Patents” means any Patent Rights Controlled by Sutro or Ipsen or their respective Affiliates as of the Effective Date or at any time during the Term that claim Product Specific Know-How, excluding CFE Patents.
1.86
“Proof of Concept” or “PoC” means demonstration of Objective Response Rate of greater than 30% in a Phase I Trial in human subjects.
1.87
“Regulatory Approval” means any and all approvals, licenses, registrations, or authorizations of the relevant Regulatory Authority, including Pricing and Reimbursement Approvals, necessary for the Development, manufacture, use, storage, import, transport or Commercialization of Licensed Product in a particular country or jurisdiction.
1.88
“Regulatory Authority” means: (a) in the U.S., the FDA; (b) in the EU, the EMA or the European Commission; or (c) in any other jurisdiction anywhere in the world, any Governmental Body with similar regulatory authority over pharmaceutical or biotechnology products.
1.89
“Regulatory Exclusivity” means, with respect to the Licensed Product in any country in the Territory, any market protection granted by a Regulatory Authority in such country that confers a period during which Ipsen or its Affiliates, or its or their Sublicensees or Distributors have the exclusive right to market and sell the Licensed Product in such country for any Indication (e.g., reference product exclusivity, new chemical entity exclusivity, orphan drug exclusivity, pediatric exclusivity, or applicable data or marketing exclusivity) during which a Third Party seeking to market a Generic/ Biosimilar Product of such Licensed Product is precluded from either referencing or relying upon, without an express right of reference from the Marketing Authorization Holder, the Licensed Product’s clinical dossier or relying on previous Regulatory Authority findings of safety or effectiveness with respect to such Licensed Product to support the submission, review or approval of an NDA or similar regulatory submission before the applicable Regulatory Authority; provided however that at Regulatory Exclusivity with respect to a Licensed Product in any country in the Territory will be deemed expired whenever Generic/Biosimilar Competition first occurs in such country.
1.90
“Regulatory Materials” means regulatory applications (including MAA), orphan drug designation applications, submissions, notifications, communications, correspondence, registrations, Regulatory Approvals and/or other filings made to, received from or otherwise conducted with a Regulatory Authority in order to Develop, Manufacture, market, sell or otherwise Commercialize Licensed Products in a particular country or jurisdiction.
1.91
“Royalty Term” means, on a country-by-country basis, the latest of (a) the expiration of the last Valid Claim within the Sutro Patents and Sutro Manufacturing Patents Covering the Licensed Product in such country or its Manufacture, (b) the tenth (10th) anniversary of the date of the First Commercial Sale of the Licensed Product in such country or (c) the expiration of all Regulatory Exclusivity in such country with respect to the Licensed Product.
1.92
“Senior Executive” means a member of senior executive management of a Party who is designated by such Party to resolve disputes under this Agreement.
1.93
“Stanford Agreement” means that certain Amended and Restated Exclusive Agreement between the Board of Trustees of the Leland Stanford Junior University and Fundamental Applied Biology, Inc. dated October 3, 2007, including all amendments and assigns.
1.94
“Sublicensee” means a Person other than an Affiliate of Ipsen to which Ipsen (or its Affiliate) has, pursuant to Section 2.2, directly or indirectly granted sublicense rights under any of the license rights granted under Section 2.1; provided that “Sublicensee” shall exclude such Persons (other than Affiliates of Ipsen) who purchase Licensed Product from Ipsen (or its Affiliates) solely for resale to Third Party purchasers and for which neither Ipsen nor any of its Affiliates receives payment based on such Person’s revenue from the resale activities ( “Distributor”).
1.95
“Sutro ADC2 ROR1 Opportunity” means [*].
1.96
“Sutro Know-How” means all Know-How Controlled by Sutro or its Affiliates as of the Effective Date or at any time during the Term that is specifically related to the research or Development of the Licensed Product or Licensed Compound as it is (or is intended to be) incorporated in the Licensed Product in the Field, excluding CFE Know-How. The Sutro Know-How shall include the XpressCF Technology and the XpressCF+ Technology.
1.97
“Sutro Manufacturing IP” means the Sutro Manufacturing Patents and the Sutro Manufacturing Know-How relating to the Licensed Compound or the Licensed Product, and further including any intellectual property rights therein. For clarity, Sutro Manufacturing IP does not include any CFE Technology.
1.98
“Sutro Manufacturing Know-How” means all Know-How, other than CFE Know-How, that is Controlled by Sutro or its Affiliates as of the Effective Date or at any time during the Term and that is specifically related to a process of Manufacturing, or is reasonably necessary or reasonably useful for the Manufacture of, Licensed Product or Licensed Compound as it may be incorporated in the Licensed Product.

1.99
“Sutro Manufacturing Patents” means any Patent Rights, other than CFE Patents, that are Controlled by Sutro or its Affiliates as of the Effective Date or at any time during the Term and that cover a process of Manufacturing the Licensed Product or Licensed Compound or any Component thereof or are reasonably necessary or reasonably useful for the Manufacture of the Licensed Product or Licensed Compound, or any Component thereof, as it may be incorporated in the Licensed Product.
1.100
“Sutro Patents” means the Patent Rights that are Controlled by Sutro or its Affiliates as of the Effective Date or at any time during the Term and that Cover Licensed Product or Licensed Compound, or a method of use therefor, or are reasonably necessary or reasonably useful for the Development or Commercialization of the Licensed Product or Licensed Compound as it may be incorporated in the Licensed Product, excluding CFE Patents.
1.101
“Sutro Technology” means, collectively, the Sutro Patents and Sutro Know-How relating to the Licensed Compound or the Licensed Product, and further including any intellectual property rights therein, but excluding the CFE Technology.
1.102
“Target” means [*].
1.103
“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
1.104
“Territory” means worldwide.
1.105
“Third Party” means any Person other than Sutro, Ipsen or any of their respective Affiliates.
1.106
“Third Party Action” means a claim or other similar action made by a Third Party against either Party that claims that the Licensed Compound or Licensed Product, or its use, Development, Manufacture or Commercialization infringes or misappropriates such Third Party’s intellectual property rights or a motion for declarative judgment by a Party against a Third Party that claims the Licensed Compound or Licensed Product, or its use, Development, Manufacture or Commercialization does not infringe or does not misappropriate such Third Party’s intellectual property rights or that such Third Party’s intellectual property rights are non-infringed, invalid or unenforceable, with respect to the Licensed Compound or Licensed Product, each of the foregoing to the extent the Licensed Compound or Licensed Product is for use in the Field.
1.107
“Third Party License Agreement” means any agreement entered into by a Party or its Affiliate (other than an Acquiror) with a Third Party, or any amendment or supplement thereto, in each case following the Effective Date, whereby royalties, fees or other payments are to be made by a Party or its Affiliate to such Third Party in connection with the grant of rights under intellectual property rights Controlled by such Third Party, which rights are necessary to research, Develop, manufacture, have made, import, export, use or Commercialize the Licensed Compound or Licensed Product.
1.108
“Third Party Transaction” means any transaction with any Third Party (whether directly or indirectly, as a licensing transaction, sale of assets, sale of stock, merger, consolidation, reorganization, de-merger or other comparable transaction), the result of which is that a Third Party directly or indirectly owns, possesses a license, or otherwise controls the right to Develop or Commercialize the Licensed Compound or Licensed Product.
1.109
“Type II Drug Master File” or “Type II DMF” shall mean a drug master file filed with the FDA for CFE or the Linker-Payload with respect to the drug substance of the Licensed Product.

1.110
“United States” or “U.S.” means the United States of America, its territories and possessions.
1.111
“USD” or “$” means the lawful currency of the United States.
1.112
“Valid Claim” means any claim in any (a) unexpired and issued Patent Right that has not been disclaimed, revoked or held invalid by a final nonappealable decision of a court or other governmental agency of competent jurisdiction or (b) application for a Patent Right that has not lapsed, in the case of a provisional patent application, or been cancelled, withdrawn or abandoned without the possibility or revival, nor has been pending for more than [*] from the earliest priority date claimed for such application.
1.113
“XpressCF Technology” means cell-free protein synthesis platform technology owned by Sutro.
1.114
“XpressCF+ Technology” means site-specific conjugation platform technology owned by Sutro.
1.115
“XpressPDF” means the cell-free lysate preparation [*] used in association with XtractCF in a cell-free protein synthesis reaction.
1.116
“XpressRNAP” means the cell-free lysate preparation [*] used in association with XtractCF in a cell-free protein synthesis reaction.
1.117
“XpressRS” means the cell-free lysate preparation [*] used in association with XtractCF in a cell-free protein synthesis reaction [*].
1.118
“XpressTRNA” means the cell-free lysate preparation [*] used in association with XtractCF in a cell-free protein synthesis reaction [*].
1.119
“XtractCF” means cell-free extract prepared [*].
1.120
Other Terms. The definition of each of the following terms is set forth in the Section of the Agreement indicated below:

Defined Term	Section
“[*] Pro-Rata Period”	5.2(c)
“Action”	8.5(b)(i) and 8.5(g)
“Acquired Entity”	2.5(d)
“ADC[2] Transaction”	2.5(d)
“Agreement”	Preamble
“Alliance Manager”	3.1
“AMF”	9.3(b)(ii)
“Anti-Corruption Laws”	10.4(f)(i)
“Applicable Year”	Appendix A
“Backup CFE Manufacturer”	5.2(d)
“Bankruptcy Event”	12.4
“Biosimilar Action”	8.1
“BLA”	1.60
“CFE Shortage”	5.4(a)
“CFE Supply Agreement”	5.2(a)
“CFE Specification Failure”	6.5
“Claim”	11.1
“Competing Activities”	2.5(d)

Defined Term	Section
“Controlling Party”	8.6(c)
“Confidentiality Agreement”	1.27
“CTA”	1.51
“Development Milestone Event”	7.3(a)
“Disclosing Party”	9.1(a)
“Disclosing Party’s Confidential Information”	9.1(a)
“Distributor”	1.93
“Effective Date”	Preamble
“Excluded Sales”	1.67
“Exclusions List”	10.4(d)
“First Right Party”	8.4(g)(ii)
“Gross Sales”	1.67
“ICC”	13.3
“Identified Third Party Rights”	7.6(c)(i)
“IMP”	Appendix A
“Indemnitee”	11.4
“Indemnitor”	11.4
“Initial Development Plan”	4.2
“Initiation of CFE Technology Transfer	5.4(b)
“Inventions”	8.3(a)
“Ipsen”	Preamble
“Ipsen Backup CFE Forecast”	5.2(c)
“Ipsen’s Cost”	4.3
“Ipsen Indemnitees”	11.2
“Ipsen Inventions”	8.3(a)(iii)
“Ipsen Patents”	8.3(a)(iii)
“JMC”	3.2(a)
“Joint Inventions”	8.3(a)(iv)
“Licensed Product Mark”	4.4(b)
“Losses”	11.1
“Manufacturing Technology Transfer Agreement”	5.5(b)
“Manufacturing Transition Agreement”	5.1(b)
“Module 3 Package”	4.3(b)
“Module 3 Delivery Date”	4.3(b)
“NDA”	1.60
“Non-Escalable Dispute”	13.1
“Ongoing Clinical Trial”	12.7(e)(i)
“pAMF”	1.29
“Party” and “Parties”	Preamble
“Patent Challenge”	12.6
“Phase Ib Trial”	1.75
“Public Official”	10.4(f)
“QTA”	5.7
“Recall”	6.5
“RECIST”	1.68
“Regulatory Milestone Event”	7.3(b)
“Regulatory Milestone Payment”	7.3(b)
“Recipient”	9.1(a)
“Remediation Activities”	4.3
“Representatives”	9.1
[*]	[*]

Defined Term	Section
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
“ROR1”	1.25
“Reversion Royalties”	12.7(d)(ii)
“Royalty Payments”	7.5(a)
“Sales Milestone Event”	7.4(a)
“Sales Milestone Payment”	7.4(a)
“SEC”	9.3(b)(ii)
“Sublicense Agreement”	2.2
“Subsequent Public Announcement”	9.3(b)
“Supply Failure”	5.4(b)
“Supply Failure CFE Technology Transfer”	5.4(b)
“Sutro”	Preamble
“Sutro Backup CFE Forecast”	5.2(c)
“Sutro Indemnitees”	11.1
“Sutro Inventions”	8.3(a)(ii)
“Sutro Manufacturing Technology”	5.5(a)
“Sutro Manufacturing Transition Activities”	5.1(a)
“Technical Publications”	9.4
“Term”	12.1
“Third Party Infringement”	8.5(a)
“Transition Period”	3.2(b)
“Transition Services Agreement”	2.4
“Updated Development Plan”	4.2
“Violation”	10.4(d)

Article 2

Licenses AND OTHER RIGHTS
2.1
Grant of License to Ipsen. Subject to the terms and conditions of this Agreement (including, without limitation, Section 2.6), Sutro, for and on behalf of itself and all of its Affiliates, hereby grants to Ipsen:
(a)
an exclusive (even as to Sutro and its Affiliates), royalty-bearing, worldwide, non-transferable (except as expressly set forth in Section 14.2) right and license (with the right to sublicense, subject to the provisions of Section 2.2) under the Sutro Technology and the Sutro Manufacturing IP to research, Develop, Manufacture, have manufactured, Commercialize and otherwise Exploit the Licensed Compound and Licensed Product in the Territory in the Field; provided that the exclusive license granted under this Section 2.1(a) with respect to the Sutro Manufacturing IP shall be effective only after the applicable Sutro Manufacturing Transition Activities as provided in Section 5.5 to Ipsen that utilizes such Sutro Manufacturing IP have been completed. For clarity, [*]; and
(b)
upon Initiation of CFE Technology Transfer and Ipsen, its Affiliate or CMO commencing manufacture of CFE and Ipsen’s acceptance of the sublicense for the Stanford Agreement pursuant to Section 2.6(a), a non-exclusive right and a non-transferrable, non-sublicensable license under the CFE Technology solely to the extent necessary for, and solely for the purpose of, Manufacturing and having Manufactured the CFE in the Territory in the Field for Ipsen’s production of Licensed Compound to be incorporated into a Licensed Product, as specifically provided under this Agreement.

2.2
Grant of Sublicenses by Ipsen. Ipsen shall have the right to grant sublicenses (through multiple tiers), in whole or in part, under this Agreement under the license granted in Section 2.1(a) and 2.1(b) (subject to Section 2.6 and the other applicable terms of this Agreement) to its Affiliates and Third Parties; provided that, (a) the granting by Ipsen of a sublicense shall not relieve Ipsen of any of its obligations hereunder, (b) the performance by an Ipsen Affiliate or other sublicensee of any obligation shall not relieve Ipsen from performing any such obligations in the future or otherwise relieve Ipsen of any of its other obligations hereunder, (c) Ipsen shall ensure that each Ipsen Affiliate or other sublicensee complies with the obligations and restrictions of this Agreement as if such Affiliate or Sublicensee were “Ipsen” hereunder and Ipsen shall remain liable to Sutro for any failure of such Affiliate or other sublicensee to so comply, (d) any sublicense shall be in writing and subject to, consistent with and fully implementing all relevant terms and conditions of this Agreement, and (e) any such sublicense granted under this Section 2.2 shall include provisions whereby: (1) Ipsen obtains ownership of any Patent Rights or Know-How that are reasonably necessary or useful to Exploit the Licensed Compound or Licensed Product or, if Ipsen is unable to cause the Affiliate or other sublicensee to agree to such assignment obligation, such sublicense shall include an irrevocable, perpetual, exclusive, worldwide, royalty-free, fully paid-up, fully transferable, fully sublicensable (through multiple tiers) license to Ipsen under such Patent Rights and Know-How for any purpose in connection with the Licensed Compound or Licensed Product and (2) the Affiliate or other sublicensee shall provide to Ipsen and grant an irrevocable, perpetual, exclusive, worldwide, royalty-free, fully paid-up, fully transferable license (with the right to sublicense through multiple tiers) to use all data in its possession and Control relating to Licensed Compound or Licensed Product for any purpose in connection with the Licensed Compound or Licensed Product (“Sublicense Agreement”). Promptly after concluding a Sublicense Agreement, Ipsen will provide a redacted copy of the Sublicense Agreement entered into with the Sublicensee (including Sublicense Agreements by Ipsen Affiliates with a Sublicensee) to Sutro within [*] of signature of the Sublicense Agreement; provided that such redacted copy shall, at a minimum, enable Sutro to (A) identify the identity and contact information of the Sublicensee to whom the sublicense was granted, the scope of rights granted, the scope of rights granted in case of termination of the sublicense, the territory covered and the term of the Sublicense Agreement and (B) verify that such Sublicense Agreement complies with this Agreement.
2.3
Initial Technology Transfer.

As soon as reasonably practicable after the Effective Date:

(a)
Sutro Technology and Sutro Manufacturing IP. In no event later than [*] after the Effective Date (or within such time-period as mutually extended by the Parties in writing), subject to Section 2.5(e), Sutro will make available to Ipsen, at no additional cost to Ipsen, copies of all documents, materials and data in Sutro’s possession and Control as of the Effective Date that are listed in Schedule 2.3(a) to the extent such documents, materials and data are in final reports (or the most recent version of draft reports available on the Effective Date if final reports are not available as of the Effective Date) released under Sutro’s internal quality management system or batch records, if any, for batches of pAMF, Plasmid, Antibody or Linker-Payload reasonably anticipated to be incorporated into Licensed Product provided to Ipsen pursuant to Section 5.1(a) to the extent such batches have been released under Sutro’s internal quality management system prior to the Effective Date. Ipsen shall promptly, but in no event later than [*] following such delivery, confirm in writing when it has received and/or accepted such Sutro Technology and Sutro Manufacturing IP. Any materials provided by Sutro in connection with the technology transfer of such Sutro Technology and Sutro Manufacturing IP will remain the sole property of Sutro, and Ipsen will use such materials only in the fulfilment of exercise of obligations or rights under the Agreement.
(b)
Regulatory Data. In no event later than [*] after the Effective Date (or within such time-period as mutually extended by the Parties in writing), subject to Section 2.5(e), Sutro will provide to Ipsen (to the extent allowed or consented to by Applicable Law), at no additional cost to Ipsen, copies of the Regulatory Materials, documents, materials and data, each of the foregoing to the extent in Sutro’s possession and Control as of the Effective Date and set forth on Schedule 2.3(b), in a format (for final reports only) that complies with relevant U.S. guidelines promulgated by FDA (including eCTD and CBER or CDER guidance) that are necessary to enable Ipsen to prepare and submit an IND, including all required reports from IND-Enabling Studies in its possession and Control as of the Effective Date. For clarity, Sutro has no obligation to provide to Ipsen copies of any Regulatory Materials, documents, materials and data that are not final reports except, for reports set forth on Schedule 2.3(b) that are not in Sutro’s possession and Control as of the Effective Date, Sutro will provide to Ipsen (no later than [*] after the Effective Date (or within such time-period as mutually extended by the Parties in writing)) a copy of the most recent draft of such report, if any, in Sutro’s possession and Control as of the Effective Date. To the extent any such Regulatory Materials and other documents cannot be provided to Ipsen, Sutro hereby grants, at no additional cost to Ipsen and its Affiliates, an exclusive, worldwide right of reference under such Regulatory Materials and documents set forth on Schedule 2.3(b) (with the right to grant further rights of reference, subject to the provisions of Section 2.2 as if such right of reference were a license with respect to Commercialization of the Licensed Compound and Licensed Products in the Territory in the Field, subject to Section 2.5(e)). As part of the initial technology transfer, Sutro will provide to Ipsen a draft version of the Investigator Brochure and will use Commercially Reasonable Efforts to provide to Ipsen, no later than [*], a copy of the final version of the Investigator Brochure for the Licensed Product.
(c)
In the event Sutro has not made available to Ipsen any items due under Schedule 2.3(a) or Schedule 2.3(b) within the aforementioned time period, Sutro shall promptly make available to Ipsen such items, at no additional cost to Ipsen and upon Ipsen’s request to the extent they are in Sutro’s possession and Control.
2.4
Continuous Technology Transfer. In addition to the technology transfer set forth in Section 2.3 above, Sutro shall provide to Ipsen a reasonable process and schedule for the bidirectional exchange between the Parties of the following information: (i) Platform Know-How that is necessary to enable Ipsen to perform its rights under Section 2.1(a) and (ii) additional Platform Know-How, Materials (to the extent necessary to enable Ipsen to perform Development or Manufacture of the Licensed Product), Sutro Know-How and Sutro Manufacturing Know-How that subsequently comes into existence after the Effective Date and, for each of the foregoing in (i) and (ii), that is or becomes Controlled by Sutro or its Affiliates, at any time during the term of the Transition Services Agreement (as defined below); provided that Sutro or its Affiliates, shall not be obligated to disclose or otherwise share with, or provide to, Ipsen any CFE Technology (except as provided in Section 5.5 following Initiation of CFE Technology Transfer), each of the services in this first sentence of Section 2.4 at Ipsen’s Cost. For purposes of allocating the roles and responsibilities and the scope the technology transfer of this Section 2.4, the Parties shall work together in good faith to negotiate and execute within [*] of the Effective Date a transition services agreement (the “Transition Services Agreement”). Pursuant to the Transition Services Agreement, Sutro shall use Commercially Reasonable Efforts to, in each case as may be required by Ipsen and at Ipsen’s Cost: (1) enable Ipsen to prepare and file the IND and (2) agree to make available to Ipsen, those of Sutro’s employees who have knowledge and expertise in the Licensed Compound and Licensed Product for a period of up to [*] after the Effective Date (and subject to a [*] extension at Ipsen’s option) to provide technical assistance in connection with the technology transfer of Sutro Know-How, Sutro Manufacturing Know-How and Regulatory Materials and documents under this Section 2.4 to Ipsen.
2.5
Exclusivity; CFE Technology Obligation Limitations.
(a)
Except as otherwise expressly permitted in this Agreement or in the performance of activities under this Agreement, Sutro shall not, and shall not permit its Affiliates, during the Term:
(i)
directly or indirectly, alone or with or for any Third Party, (a) establish a program to conduct research on (including screen) any Licensed Compound, or (b) Develop, Manufacture or Commercialize any Licensed Compound or Licensed Product;

(ii)
grant a license or sublicense, or enter into any collaboration or partnership to research (including screen), Develop, Manufacture or Commercialize any Licensed Compound or Licensed Product as part of a Third Party Transaction; or
(iii)
transfer, assign, convey or otherwise sell rights to any Licensed Compound or Licensed Product to any Third Party for use in the Field in the Territory.
(b)
Sutro and its Affiliates shall not, directly or indirectly (including through a Third Party), establish a program to conduct research on, Develop, Manufacture or Commercialize: (i) any Competing Product during the Term or (ii) any ADC2 Directed To ROR1 until the earlier of the end of the Term and the date which is three [*] after the first IND Clearance by the FDA for a Licensed Product. Notwithstanding the foregoing, if Sutro or its Affiliates (including through a Third Party) perform any pre-clinical research or pre-clinical research-related Development or Manufacturing activities restricted under this Section 2.5(b) with respect to a compound that, to the knowledge of Sutro or any of its Affiliates at the time such activities were first performed by Sutro or any of its Affiliates, was not known by Sutro or any of its Affiliates to be a Competing Product or ADC2 Directed to ROR1, then Sutro and its Affiliates shall have no liability under this Section 2.5(b) if Sutro and its Affiliates promptly take all steps required to: (A) cease (or have ceased) any such research or research-related Development or Manufacturing activities after becoming aware that such compound is a Competing Product or ADC2 Directed To ROR1 or, (B) otherwise divest, sell, or dispose of any assets, rights, business pertaining to the Competing Product or ADC2 Directed to ROR1.
(c)
[*].
(d)
Notwithstanding the restrictions set forth under Section 2.5(b) above:
(i)
if Sutro, as a result of a Change of Control, is acquired by an Acquiror that, as of the time of the closing of such transaction is performing, or following such closing during the Term performs directly or indirectly any research, Development, Manufacture or Commercialization of: (i) one or more Competing Product(s) or (ii) [*] (collectively, “Competing Activities”), then there will be no breach of Section 2.5(b) as a result of such transaction or the performance of any Competing Activities, provided that commercially reasonable firewalls, updated according to industry standards, are established (and maintained) (1) to ensure that no Sutro Technology and no Sutro Manufacturing IP, each of the foregoing specific to the Licensed Compound and Licensed Product or Confidential Information generated under this Agreement are used in such Competing Activities and (2) to reasonably segregate each of the foregoing from any material technical information directed to the Competing Activities that is generated, used or otherwise accessible by personnel of Sutro, its Affiliates and Acquiror who are engaged in Competing Activities.
(ii)
If before a Change of Control of Sutro, Sutro acquires a Third Party, whether by merger, purchase of assets, stock acquisition or otherwise, and, as of the time of the consummation of such transaction (such Third Party, together with its Affiliates, the “Acquired Entity”), the Acquired Entity is performing any Competing Activities, then there will be no breach of Section 2.5(b) as a result of such transaction or the performance of any Competing Activities, if Sutro, at Sutro’s election: (1) terminates such Competing Activities within twelve (12) months following the closing of the such transaction (subject to ethical concerns and requirements under Applicable Laws), (2) divests such Competing Activities to a Third Party within twelve (12) months of the closing of such transaction or (3) contributes such Competing Activities to the collaboration contemplated by this Agreement under commercially reasonable terms to be negotiated by the Parties, provided that, if the Parties are unable to agree in writing to such terms during such twelve (12)-month period, then Sutro shall have another twelve (12) months to complete the activities under (1) or (2) above, at Sutro’s election. For clarity, after a Change of Control of Sutro, this Section 2.5(d)(ii) shall no longer apply, subject to Section 2.5(d)(i).

(e)
Notwithstanding any other term of this Agreement, (1) Sutro shall not be required to transfer, provide or make available any information, documents, materials or data (or copies of any of the foregoing) containing CFE Technology or to permit audit of any records directed to Manufacture of CFE, (2) any license granted by Sutro hereunder expressly excludes any and all CFE Technology, (3) nothing in this Agreement shall be interpreted as restricting Sutro or its Affiliates or its or their licensees (or sublicensees through multiple tiers) from researching, Developing, Manufacturing, Commercializing or otherwise exploiting CFE or CFE Reagents, and (4) Sutro or its Acquiror or Acquired Entity shall have the limited right to research, Develop, Manufacture or Commercialize a Competing Product pursuant to Section 2.5(d), except, with respect to items (1) and (2), following Initiation of CFE Technology Transfer.
2.6
Existing Third Party License and Third Party License.
(a)
Stanford Agreement. Under the Stanford Agreement, Sutro may use intellectual property that was licensed to Sutro from Stanford University under the Stanford Agreement for purposes of Manufacturing and supplying CFE as set forth in Section 5.2(a). Sutro will be solely and exclusively responsible and make payment (at no additional cost to Ipsen) of all license maintenance fees, Sublicense Income (as defined in the Stanford Agreement), royalty obligations, milestone payments and all other payments, including patent prosecution and enforcement payments, that Sutro or any of its Affiliates is required to pay to Stanford University under, or in connection with, the Stanford Agreement or any corresponding license agreement later negotiated between Sutro and Stanford University to license the intellectual property rights granted by Stanford University to Sutro under, or in connection with, the Stanford Agreement. Upon Initiation of CFE Technology Transfer and Ipsen, its Affiliate or CMO commencing manufacture of CFE, Sutro will [*]. For clarity, [*]
(b)
Third Party In-License. Subject to this Section 2.6(b), the licenses granted under Sections 2.1 or 2.2 may include intellectual property rights licensed by a Third Party to Sutro under a Third Party License Agreement. The Parties acknowledge and agree that any sublicense of Third Party intellectual property rights granted by the Third Party to Sutro shall be subject to the terms and conditions of the Third Party License Agreement applicable to sublicensees under which such sublicense is granted, including any payment obligations applicable to sublicensees except that Ipsen shall not be responsible for payment obligations that Sutro is required to make under the Stanford Agreement to the extent such obligations are expressly set forth in Section 2.6(a) as Sutro’s sole responsibility. If, during the Term and for the performance of its obligations under this Agreement, Sutro desires to use any other Third Party intellectual property, including any Third Party intellectual property relating to a component that is licensed to Sutro pursuant to a Third Party License Agreement, then (i) Sutro shall notify Ipsen, of its desire, including providing Ipsen with a copy of such Third Party License Agreement, which agreement may be reasonably redacted in its financial terms, (ii) the Parties shall discuss whether to include such Third Party intellectual property within the scope of the license of Section 2.1 or 2.2, subject to the terms applicable to sublicensees of the Third Party License Agreement. If the Parties agree to include such Third Party intellectual property herein, Ipsen will be solely and exclusively responsible and make payment (i.e., at no additional cost to Sutro) of all license maintenance fees, sublicense incomes, cash payments, royalty obligations, milestone payments and all other payments, including patent prosecution and enforcement payments, that Sutro or any of its Affiliates is required to pay to any Third Party under, or in connection with, the Third Party License Agreement or any corresponding license agreement later negotiated between Sutro and such Third Party to license the intellectual property rights granted by such Third Party to Sutro under, or in connection with, the Third Party License Agreement; such payment by Ipsen shall be subject to the adjustment to royalty payment pursuant to Section 7.6(c).
Article 3

GOVERNANCE
3.1
Alliance Manager. Within [*] after the Effective Date, each Party shall appoint and notify the other Party of the identity of a representative having the appropriate qualifications, including a general understanding of pharmaceutical development, manufacturing, and commercialization issues, to act as its alliance manager under this Agreement (the “Alliance Manager”). The Alliance Managers shall serve as the primary contact points between the Parties regarding the activities contemplated under this Agreement and to be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties with respect to the Licensed Compounds and Licensed Products. Each Party may replace its Alliance Manager at any time upon written notice to the other Party.
3.2
Joint Manufacturing Committee.
(a)
Formation and Purpose of the Joint Manufacturing Committee. Promptly, within the first two weeks of the Effective Date, the Parties will establish the Joint Manufacturing Committee (“JMC”), which committee will coordinate, oversee and monitor the Parties’ Manufacturing activities performed under the Manufacturing Transition Agreement for the supply of Licensed Compound and Licensed Product from the Effective Date and until the Sutro Manufacturing Transition Activities are completed and will remain in place while Sutro remains responsible for the conduct of the Manufacturing activities, and supply to Ipsen, of all CFE in accordance with Article 5. The JMC shall serve as a forum for collaboration between the Parties, facilitating oversight of the Manufacturing of the Licensed Compound and Licensed Product. This includes activities such as planning, monitoring forecasting and supply to review and discuss continuous manufacturing improvement plan and business continuity plan to address potential disruption of supply and shortages of Licensed Product (including Components thereof) and CFE. The JMC will also work to [*], each as applicable. For clarity and notwithstanding any obligations in this Section 3.2, Sutro shall not be required to transfer, provide or make available any information, documents, materials or data (or copies of any of the foregoing) containing CFE Technology or CFE Know-How or to provide or permit audit of any records directed to Manufacture of CFE.
(b)
Members and meetings. The JMC shall consist of senior representatives of each Party having sufficient seniority and mandate from the applicable Party to make decisions arising within the scope of the JMC’s responsibilities. Each Party may replace its representatives at any time upon written notice to the other Party. The JMC shall meet quarterly (or at intervals as agreed between the Parties) until the completion of the Phase Ia Trial (for clarity, including completion of both the dose escalation and dose confirmation portions of the Phase Ia Trial, regardless of whether such trials are conducted as a single Phase Ia Trial or two separate Phase Ia Trials) (“Transition Period”), with the first meeting occurring within one (1) month of the Effective Date. Thereafter, the JMC shall meet every six months. JMC meetings may be held by video conference or in person. The Parties shall manage the meetings of the JMC in the most effective way possible and circulate the minutes of such meeting to the Parties within [*] following the meeting for review, comment and, after approval from each Party.
(c)
Decision. The JMC shall strive to seek consensus in its actions and decision-making process and all decisions by the JMC shall be made by consensus, with each Party having collectively one (1) vote in all decisions. If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the JMC, the JMC cannot reach an agreement as to such matter for a period of [*] (to the extent that such matter requires the agreement of the Parties hereunder), each Party shall designate its Senior Executive officer, together with any other attendees appointed by either Party, to meet as often as the Parties reasonably deem necessary to discuss the decision and negotiate in good faith in an effort to reach an agreement within an additional [*] or such other longer time frame as the JMC may otherwise agree upon after such matter was brought to the Senior Executive representatives for resolution. In their effort to reach an agreement, the position and comments made by each Party with respect to the subject matter in question shall be taken into account in good faith by the Senior Executives to avoid to the extent possible the necessity of any formal binding proceedings of Section 13.3. Failing agreement between the Senior Executive representatives, Sutro shall have the final decision-making authority with respect to any Manufacturing matter submitted within the JMC’s authority relating to Licensed Product and Components thereof to be supplied prior to completion of the Phase Ia Trial (including both the dose escalation and dose confirmation portions of the Phase Ia

Trial), except for matters as described in the last sentence of Section 5.1(b), for which Ipsen has final decision-making authority, and except for matters relating to the technical transfer plan(s) referred in 5.5(d)(i) and 5.5(d)(ii), for which neither Party shall have the final decision-making authority. Ipsen shall have the final decision-making authority relating to Licensed Product and Components thereof to be supplied after completion of the Phase Ia Trial, except for Manufacturing matters submitted to the JMC in connection with the supply of CFE (or, to the extent supplied by or on behalf of Sutro, CFE Reagents), for which Sutro shall retain final decision-making authority and except for matters relating to: (A) the technical transfer plan(s) referred in 5.5(d)(i) and 5.5(d)(ii), for which neither Party shall have the final decision-making authority and (B) with respect to the determination of the occurrence of a Supply Failure neither Party shall have the final decision-making authority. The Party having the final decision-making authority shall exercise such authority reasonably and consistent with the terms of this Agreement and any related supply agreements, after having heard and taken into account in good faith the position of and comments made by the other Party.
Article 4

DEVELOPMENT AND
COMMERCIALIZATION OF LICENSED PRODUCT
4.1
General. Subject to the terms of this Agreement and except as otherwise provided in Section 2.4 or 2.5(e) or Article 5, from and after the Effective Date, Ipsen will have sole and exclusive responsibility, control, and decision making authority over the Development, Regulatory Approval application filing, Regulatory Approval and maintenance, Manufacturing, Commercialization, or other exploitation of any Licensed Compound or Licensed Product and all matters directed thereto, itself or through one or more Affiliates, authorized Sublicensees or Third Parties selected by Ipsen in its sole discretion. Ipsen will conduct all such Development, Regulatory Approval, Manufacturing, Commercialization, or other exploitation activities of any Licensed Compound or Licensed Product in a professional and ethical business manner and in compliance with Applicable Law. For clarity, Sutro and not Ipsen shall have sole and exclusive responsibility, control and decision-making authority for all matters to the extent directed to CFE (except with respect to determination of the occurrence of a Supply Failure, for which neither Party will have exclusive responsibility, control or decision-making authority). Ipsen shall use Commercially Reasonable Efforts to Develop and Commercialize at least one (1) Licensed Product in at least one (1) Indication.
4.2
Development of the Licensed Product by Ipsen.
(a)
Development Plan. Ipsen shall be solely responsible for all Development activities, and the associated costs of such activities for the Licensed Compound and Licensed Product in the Field in the Territory. An initial development plan (“Initial Development Plan”) will detail proposed clinical and non-clinical activities, estimated timelines for the Development of the Licensed Product by Ipsen and its Affiliates or its or their Sublicensees for the first Indication. The Initial Development Plan is attached hereto as Schedule 4.2. An updated annual development plan with respect to the Licensed Compound and Licensed Product (“Updated Development Plan”) will be delivered by Ipsen to Sutro for the subsequent Calendar Year [*] of each Calendar Year until such time as the Licensed Product has received first Regulatory Approval in the first of the United States or one of the Major European Market. Ipsen will make its personnel available to answer any questions reasonably raised by Sutro following its receipt of each Updated Development Plan. In the event Sutro is subject to a Change of Control by an Acquiror having Competing Activities, as from closing of such transaction, information contained in the annual Updated Development Plan which shall be limited to protect the Confidential Information of Ipsen.
(b)
Development Report. On [*] of each Calendar Year until the submission of a Regulatory Approval in the first Indication, Ipsen will provide to Sutro a written progress report that will describe the Development activities that Ipsen, its Affiliates and/or its or their Sublicensees have performed or caused to be performed during the preceding Calendar Year and which Ipsen, its Affiliates and/or its or their Sublicensees intend to perform during the following Calendar Year for each Licensed

Compound and Licensed Product. Such report shall also include Ipsen’s reasonable estimate of whether any development or regulatory milestone is reasonably likely to be achieved in the subsequent Calendar Year provided that such estimates shall not be binding on Ipsen. [*]
4.3
Certain Development by Sutro. Notwithstanding anything to the contrary in this Agreement:
(a)
Sutro (or its designee) shall be responsible for conducting, at its own cost and expense, corrective, preventive, remediation and implementation activities in connection with a Linker-Payload manufacturing issue related to failure of purity specification and to provide, at its own cost and expense, a revised master batch record for GMP Manufacture of Linker-Payload (“Remediation Activities”). The Remediation Activities shall include incorporation of the following into the master batch record for GMP Manufacture of Linker-Payload: (i) [*] (ii) [*] (iii) [*] and (iv) all the preceding steps (i) to (iii) shall be introduced into the master batch record through a change control. Sutro shall also be responsible, at Ipsen’s expense, for the GMP Manufacture of a new GMP batch of Linker-Payload. Such expense shall be borne by Ipsen as part of the Cost of Goods for the Licensed Product, which Sutro will supply to Ipsen under Section 5.1. Under the oversight of the JMC, Sutro shall provide Ipsen with a report detailing the implementation and performance of each step plan described above, provide reports as reasonably necessary on the status of the Remediation Activities, and issue a quality certification evidencing completion of the Remediation Activities. [*] Without limiting Sutro’s obligations in this Section 4.3, Ipsen will have the right at its own discretion, at any time (but will not have the obligation), to take over the responsibility of the conduct of the Remediation Activities at Ipsen’s cost (including Sutro’s Internal Costs and External Expenses, if applicable) (“Ipsen’s Cost”).
(b)
Sutro (or its designee) shall be responsible for preparing and providing Ipsen, at Sutro’s own cost and expense (except for item (iii) below):

(i) [*]

(ii) [*]

(iii) [*]; and

(iv) [*].

((i), (iii) and (iv) together the “Module 3 Package,” for clarity, excluding (ii)).

Each document of the Module 3 Package referred to in (i), (ii) and (iv) shall be made available to Ipsen on an on-going basis for Ipsen’s review and comments until the first IND Clearance for Licensed Product. As of the Effective Date, the Parties have agreed upon a proposed timeline of submission of the Module 3 Package set forth in Schedule 4.3(b). Once Sutro has delivered to Ipsen the last document of the Module 3 Package (the date of such delivery, the “Module 3 Delivery Date”), Sutro shall notify Ipsen in writing that the Module 3 Package was submitted and Ipsen shall either within [*] (A) confirm in writing, receipt and acceptance of the Module 3 Package or (B) request changes to the Module 3 Package or request provision of additional information or data to complete and finalize the Module 3 Package. In the case of (B), Sutro shall use Commercially Reasonable Efforts to promptly respond to such request until completion of the Module 3 Package is acknowledged in writing by the Parties. Such responses shall not alter the Module 3 Delivery Date. Sutro acknowledges and agrees that the Module 3 Package provided to Ipsen cannot [*]. With respect to copies of the reports listed in subsection (ii) listed above, Sutro will provide such copies to Ipsen promptly after Sutro’s final internal approval of such reports, and in no case later than [*] after the Module 3 Delivery Date. For clarity, Sutro’s failure to timely deliver such copies shall not alter the Module 3 Delivery Date. [*] For clarity, [*]

(c)
Sutro (or its designee) shall be responsible for the conduct of all activities required for the preparation and filing, at Sutro’s own cost and expense, of the Type II Drug Master File of the

Linker-Payload and of the CFE. Such activities shall include being responsible for any communications with FDA required for performance of such responsibilities.
4.4
Commercialization.
(a)
Commercialization Activities. Ipsen, its Affiliates, its Sublicensees and other Third Parties selected by Ipsen shall be solely responsible for, and shall have the sole decision-making authority in, all matters relating to the Commercialization activities in the Field in the Territory, including the marketing, pricing, promotion, physician targeting, reimbursement, branding, distribution and sale of the Licensed Product in the Territory, at Ipsen’s sole cost and expenses. Ipsen shall conduct all such Commercialization in compliance with Applicable Laws.
(b)
Trademarks. As between Sutro and Ipsen, Ipsen shall have the sole authority to select the trademarks for the Licensed Product and shall own all rights, title and interest in such trademarks for the used with the Licensed Product and will be responsible for their registration, filing, maintenance and enforcement in the Field in the Territory (“Licensed Product Mark”); provided that Ipsen shall have no right, title or interest in any trademarks owned or controlled by Sutro (or any of its Affiliates) prior to the Effective Date. During the Term, Sutro shall not select, register, or file any trademarks for use with the Licensed Product. Except as provided in Section 12.7(d) or otherwise agreed in writing by both Parties, Ipsen does not grant to Sutro, by implication, estoppel or otherwise, any license to any Licensed Product Mark. Except as provided in Section 12.7(d) or otherwise agreed in writing by both Parties, after the termination or expiration of this Agreement, the Licensed Product Marks will remain sole property of Ipsen.
(c)
Commercialization Reports. On [*] of each Calendar Year, starting on the date which is [*], Ipsen will provide to Sutro a written progress report that will describe the Commercialization activities that Ipsen, its Affiliates or its or their Sublicensees or Distributors have performed or caused to be performed during the preceding Calendar Year and which Ipsen, its Affiliates or its or their Sublicensees or Distributors intend to perform during the following Calendar Year for the Licensed Product. Such Commercialization report shall also include Ipsen’s reasonable estimate of whether any regulatory, commercial or sale milestone is reasonably likely to be achieved in the subsequent Calendar Year provided that such estimate milestone completion dates shall not be binding on Ipsen. The Commercialization reports shall be made on a Licensed-Product by Licensed-Product basis for the countries of the Territory in which regulatory or commercial activities occur. Following such Commercialization report, Sutro will have the right to request information on such Commercialization activities of the Licensed Product and Ipsen shall use Commercially Reasonable Efforts to promptly respond to such questions and provide answers to the extent that such answers are known to, or such information is in the possession of, Ipsen (or, if applicable, its Affiliates or its or their Sublicensees or Distributors) at the time of the request. [*]
4.5
Right to Subcontract of Ipsen. Ipsen may exercise any of its rights, or perform any of its obligations, under this Agreement by subcontracting the exercise or performance of all or any portion of such rights and obligations on Ipsen’s behalf. Any subcontract granted or entered into by Ipsen with a subcontractor as contemplated by this Section that Ipsen may have under this Agreement shall not relieve Ipsen from any of its obligations under this Agreement. Ipsen shall remain liable for the acts and omissions of its subcontractors under this Agreement as if “Ipsen” hereunder.
Article 5

MANUFACTURING
5.1
Initial Clinical Supply during the Transition Period.

[*]Sutro Manufacturing Transition Activities. Subject to the Manufacturing Transition Agreement, Sutro shall be responsible to conduct all Manufacturing activities to Manufacture or have Manufactured and for using Commercially Reasonable Efforts to supply all the required quantities as set forth in

Schedule 5.1(a) of Licensed Product as a semi-finished product (without the secondary packaging), meeting the applicable GMP specifications, a draft of which is set forth in Schedule 5.1(a) subject to review and good faith amendment by Sutro pursuant to its internal quality policies, to be used by Ipsen to conduct its Development activities in the Territory in the Field under this Agreement. All Licensed Product (or Licensed Compound, Components or other materials, if any) supplied by or on behalf of Sutro to Ipsen pursuant to this Agreement shall be at a price equal to the Cost of Goods for such Licensed Product in accordance with Section 5.1(b), (the activities of this Section 5.1(a), excluding the Manufacture and supply of CFE, collectively, the “Sutro Manufacturing Transition Activities”). In the event Sutro, after supplying a first batch of Licensed Product under this Section 5.1 (a), is unable to provide the quantities of Licensed Product set forth in Schedule 5.1(a) by the dates set forth in Schedule 5.1(a), Sutro shall use its best efforts to rectify such shortage in a timely manner and no later than [*] following Sutro’s receipt of Ipsen’s written notice from Ipsen of such failure. [*].

(a)
Manufacturing Transition Agreement. Within [*] of the Effective Date (or within such time-period as mutually extended by the Parties), the Parties will negotiate and agree in good faith the terms of a manufacturing and supply agreement, covering supplies by or on behalf of Sutro to Ipsen in the Territory of all the required quantities (as set forth in Schedule 5.1(a)) of Licensed Product meeting the applicable GMP specifications to allow Ipsen to conduct its Development activities in the Territory in the Field under this Agreement (the “Manufacturing Transition Agreement”), in accordance with the material terms set forth in Appendix A. Ipsen shall pay Sutro for the Licensed Product (or Licensed Compound, Components or other materials, if any) that is provided by or on behalf of Sutro pursuant to the Manufacturing Transition Agreement at a price equal to the Cost of Goods; provided that such Cost of Goods shall not include [*] – which for clarity if approved by the JMC shall be payable [*] – installed during the Term without the JMC’s approval provided that Ipsen shall have the final decision-making authority relating to provision of such approval.
5.2
CFE Supply during the Term.
(a)
Sutro CFE Manufacturing Activities. During the Term of this Agreement, Sutro shall be responsible to conduct all Manufacturing activities to Manufacture or have Manufactured all CFE and for supplying Ipsen all quantities of CFE meeting the applicable GMP specifications as required by Ipsen to allow Ipsen to conduct its Development and Commercialization activities for Licensed Product in the Territory in the Field under this Agreement.
(b)
CFE Supply Agreement. Within [*] of the Effective Date (or within such time-period as mutually extended by the Parties), the Parties will negotiate and agree in good faith the terms of a manufacturing and supply agreement covering supplies by or on behalf of Sutro to Ipsen in the Territory of the CFE in quantities sufficient to cover the supply requirement of Ipsen relating to the Licensed Compound necessary to manufacture the Licensed Product during the Term (the “CFE Supply Agreement”). The CFE Supply Agreement shall provide specific terms and obligations concerning, among other things, establishment of a continuity plan for resource allocation that would clearly define measures that would allow a quick response and recovery to address potential disruption, CFE Shortage and Supply Failure, provisions related to a rolling quarterly supply forecast, and purchase orders, Sutro’s holding of the stock of raw material sufficient to cover the period necessary for successful Sutro Manufacturing Transition Activities (as provided in Sections 5.5(a) to (c)) and other material terms set forth in Appendix A. Sutro shall supply CFE pursuant to the CFE Supply Agreement at a price equal to Sutro’s Cost of Goods for Ipsen to use in its Development and Commercialization activities.
(c)
CMO Authorization Letter. If an Acquiror engages in Competing Activities during the Term, as from the closing of such transaction, Sutro will (A) grant Sutro’s CMO that Manufactures CFE a non-exclusive, non-transferrable license under the CFE Technology to manufacture and supply CFE to Ipsen during the Term solely for Ipsen’s production of Licensed Compound to be incorporated into a Licensed Product, provided that such license would not permit the CMO to disclose any CFE Technology to Ipsen and further provided that such CMO agree to the terms of a license on terms substantially equivalent to those in the then existing agreement between Sutro and the CMO and subject to the terms set forth in Schedule 2.6(a) as if such CMO were Ipsen, (B) notify such CMO of this license in a letter, (C) facilitate introductions between the CMO and Ipsen to enable Ipsen to negotiate with the CMO regarding a relevant manufacturing agreement with such CMO, and (D) use Commercially Reasonable Efforts to request that such CMO share with Ipsen an unredacted copy of the contract between the CMO and Sutro and to reasonably cooperate with Ipsen in such negotiation. Sutro shall use Commercially Reasonable Efforts to promptly amend its existing agreement (or enter into a new agreement) with its CMO that Manufactures CFE to incorporate the terms set forth in Schedule 2.6(a) as if such CMO were Ipsen.
(d)
Backup Supplier for CFE. Upon Ipsen’s request, Sutro shall select a Third Party CDMO for the Manufacturing of CFE (“Backup CFE Manufacturer”) that is reasonably acceptable to Ipsen to Manufacture CFE for supply to Ipsen and have such Backup CFE Manufacturer qualified, equipped and validated in accordance with cGMP and Applicable Laws; provided that Ipsen’s request to Sutro includes a non-binding delivery forecast of the quantity of CFE Ipsen reasonably anticipates to be procured from such Backup CFE Manufacturer for use in the Manufacture of Licensed Compound to be incorporated into Licensed Product (“Ipsen Backup CFE Forecast”). Within thirty [*] of its receipt of Ipsen’s request (including the Ipsen Backup CFE Forecast), Sutro will provide a delivery forecast of the quantity of CFE Sutro reasonably anticipates to be procured from such Backup CFE Manufacturer for uses other than Manufacture of Licensed Compound to be incorporated into Licensed Product (“Sutro Backup CFE Forecast”). The Ipsen Backup CFE Forecast and Sutro Backup CFE Forecast will each include a monthly forecast for at least the [*] (such period, the “[*] Pro-Rata Period”). Sutro shall be responsible for obtaining, with Ipsen’s support as requested by Sutro, any necessary Regulatory Approvals for the manufacture of CFE by the Backup CFE Manufacturer by the relevant Regulatory Authorities in the country where the Backup CFE Manufacturer is located, the United States, the Major European Markets and any other countries mutually agreed between the Parties. The costs and expenses incurred directly or indirectly by Sutro or its Affiliates associated with the engagement of the Backup CFE Manufacturer, including the costs for technology transfer of the Manufacturing process to such Backup CFE Manufacturer, any capital expenditures or non-recurring engineering costs incurred by such Backup CFE Manufacturer and costs associated with obtaining necessary Regulatory Approvals of the Backup CFE Manufacturer in countries as mutually agreed shall be borne by Ipsen in the event the Sutro Backup CFE Forecast does not include any forecasted delivery of CFE during the [*] Pro-Rata Period. Otherwise, in the event the Sutro Backup CFE Forecast includes forecasted delivery of CFE during the [*] Pro-Rata Period, the costs and expenses mentioned in the preceding sentence shall be apportioned between Ipsen and Sutro on a pro-rata basis based on the forecasted quantities of CFEs provided in the Ipsen Backup CFE Forecast and Sutro Backup CFE Forecast during the [*] Pro-Rata Period. For clarity, each Party’s share of such costs and expenses will not be changed by any subsequent changes in either forecast.
5.3
Subcontracting by Sutro.

Sutro may exercise any of its rights, or perform any of its obligations, under this Agreement by subcontracting the exercise or performance of all or any portion of such rights and obligations on Sutro’s behalf by a CMO of Sutro’s choice after Ipsen has been given reasonable opportunity to comment on such choice, provided that the final selection shall be under Sutro’s decision making authority so long as such CMO is an established Third Party CMO of pharmaceutical products that is GMP qualified. Any subcontract granted or entered into by Sutro with a subcontractor as contemplated by this Section that Sutro may have under this Agreement shall not relieve Sutro from any of its obligations under this Agreement. Sutro shall remain liable for the acts and omissions of its subcontractors under this Agreement as if “Sutro” hereunder. If at any time after the Effective Date, Sutro reasonably determines that it will conduct the Manufacturing activities required hereunder that were initially subcontracted to a CMO directly instead of through one or more CMO, such transfer of responsibility to Sutro shall be subject to Ipsen’s express prior consent and approval, which consent shall not be unreasonably withheld if Sutro’s determination is commercially reasonable from the viewpoint of this Agreement as a whole taking into account both Parties’ interests.

5.4
Failure to Supply CFE by Sutro.
(a)
If Sutro is unable to supply Ipsen with the CFE as required under the CFE Supply Agreement (or prior to the execution of such agreements, as required by Ipsen pursuant to Section 5.2(a)), which inability to supply does not qualify as a Supply Failure (“CFE Shortage”), then, Sutro shall promptly notify Ipsen of such CFE Shortage (or anticipated shortage) and unless the Parties otherwise agree in writing, for so long as such CFE Shortage endures, Sutro shall allocate its available CFE as follows: (i) CFE for supply to Ipsen hereunder on the one hand, and (ii) other uses of Sutro and its Affiliates, on the other hand, in the same proportion as CFE is anticipated to be used between (i) Ipsen and (i) Sutro and its Affiliates pro rata, based on the [*] of the applicable forecast most recently submitted by Ipsen to Sutro, based on the proportion represented by the immediately subsequent [*] of Ipsen’s binding supply orders most recently submitted by Ipsen to Sutro relative to the sum of (i) and (ii). [*]
(b)
If Sutro is unable to supply the CFE to Ipsen as required under the CFE Supply Agreement (or prior to the execution of such agreement, as required by Ipsen pursuant to Section 5.2(a)), and such inability to supply results in Sutro’s failure to fulfill at least [*] of the quantity of firm purchase orders issued by Ipsen in accordance with the CFE Supply Agreement, and such failure continues during a period of [*] calendar months during a rolling [*] calendar period (“Supply Failure”), Ipsen shall have the right to send Sutro a written Supply Failure notice during or within [*] after the end of such Supply Failure period in which Ipsen elects for Sutro to initiate technology transfer of CFE Know-How. As an example, assuming a supply failure in January, February, April, and September through November (inclusive) of the same year, Ipsen will have the right to send the Supply Failure notice after the end of October until [*] after the end of November. For clarity, [*] Within [*] of Sutro’s receipt of Ipsen’s timely Supply Failure notice, the Parties will confer to define selection criteria for a new CMO for Manufacture of CFE. If Sutro does not cure the Supply Failure by fulfilling at least [*] of Ipsen’s firm purchase orders that were not supplied during the Supply Failure period within [*] of Sutro’s receipt of Ipsen’s timely Supply Failure notice (“Initiation of CFE Technology Transfer”), then (1) the definition of Sutro Manufacturing Technology (as defined in Section 5.5(a)) shall further include CFE Know-How (to the extent necessary for Ipsen to Manufacture CFE or the Licensed Product), (2) the technology transfer obligations relating to Sutro Manufacturing Technology as set forth in Section 5.5(a), (b), and (c), shall be expanded to account for the expanded definition, solely as required to for Ipsen to Manufacture or have Manufactured CFE for use in Manufacturing Licensed Compound to be incorporated into Licensed Product hereunder (“Supply Failure CFE Technology Transfer”) and the Parties will use Commercially Reasonable Efforts to promptly complete the Supply Failure CFE Technology Transfer, with each Party bearing its own costs and expenses, notwithstanding the allocation of costs set forth in Section 5.5(b). Notwithstanding any other terms in this Agreement, any obligation to provide or otherwise make available any CFE Technology by or on behalf of Sutro is contingent upon entry into, and any such disclosures would be subject to, a confidentiality agreement(s) between Sutro and Ipsen and between Sutro and any Ipsen CDMO receiving any CFE Know-How, such agreement(s) including confidentiality and non-use restrictions and other safeguards to maintain confidentiality of CFE Know-How, taking into account the trade secret status thereof.
5.5
Manufacturing Transition Activities in Connection with the Licensed Product and Licensed Compound.

To enable Ipsen to assume control and have the sole responsibility for, at Ipsen’s cost, all Manufacturing activities for all Licensed Compound and Licensed Products (excluding the CFE) after the Transition Period, as mentioned in Section 5.1(a):

(a)
Subject to sub-section (d) below and Sections 2.5(e) and 5.4(b), Sutro will make available to Ipsen all the Sutro Know-How, Sutro Manufacturing Know-How (to the extent necessary for Ipsen to Manufacture the Licensed Product) and any other information and documents in Sutro’s possession and Control, as well as tangible Materials, that are necessary to enable Ipsen, its Affiliates, or its designated CMOs to Manufacture the Licensed Compounds (including for the avoidance of doubt, the Linker-Payload) and Licensed Product for Ipsen’s Development and Commercialization activities, including relevant documents, information, and Materials (standard reference, available batches of active substance, intermediates, and drug product) in Sutro’s possession and Control (“Sutro Manufacturing Technology”). Notwithstanding the foregoing, Sutro Manufacturing Technology shall expressly exclude any and all CFE Technology, except to the extent CFE Know-How is incorporated into the definition of Sutro Manufacturing Technology pursuant to Section 5.4(b) following Initiation of CFE Technology Transfer. Any Materials provided by Sutro in connection with the technology transfer of the Sutro Manufacturing Technology will be granted under license to Ipsen pursuant to Section 2.1 and remain the sole property of Sutro, and Ipsen will (a) use such Sutro Manufacturing Technology only in the fulfillment of obligations or exercise of rights under this Agreement, and (b) not use such Sutro Manufacturing Technology or deliver the same to any Third Party, other than CMOs or permitted Sublicensees used in connection with Manufacturing, without Sutro’s prior written consent, not to be unreasonably withheld, conditioned, or delayed.
(b)
For purposes of the technology transfer of the Sutro Manufacturing Technology, the Parties may enter into a manufacturing technology transfer agreement for the technology transfer to Ipsen of such necessary documents and information and will also provide for reasonable technical assistance and support by Sutro to Ipsen to enable Ipsen to Manufacture or have Manufactured by a CMO engaged by Ipsen (“Manufacturing Technology Transfer Agreement”). Sutro’s or its Affiliate’s reasonable technical assistance and support for such technology transfer of the Sutro Manufacturing Technology to Ipsen shall be invoiced to Ipsen at the FTE Rate (with no mark-up) rather than actual costs and further provided that, for such assistance in support of transfer of the Sutro Manufacturing Technology directed to Manufacturing of the Antibody, Ipsen shall not bear the cost of the [*] spent by Sutro. For clarity, [*]. The Manufacturing Technology Transfer Agreement shall include terms providing Ipsen sufficient rights to use the Sutro Manufacturing Technology, which shall not be inconsistent with the terms and conditions in this Agreement.
(c)
In the event the Sutro Manufacturing Transition Activities were performed by a CMO on behalf of Sutro (including without limitation in connection with the Manufacture of the Linker-Payload, pAMF, Plasmid and CFE Reagents), at Ipsen’s option and upon Ipsen’s request to Sutro, Sutro shall facilitate introductions between the CMO and Ipsen to enable Ipsen to negotiate with the CMO regarding a relevant manufacturing agreement with the CMO. Sutro will use Commercially Reasonable Efforts to request that each such CMO to share with Ipsen an unredacted copy of the contract between the CMO and Sutro and to reasonably cooperate with Ipsen in such negotiation.
(d)
Notwithstanding anything to the contrary:
(i)
with respect to the [*], (1) Ipsen shall select, after having heard and taken into account in good faith the position of and comments made by Sutro, a CMO for Manufacture of the Antibody within [*] of the Effective Date, (2) the JMC will define and approve a technology transfer plan with respect to the Sutro Manufacturing Transition Activities of Sections 5.5(a), (b) and (c) for technology transfer to the selected CMO, and (3) then (after (1) and (2)) Sutro shall initiate such technology transfer promptly after execution of a service agreement between the Parties and the selected CMO which shall be executed no later than [*] months after Ipsen having selected the CMO as per (1) and Sutro shall use Commercially Reasonable Efforts to complete such technology transfer activities no later than [*] month after the initiation of the Phase Ia Trial;
(ii)
with respect to each of the [*], following definition and approval of an applicable written technology transfer plan by the JMC, Sutro shall initiate the Sutro Manufacturing Transition Activities of Section 5.5(a), (b) and (c) upon Ipsen’s request, prior to [*], and shall use Commercially Reasonable Efforts to complete such activities, taking into account the relative complexity of the technology transfer and acknowledging the Parties’ best interest in allowing the effective technology transfer to Ipsen of the Manufacturing of the Licensed Product, and the Parties will use Commercially Reasonable Efforts to perform the Sutro Manufacturing Transition Activities pursuant the technology transfer plan;

(iii)
in case of Supply Failure, following Initiation of CFE Technology Transfer, Sutro shall effect the technology transfer of the Sutro Manufacturing Technology with respect to CFE Know-How as set forth in Sections 5.4, 5.5(a), (b) and (c), regardless of whether the Supply Failure is subsequently remedied following Initiation of CFE Technology Transfer. The Parties will use Commercially Reasonable Efforts to complete such Sutro Manufacturing Transition Activities under this subsection promptly following Initiation of CFE Technology Transfer;
(iv)
the Sutro Manufacturing Transition Activities shall not include the provision or any right to access of the CFE Technology, and Sutro shall have no obligation to deliver or make available to Ipsen (or any of its Affiliates or any Third Party, including any designated CMO) any CFE Technology, unless and until Initiation of CFE Technology Transfer occurs.
5.6
Ipsen’s Manufacturing.
(a)
Ipsen, its Affiliates, its Sublicensees and other Third Parties selected by Ipsen shall be solely responsible, at its sole cost and expense, for Manufacturing activities for all Licensed Compound and all Licensed Products after the completion of Sutro Manufacturing Transition Activities and for the Commercialization of the Licensed Product (except as provided in Section 5.2 with respect to the Manufacture and supply of the CFE).
(b)
In connection with the Manufacturing activities that will be performed by Ipsen, Sutro shall grant Ipsen an exclusive license (except as to the CFE Technology which grant shall be non-exclusive, following Initiation of CFE Technology Transfer) to Manufacture or have Manufactured the Licensed Compound and the Licensed Product in the Field during the Term, within the Territory, by itself or through an Affiliate or Sublicensee, or authorize or license any Third Party, under Sutro Know-How, Sutro Patents and Sutro Manufacturing IP. The Parties acknowledge and agree that when Sutro or its CMO supplies Ipsen with the CFE in accordance with Section 5.2, to allow Ipsen to conduct its Development and Commercialization for the Licensed Product in the Territory in the Field under this Agreement, Ipsen shall not require a license under CFE Technology to use the CFE Technology with such supplied CFE solely for the purpose of Manufacturing the Licensed Compound for incorporation into Licensed Product under the Agreement and as such, such use of the CFE Technology shall not be considered an infringement or an unauthorized use by Ipsen of Sutro’s CFE Technology and that no further license is required from Sutro for such use.
5.7
Quality Technical Agreement.

The Parties will also negotiate and enter into a separate quality technical agreement (“QTA”) within [*] of the Effective Date or otherwise agreed by both Parties. Pursuant to Section 6.6 (CMC and Quality Audit), within [*] of the Effective Date, Sutro shall allow Ipsen to conduct, at Ipsen’s Cost, a GMP quality inspection of the Manufacturing site of Sutro and of each of Sutro’s CMO (solely if, and to the extent, permitted by Sutro’s contracts with its CMOs and subject to Sutro’s Commercially Reasonable Efforts) in which the Licensed Compound (excluding CFE) and the Licensed Product is Manufactured, stored and handled to assess compliance with GMP standard and applicable regulatory requirements; provided that Ipsen shall have no right to audit any information directed to CFE Technology or Manufacture of CFE.

Article 6

REGULATORY MATTERS
6.1
Regulatory Filings. From the Effective Date, Ipsen at its own costs and expense shall have sole responsibility and decision-making authority for all regulatory affairs and strategy in the Territory with respect to the Licensed Product, except with respect to CFE. Ipsen shall: (i) prepare, in its own name as IND holder and Marketing Authorization Holder (or through any designated Sublicensee or subcontractor), (ii) own and (iii) maintain all Regulatory Materials and filings made with the Regulatory Authorities, Regulatory Approvals for the Licensed Products, including all INDs and MAAs.

6.2
Communications with Authorities for the Licensed Product. Ipsen (or one of its Affiliates or Sublicensees) shall be responsible, and act as the sole point of contact, for communications with Regulatory Authorities in connection with the Development, Commercialization, and Manufacturing of the Licensed Products (except with respect to the Manufacturing of the CFE, subject to Section 5.5 (Manufacturing Transition Activities)) and respond to any requests or inquiries from Regulatory Authorities related thereto within the timeframe required for response. To the extent Ipsen receives any written or oral communications from any Regulatory Authority relating to the Licensed Product that may impact CFE, Ipsen shall notify Sutro and provide Sutro with a copy of any and all such written communication received by Ipsen as soon as reasonably practicable, but no later than [*] (or such shorter time as is necessary to comply with the reporting requirements of any applicable Regulatory Authority or under Applicable Laws) as well as if applicable, a summary of such oral communication that Ipsen may have had with the Regulatory Authority relating to the Licensed Product that may impact CFE. Following the Effective Date, Sutro shall not initiate, with respect to any Licensed Product, any meetings or contact with Regulatory Authorities without Ipsen’s prior written consent. To the extent Sutro receives any written or oral communication from any Regulatory Authority relating specifically to the Licensed Product, Sutro shall: (a) refer such Regulatory Authority to Ipsen, and (b) notify Ipsen and provide Ipsen with a copy of any and all written communication received by Sutro as soon as reasonably practicable, but no later than [*] of receipt (or such shorter time as is necessary to comply with the reporting requirements of any applicable Regulatory Authority or under Applicable Laws), as well as if applicable, a summary of such oral communication that Sutro may have had with the Regulatory Authority. At the reasonable request of Ipsen, Sutro shall make available to Ipsen, at Ipsen’s Cost, a qualified representative who shall, together with the representatives of Ipsen, participate in and contribute to meetings directed to an Ipsen application for Regulatory Approval of a Licensed Product, with respect to regulatory matters relating to the Sutro Technology, with FDA until the first Regulatory Approval by the FDA for any Licensed Product or with EMA until the first Regulatory Approval for any Licensed Product by the EMA. Reasonable expenses for the attendance of Sutro’s qualified representative to any such meetings with the Regulatory Authorities will be reimbursed by Ipsen [*]. To the extent Sutro receives any written or oral communication from any Regulatory Authority directly impacting but not relating specifically to the Licensed Product and not directed to CFE, Sutro shall promptly provide Ipsen with a copy of any and all such written communications or a summary of such oral communication that Sutro may have had with the Regulatory Authority, each of the foregoing redacting any CFE Know-How unless the communication is received following Initiation of CFE Technology Transfer.
6.3
Communications with Regulatory Authorities for the CFE. Sutro shall be responsible, and act as the sole point of contact, for communications with Regulatory Authorities in connection with the Development and Manufacturing of the CFE and shall respond to any requests or inquiries from Regulatory Authorities related thereto within the timeframe required for response, if a separate communication specifically related to the CFE is permitted before the relevant Regulatory Authorities. To the extent Ipsen receives any written or oral communications from any Regulatory Authority relating specifically to the CFE or CFE Reagents that are supplied by or on behalf of Sutro for the Licensed Product, Ipsen shall: (a) refer such Regulatory Authority to Sutro, and (b) notify Sutro and provide Sutro with a copy of any and all written communication received by Ipsen as soon as reasonably practicable, but no later than [*] (or such shorter time as is necessary to comply with the reporting requirements of any applicable Regulatory Authority or under Applicable Laws) as well as if applicable, a summary of such oral communication that Ipsen may have had with the Regulatory Authority. Sutro will keep Ipsen informed of and provide Ipsen with a copy of: (a) material correspondence and (b) Regulatory Materials, each of (a) and (b) relating specifically to the CFE (only following Initiation of CFE Technology Transfer) or CFE Reagents that are supplied by Sutro for the Licensed Product, which (a) and (b) are exchanged between Sutro and Regulatory Authorities (or submitted by Sutro before the Regulatory Authorities) that may impact Ipsen’s filing and maintenance of the IND and MAA of the Licensed Products and generally, that may impact the Development, Manufacturing or supply of the Licensed Compound and Licensed Product. Such copies relating specifically to CFE Reagents may be reasonably redacted by Sutro to limit disclosure of the CFE Technology, if Initiation of CFE Technology Transfer has not occurred at the time such copies are provided.

6.4
Adverse Event Reporting. Ipsen agrees to comply with any and all Applicable Laws that are applicable as of the Effective Date and thereafter during the Term in connection with, and shall be solely responsible for, safety data collection and reporting of Adverse Events in connection with the Licensed Products in the Territory.
6.5
Recalls. Ipsen shall have the sole right to determine whether and how to implement a recall or other market withdrawal (“Recall”) of any Licensed Product. Ipsen shall be responsible for all costs of any Recall for any Licensed Product, including Sutro’s Internal Costs and External Expenses except to the extent such Recall resulted solely from the failure of CFE supplied by Sutro to meet the applicable GMP specifications (“CFE Specification Failure”). Ipsen shall promptly notify Sutro of any threatened or pending action, inspection or communication by any Regulatory Authority specifically regarding the safety or efficacy claims of any Licensed Compound or Licensed Product. Without limiting the foregoing, Ipsen shall promptly notify Sutro if it obtains information indicating that any Licensed Product may be subject to any Recall or corrective action taken by virtue of Applicable Law. To the extent any Recall with respect to the Licensed Product is in part the direct result of CFE, promptly after being notified of a Recall, Sutro will provide Ipsen with such assistance as may be reasonably requested by Ipsen in gathering any information directly related to the CFE as is necessary in the conduct by Ipsen of the Recall. Any costs and expenses incurred by Sutro to the extent the Recall resulted solely from CFE Specification Failure shall be borne by Sutro and if the Recall is in part the result of CFE Specification Failure, then the cost and expenses of the Recall shall be allocated between the Parties in an equitable manner.
6.6
CMC and Quality Audit. Until a period of [*] after the completion of the Manufacturing Transition Activities and during the Term so long as Sutro is providing Ipsen with the CFE as set forth in Section 5.2 and for a period of [*] thereafter, to the extent required for Ipsen to comply with its obligations and responsibilities as IND holder and Marketing Authorization Holder for the Licensed Product, including any of its responsibilities for submission of IND, MAAs and CMC variations to a Regulatory Authority in the Territory, upon Ipsen’s request filed [*] in advance, Sutro shall allow Ipsen, no more than once per calendar year, to conduct an audit and inspection of Sutro’s Manufacturing site and an audit of the Manufacturing site of each of Sutro’s CMOs in which the Licensed Compound (excluding CFE) and the Licensed Product is manufactured, stored, handled or shipped to permit Ipsen as IND and Marketing Authorization Holder to verify Sutro and its CMO’s compliance with all applicable GMP; provided that Ipsen shall have no right to audit any information directed to CFE Technology or Manufacture of CFE (solely if, and to the extent, permitted by Sutro’s contracts with its CMOs and subject to Sutro’s Commercially Reasonable Efforts), during normal business hours, as well as all relevant quality records maintained by Sutro (or its CMO), including relevant quality standard operating procedures, CMC data, documented processes, quality systems and validation procedures within the audited entity’s possession and control to the extent relating to the Manufacturing of the Licensed Compound and Licensed Product, including those generated by the CMO performing such Manufacturing on behalf of Sutro, to assess compliance with GLP, GDP and GMP standards and applicable regulatory requirements. If Sutro desires to similarly inspect the CMO for cGMP purposes, it shall notify Ipsen and the Parties may jointly inspect the CMO, to the extent permitted under the agreement between Sutro and its CMO. Detailed audits processes shall be addressed in the manner specified in the Manufacturing Transition Agreement, CFE Supply Agreement or associated quality agreements. Notwithstanding anything to the contrary, in no event shall Ipsen have access to any CFE Know-How in connection with the activities described in this Section 6.6.
Article 7

Financial Provisions
7.1
Upfront License Fee. In partial consideration of Sutro’s grant of the rights and licenses to Ipsen hereunder, Ipsen shall pay, or cause to be paid, to Sutro a non-refundable, non-creditable upfront license fee in the amount of fifty million USD ($50,000,000), within [*] after the Effective Date.
7.2
Equity.

In partial consideration for the rights and licenses granted by Sutro to Ipsen hereunder, Ipsen shall ensure that Ipsen Biopharmaceuticals, Inc. (USA), a fully-owned Affiliate of Ipsen, pays Sutro twenty-five million USD ($25,000,000) to acquire newly issued shares of Sutro common stock at a price per share representing a premium of 17% to the volume weighted average price (VWAP) of Sutro’s common stock as traded on Nasdaq Stock Market LLC for the twenty (20) trading day period prior to the signature date of this Agreement, in accordance with the terms set forth in a certain investment agreement, substantially in the form attached hereto as Appendix B (the “Investment Agreement”).

7.3
Development Milestone Payments.
(a)
As further partial consideration for Sutro’s grant of the rights and licenses to Ipsen hereunder, Ipsen shall pay, or cause to be paid, to Sutro the following non-refundable, non-creditable milestone payments set forth in Table 7.3(a) below (each, a “Development Milestone Event”). Ipsen shall promptly (and in any event within ten (10) Business Days after achievement of each Development Milestone Event) notify Sutro in writing of the achievement of any Development Milestone Event, and Sutro shall issue Ipsen an invoice for the amount of the corresponding milestone payment, which invoice Ipsen shall pay within [*] following receipt of such invoice. Each payment for a Development Milestone Event will be payable only once, upon the first achievement of the applicable Development Milestone Event (if at all). In the event a later Development Milestone Event is first achieved before any earlier Development Milestone Event(s) are achieved, the Development Milestone Payment for any such earlier milestone(s) would be payable together with the Development Milestone Payment for the later Development Milestone Event; except that for Development Milestone Event #1 only one of the date-based milestone payments (a) to (c) will be paid, and in the event Development Milestone Event #2 [*] is not achieved, only the corresponding milestone payment for the [*] milestone shall be paid at achievement of such milestone event and the corresponding milestone payment for the [*] milestone will not be payable upon achievement of a subsequent Development Milestone Event in the Table.

Table 7.3(a) – Development Milestones
#	Development Milestone Event	Milestone Payment
[*].	[*][*] [*][*] [*][*]	[*]
	[*]	[*]
[*]	[*]	[*]

[*]	[*]	[*]
[*]	[*]	[*]

(*) The Milestone Payment amounts referenced in Table 7.3(a) corresponding to Development Milestone Event #1 [*] will be reduced by fifty (50) percent, if [*]. For clarity, [*].

(**) In the event the Development Milestone Event #3 related to [*] for the first Indication is initiated after completion of [*].

(***) The “Second Indication” means an Indication different from the first Indication (i.e., not a line of treatment of the first Indication).

(b)
From and after the Effective Date, Ipsen will notify Sutro in writing within [*] after the first occurrence of each of the events described below (each, a “Regulatory Milestone Event”) for the first Licensed Product to achieve such Regulatory Milestone Event and will pay Sutro the applicable amounts set forth in Table 7.3(b) below (each, a “Regulatory Milestone Payment”) no later than [*] after receipt by Ipsen of an invoice from Sutro corresponding to such Regulatory Milestone Payment.

Table 7.3(b) – Regulatory Milestones
#	Regulatory Milestone Event	Payment by Indication (***)
		First Indication	Second Indication	Each of Third, Fourth, or Fifth Indication
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

(***) The payment for the second, third, fourth and fifth Indications, shall be deemed achieved and payable if such Indication is a different Indication from any preceding Indication (i.e., not a line of treatment of the any preceding Indication) for the same milestone regardless of whether such subsequent Indication is for the same or a different Licensed Product from the preceding Indication(s). [*]

7.4
Sales Milestone Payments.
(a)
Ipsen will pay Sutro the one-time, non-refundable, non-creditable amounts set forth in Table 7.4 below (each, a “Sales Milestone Payment”) when the aggregated Net Sales of all Licensed Products in the Territory during any Calendar Year first reach the event described below (each, a “Sales Milestone Event”). No later than [*] after a Sales Milestone Event is achieved, Ipsen will notify Sutro in writing and will pay Sutro the Sales Milestone Payment no later than [*] after receipt by Ipsen of an invoice from Sutro corresponding to such Sales Milestone Payment. If in a given Calendar Year during the Term more than one of the Sales Milestone Events set forth in Table 7.4 below is achieved, then Ipsen will pay to Sutro a separate Sales Milestone Payment with respect to each such Sales Milestone Payment that is achieved for the first time in such Calendar Year. For the avoidance of doubt, each Sales Milestone Payment will be payable only once, regardless of the number of times such milestone event is subsequently achieved.

Table 7.4 – Sales Milestones
Sales Milestone Event	Milestone Payment
[*]	[*]
[*]	[*]

[*]	[*]
[*]	[*]

(b)
For the avoidance of doubt, each aforementioned Sales Milestone Payment shall be made only once based on aggregate sales for all Licensed Products, regardless of the number of Licensed Products sold, or the number of Calendar Years in which aggregate Net Sales of all Licensed Products achieve such Sales Milestone Event. [*].
7.5
Royalty Payments for Licensed Products.
(a)
Royalty Rate. As further consideration for Sutro’s grant of the rights and licenses to Ipsen hereunder, Ipsen shall, during each applicable Royalty Term, pay to Sutro a royalty on worldwide aggregate Net Sales of Licensed Products for each Calendar Year at the percentage rates set forth in Table 7.5 below (subject to Section 7.6 (Adjustments to Royalty Payments)) (“Royalty Payments”):

Table 7.5 – Royalty Rates for Licensed Products
Calendar Year Net Sales of all Licensed Product in the Territory	Royalty Rate
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

[*]

(b)
Royalty Payment Calculation. In the event certain Net Sales are subject to the royalty reductions set forth in Section 7.6, Ipsen shall calculate the royalty reductions as follows: Ipsen shall calculate the proportion of total Net Sales for the applicable period that are subject to royalty reduction of a particular percentage pursuant to Section 7.6 and shall apply the appropriate royalty reduction as if the Net Sales entitled to that reduction percentage make up that proportion of Net Sales within each of the relevant Net Sales bands.
7.6
Adjustment to Royalty Payments.
(a)
Lack of Valid Claims and Know How Royalty. Subject to Section 7.6(d) (Royalty Floor), on a country-by-country basis in the Territory in any country in which it violates Applicable Law to charge the same royalty on a product after expiration of a patent, during any Calendar Quarter of the Royalty Term in any such country in which the Licensed Product is not Covered by a Valid Claim of any of the Sutro Patents, Sutro Manufacturing Patents or CFE Patents in such country, then the Royalty Payments due to Sutro pursuant to Section 7.5 (Royalty Payments for Licensed Products) for the Licensed Product in such country will be reduced by [*] during any such Calendar Quarter.
(b)
Generic/Biosimilar. If, during the Royalty Term, there is a Generic/Biosimilar Competition with the Licensed Product in a country, and if the aggregate units of the Licensed Product sold in any Calendar Quarter in such country during that Calendar Quarter following introduction of such Generic/Biosimilar Competition have each fallen by at least [*] in that country as compared to the average quarterly total aggregate units of the Licensed Products sold in such country during the last full [*] Calendar Quarters immediately prior to the Calendar Quarter in which such Generic/Biosimilar Products were first introduced, where unit volume sales will be identified and calculated based on relevant information published by IQVIA, any successor to IQVIA, or any other similar Third Party source reasonably agreed upon by the Parties, then the Royalty Payments due to Sutro pursuant to Section 7.5 (Royalty Payments for Licensed Products) for the Licensed Product in such country will be reduced by [*] in such Calendar Quarter.

(c)
Identified Third Party License.
(i)
In addition to the Stanford Agreement, which shall be at the sole cost and expense of Sutro, if during the Term, either Party determines that a license under any Patent Rights controlled by a Third Party is necessary to Develop, Manufacture, Commercialize or otherwise exploit the Licensed Compound or the Licensed Product (“Identified Third Party Rights”), then it will so notify the other Party. Sutro will have the first right to acquire rights to any such Identified Third Party Rights from such Third Party (whether by acquisition or license) and if Sutro intends to acquire such rights, then Sutro will notify Ipsen of such intention within [*] of receipt of Ipsen’s written request to do so and Section 2.6 shall apply. If Sutro fails to so notify Ipsen (or notifies Ipsen of its intention not to so acquire such rights within such [*] period) or otherwise fails after the date of Ipsen’s written request to acquire rights under such Identified Third Party Rights, then Ipsen will have the right to acquire rights under such Identified Third Party Rights from such Third Party. If thereafter Ipsen so acquires such rights, then such Patent Rights will be included in the Ipsen Patent Rights, as applicable and, subject to any Royalty Payments adjustment pursuant to this Section 7.6, and Ipsen will be solely responsible for all payments owed to such Third Party in consideration for the acquisition of rights to such Identified Third Party Rights (whether by acquisition or license) or the practice thereunder by or on behalf of Ipsen.
(ii)
If Ipsen so acquires such rights, Ipsen will then be entitled to deduct from any amount payable to Sutro under Section 7.5(a), an amount equal to not more than [*] of any royalties payable by Ipsen, its Affiliates or Sublicensees to Third Parties in the Calendar Quarter pursuant to such Identified Third Party Rights in respect of Net Sales of the Licensed Product of the specific units subject to the royalty, on a unit-by-unit basis.
(d)
Royalty Floor. Notwithstanding the foregoing, under no circumstances shall the deductions under this Section 7.6 result in the amount payable to Sutro being reduced by more than [*] compared with the amount otherwise payable under Section 7.5(a), on a unit-by-unit basis. For clarity, credits for reductions not exhausted for sale of any unit of Licensed Product are not applied to sales of other Licensed Products sold in that Calendar Quarter or any future Calendar Quarter.
7.7
Timing of Payment. Royalty Payments payable under Section 7.5(a) shall be payable on actual Net Sales and shall accrue at the time the Licensed Product is delivered. Royalty obligations that have accrued during a particular Calendar Quarter shall be paid, on a Calendar Quarter basis, within [*] after the end of each Calendar Quarter during which the royalty obligation accrued.
7.8
Mode of Payment and Currency; Invoices.
(a)
Currency. All payments to Sutro hereunder shall be made by deposit of USD in the requisite amount to such bank account as Sutro may from time to time designate by written notice to Ipsen. With respect to sales not denominated in USD, Ipsen shall convert applicable sales in foreign currency into USD by using the exchange rate as published by the Wall Street Journal, Eastern Edition, under the heading “Currency Trading” averaged on the last Business Day of each of the [*] consecutive calendar months constituting the Calendar Quarter in which the payment was earned. Ipsen will bear any loss of exchange or value and pay any expenses incurred in the transfer or conversion to U.S. dollars. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by Sutro. The Parties may vary the method of payment set forth herein at any time upon mutual written agreement, and any change shall be consistent with the local Applicable Law at the place of payment or remittance.
(b)
Invoices. Sutro shall address its invoices to:

Ipsen Pharma SAS
65 Quai George Gorse
Boulogne-Billancourt 92100

France
Attn: Accounting Department
Email: [*]

With a copy to:

Ipsen Pharma SAS
65 Quai George Gorse
Boulogne-Billancourt 92100
France
Attn: Strategic Alliance Management
Email: [*]

7.9
Royalty Reports and Records Retention. Within [*] after the end of each Calendar Quarter following the First Commercial Sale of any Licensed Product, Ipsen shall deliver to Sutro, together with the applicable payment due for such Calendar Quarter, a written report, on a country-by-country basis, summarizing the total amount of applicable payments, if any, received during such Calendar Quarter. Such report shall include, on a country-by-country basis (i) the Gross Sales of Licensed Products subject to payments to Sutro for such Calendar Year, (ii) amounts deducted by category (following the definition of Net Sales) from such Gross Sales to calculate Net Sales, (iii) a calculation by category of any applicable reductions under Section 7.6 and (iv) a calculation of the amount of royalty payment due on such Net Sales. Such report shall be deemed Confidential Information of Ipsen subject to the obligations of Article 9 of this Agreement. Further, each such royalty report shall indicate Gross Sales and Net Sales in each country’s currency, the applicable royalty rate, the royalties payable for each country in such country’s currency, the applicable exchange rate to convert from each country’s currency to U.S. Dollars, and the royalties payable in U.S. Dollars. For [*] (or such longer period as required by Applicable Law) after each sale of each Licensed Product occurs, Ipsen shall, and shall ensure that its Affiliates and its and their Sublicensees, keep complete and accurate records of such sale in sufficient detail to confirm the accuracy of the payments made to Sutro hereunder.
7.10
Late Payments. In the event that any payment due under this Agreement that is past due, the payment shall accrue interest from the date due at the lesser of (i) the thirty (30)-day United States dollar prime rate effective for the date that the payment was due as reported by the Wall Street Journal, Internet Edition at www.wsj.com in the “Money Rates” tab on the date such payments are overdue, plus [*] per annum and (ii) the maximum legal annual interest rate, calculated on the total number of days that the payment is delinquent, compounded daily. The payment of such interest shall not limit the Party entitled to receive payment from exercising any other rights it may have as a consequence of the lateness of any payment.
7.11
Audits.
(a)
Royalty Audit.
(i)
Audits Generally. During the Royalty Term and for one year thereafter, and not more than once in each Calendar Year, Ipsen shall permit, and shall cause its Affiliates and its and their Sublicensees to permit, an independent certified public accounting firm of nationally recognized standing selected by Sutro, and reasonably acceptable to Ipsen or such Affiliate or Sublicensee to the extent such independent auditor is and remains free from conflicts of interest, to have access to and to review, during normal business hours upon reasonable prior written notice, with at least a [*] notice, the applicable records of Ipsen or its Affiliates or its or their Sublicensee to verify the accuracy of the reports and payments under this Article 7. Such review may cover the records for sales made in any Calendar Year ending not more than [*] prior to the date of such request (or such longer period as required by Applicable Law). The independent accounting firm shall disclose to Sutro and Ipsen only whether the reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Sutro. For clarity, Sutro shall have no access to the books and records and other raw data of Ipsen in connection with such audit, except to the extent disclosed by the independent accounting firm pursuant to the two previous sentences.
(ii)
Audit-Based Reconciliation. If such independent accounting firm concludes that additional payments were owed during such period, and Ipsen agrees with such calculation, Ipsen shall pay the additional undisputed payments within [*] after the date Sutro delivers to Ipsen such accounting firm’s written report, with any late payments due pursuant to Section 7.10 based on the original due date. If such accounting firm concludes that an overpayment was made, such overpayment shall be fully creditable against amounts payable in subsequent payment periods. Sutro shall pay for Sutro’s auditor’s cost for any audit conducted by Sutro, unless Ipsen has underpaid Sutro by (i) [*] or (ii) [*], for the audited period, in which case Ipsen shall pay for the costs of Sutro’s auditor.
(iii)
Audit Confidentiality. Each Party shall treat all information that it receives under this Section 7.11 in accordance with the confidentiality provisions of Article 9 of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with the other Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement, except to the extent necessary for such Party to enforce its rights under this Agreement.
(b)
Cost of Goods Audit.

Sutro will (a) keep complete, true, and accurate books and records in accordance with its accounting standards, in relation to the Cost of Goods billed or invoiced for Licensed Compound and Licensed Product in sufficient detail to enable amounts owed or payable to Sutro be determined; and (b) maintain such books and records for at least [*] after they are incurred. During the Royalty Term and for one year thereafter, Sutro shall permit, and shall cause its Affiliates to permit, an independent certified public accounting firm of nationally recognized standing selected by Ipsen, and reasonably acceptable to Sutro or such Affiliate, to have access to and to review, during normal business hours upon reasonable prior written notice, the applicable books and records of Sutro and its Affiliates to verify the accuracy of the Cost of Goods billed or invoiced to Ipsen under Article 5. Sections 7.11(a)(i), (ii) and (iii) shall apply mutatis mutandis to Ipsen’s right to audit the Cost of Goods.

7.12
Taxes.
(a)
Withholding Tax. Each Party shall be responsible for the payment of any and all Taxes levied against it on account of the royalties and other payments paid under this Agreement. If Applicable Law requires that Taxes be deducted or withheld from royalties or other payments paid under this Agreement, the paying Party shall (i) deduct those Taxes and interests from the payment or from any other payment owed by the paying Party hereunder; (ii) pay the Taxes to the proper Governmental Body; (iii) send evidence of the obligation together with proof of Tax payment to the non-paying Party within [*] following such payment; (iv) remit the net amount, after deductions or withholding made under this Section 7.12; and (v) cooperate with the non-paying Party in any way reasonably requested by the non-paying Party, to obtain available reductions, credits or refunds of such Taxes; provided, however, that the non-paying Party shall reimburse the paying Party for the paying Party’s Out-of-Pocket Expenses incurred in providing such assistance. Such paying Party shall submit to the non-paying Party appropriate proof of payment of the taxes as well as the official receipts within [*]. Notwithstanding the foregoing, if any Ipsen assigns this Agreement or changes its domicile, and, as a result, any additional taxes are required to be withheld with respect to payments made to Sutro, such Ipsen shall be responsible for all such additional withholding taxes and shall pay Sutro such increased amounts as are necessary to ensure that Sutro receives the same amount (after any required deduction and withholding of taxes, including with respect to any additional amounts payable under this sentence) as it would have received had no such assignment or change in domicile been made.
(b)
Value Added Tax. It is understood and agreed between the Parties that any payments made by Ipsen under this Agreement are exclusive of any value added or similar Tax imposed upon such payment and that Ipsen shall be responsible for the payment of any and all Taxes levied on account of any payments paid to Sutro by Ipsen. Ipsen is entitled to receive a proper tax invoice where any Value Added Tax amount is shown separately.
Article 8

INTELLECTUAL PROPERTY
8.1
Notice Under Biologics Price Competition and Innovation Act.Each Party shall immediately give written notice to the other Party of any BLA for a Competing Product of which they become aware filed pursuant to 21 U.S. CFR § 351(k) (or any amendment or successor statute thereto) or corresponding Applicable Laws in other countries anywhere in the world (each a “Biosimilar Action”) referencing the Licensed Product claiming that any Product Specific Patents Covering Licensed Compound or Licensed Product are invalid or unenforceable, or that infringement will not arise from the Manufacture, use or sale of any product by a Third Party. Promptly after a Party receives notice under this Section 8.1, the Parties shall meet and decide upon a strategy and actions for responding to such Biosimilar Action, provided that Ipsen shall have the first right (but not the obligation) to control any such response, subject to Section 8.5 as if such Biosimilar Action were a Third Party Infringement.
8.2
Listing of Patents.Ipsen shall be responsible, at its sole cost, and have the sole right to determine which of the Product Specific Patents, if any, at their sole discretion shall be listed for inclusion in the FDA’s “Purple Book,” or any successor law in the United States, together with any comparable Applicable Laws in any other country, and for listing any such Patent Rights. Sutro shall have the final decision-making authority as to whether or not any CFE Patents, Sutro Manufacturing Patents or Sutro Patents, in each case other than Product Specific Patents, may be so listed.
8.3
Ownership.
(a)
By Inventorship. Ownership of any invention, discovery or Know-How that is discovered, generated, conceived, or reduced to practice (constructively or actually) by or on behalf of a Party or any of its Affiliates or any of its or their Sublicensees in the performance of activities under this Agreement, and all intellectual property rights therein (“Inventions”) will be based on inventorship, as determined in accordance with the Applicable Law of inventorship in the United States. The Parties will work together to resolve any issues regarding inventorship or ownership of Inventions. Subject to Section 12.7(d), ownership of Inventions will be allocated as follows:
(i)
Each Party shall solely and exclusively own all right, title and interest in Inventions that are discovered, generated, conceived or reduced to practice (constructively or actually) solely by or on behalf of such Party, which, for clarity, include any Inventions discovered, generated, conceived or reduced to practice solely by any of such Party’s or its or their Affiliate’s employees, agents, or independent contractors, or any combination of any of the foregoing;
(ii)
Sutro Invention. All right, title and interest in any Invention discovered, generated, conceived or reduced to practice (constructively or actually) solely by or on behalf of Sutro (“Sutro Inventions”) shall be solely and exclusively owned by Sutro. Sutro shall disclose in writing to Ipsen all Sutro Inventions promptly following the generation, development, conception or reduction to practice thereof. Sutro shall have the right, but not the obligation, to file, prosecute and maintain Patent Rights to the extent they cover or claim any Know-How in Sutro Inventions at its own expense.
(iii)
Ipsen Invention. All right, title and interest in any Invention discovered, generated, conceived or reduced to practice (constructively or actually) solely by or on behalf of Ipsen shall be solely and exclusively owned by Ipsen (collectively “Ipsen Inventions”). Ipsen shall disclose in writing to Sutro all Ipsen Inventions promptly following the generation, development, conception or reduction to practice thereof. Ipsen shall have the right, but not the obligation, to file, prosecute and maintain Patent Rights to the extent they cover or claim any Know-How in Ipsen Inventions at its own expense (“Ipsen Patents”).

(iv)
Joint Invention. All right, title and interest in any Invention discovered, generated, conceived or reduced to practice (constructively or actually) jointly by or on behalf of both Ipsen and Sutro (“Joint Inventions”) shall be jointly owned by the Parties, and, subject to the licenses set forth in this Agreement, each Party hereby consents that the other Party may freely practice, license, assign and otherwise exploit its interest under such Joint Inventions without any duty to account to and without the consent of or notice to the other Party. Each Party shall disclose in writing to the other Party all Joint Inventions promptly following the discovery, generation, conception or reduction to practice thereof.
(v)
Platform Invention. Notwithstanding Sections 8.3(a)(i) to (iv) (inclusive), Ipsen agrees to assign and hereby assigns to Sutro all right, title and interest in any and all Platform IP and all right, title and interest in any modification, improvement or derivative of Sutro Know-How or Sutro Manufacturing Know-How that is discovered, generated, conceived or reduced to practice (constructively or actually) by or on behalf of Ipsen or any of its Affiliates or any of its or their Sublicensees (including by any of its or their employees, agents, or independent contractors, or any combination thereof). Platform IP shall be included in Sutro Technology or Sutro Manufacturing IP, as applicable.
(vi)
Each Party shall cause its Affiliates, employees, consultants, Sublicensees, agents, or independent contractors to assign to the Party, such Person’s right, title and interest in and to any Inventions as is necessary to enable such Party to fully effect the ownership of Inventions. Each Party shall also include provisions in its relevant agreements with Third Parties performing activities on its behalf pursuant to this Agreement, or any Sublicensee, that give effect to the intent of this Section 8.3. Each Party agrees to provide reasonable cooperation to the other Party, and shall cause its Affiliates, employees, consultants, Sublicensees, agents, or independent contractors to, cooperate with such Party and take all reasonable additional actions and execute such agreements, instruments and documents as may be reasonably required to perfect such Party’s right, title and interest in and to Inventions as set forth in this Section 8.3, including by executing and delivering all documents reasonably required to evidence or record any assignment pursuant to this Agreement;
(vii)
Each Party will be responsible for patent-related renumeration obligations pursuant to their employees, consultants, and agents as required by contract or pursuant to jurisdiction specific renumeration laws.
(b)
Rights Retained by the Parties. For purposes of clarity, each Party retains the rights under all Know-How and Patents Rights Controlled by such Party not expressly granted to the other Party pursuant to this Agreement. Except as explicitly set forth in this Agreement, neither Party shall be deemed by estoppel or implication to have granted the other Party any license or other right to any intellectual property of such Party. For clarity and notwithstanding anything to the contrary in this Agreement, Sutro retains all right, title and interest in Sutro Technology, Regulatory Materials, Platform IP, Sutro Technology, [*] CFE Technology, Sutro Manufacturing Technology, Sutro Manufacturing IP, and Sutro’s Confidential Information, each subject to any licenses granted in this Agreement, and such right, title and interest is not assigned or otherwise transferred to Ipsen, its Affiliate or any Third Party as the result of any terms set forth in this Agreement, including without limitation terms providing for the “transfer” of technology, data, Know-How or documents pursuant to Section 2.3, 2.4, 5.4(b), or 5.5.
8.4
Patent Prosecution and Maintenance.
(a)
Product Specific Patents. Subject to the terms of this Agreement, Ipsen shall have the first right, but not the obligation (subject to Section 8.4(b)), to file, prosecute and maintain the Product Specific Patents in Sutro’s name. Ipsen shall bear all costs and expenses of filing, prosecuting and maintaining the Product Specific Patents. Ipsen shall (i) use independent patent counsel reasonably acceptable to Sutro, (ii) keep Sutro informed of the status of the filing and prosecution of the Product Specific Patents or related proceedings (e.g. interferences, oppositions, reexaminations, reissues, revocations or nullifications) in a timely manner, (iii) give Sutro a reasonable opportunity to comment on all patent prosecution strategy and decisions regarding the Product Specific Patents, and (iv) take into consideration the advice and recommendations of Sutro; provided, however that Sutro does so promptly and consistent with any applicable filing deadlines; and provided further, that in the event Ipsen disagrees with Sutro’s comments and recommended actions, Ipsen will have final decision-making authority with respect to the subject matter of such disagreement, provided further that Ipsen shall not expressly abandon any Product Specific Patents without Sutro’s prior written consent. If Ipsen intends to allow any Product Specific Patent to lapse or become abandoned in the United States, France, Germany, Italy, Spain, the United Kingdom, China or Japan, or to not file an application for any Product Specific Patent in each of these countries, it will notify and consult with Sutro with respect to such decision or intention at least [*] prior to the date upon which the subject matter of such Patent Right will become unpatentable or such Patent Right will lapse or become abandoned (or such other reasonable time under the circumstances if Ipsen became aware of such matters with less than [*] remaining prior to such deadline), and, if after such consultation between the Parties, Ipsen still intends not to prosecute and maintain such Patent Right, Sutro shall have the right (but not the obligation) to assume the prosecution and maintenance of such Product Specific Patent in Sutro’s name.
(b)
Election Not to File and Prosecute Product Specific Patents. If Ipsen elects not to file or to continue to prosecute or maintain a Product Specific Patent in Sutro’s name, then it shall notify Sutro in writing at least [*] before any deadline applicable to the filing, prosecution or maintenance of such Product Specific Patent, as the case may be, or any other date by which an action must be taken to establish or preserve such Product Specific Patent in the applicable country. In such case, Sutro shall have the right (but not the obligation) to pursue the filing or support the continued prosecution or maintenance of such Product Specific Patent. If Sutro elects to continue prosecution or maintenance of any such Product Specific Patent, then, notwithstanding Section 2.1, Ipsen shall not have a license under Section 2.1 to such Product Specific Patent. In such event, Ipsen shall promptly deliver to Sutro all prosecution files associated with such Product Specific Patent in such country to allow Sutro to continue such filing, prosecution or maintenance.
(c)
Cooperation. With respect to all filing, prosecution and maintenance of the Product Specific Patents, Sutro will: (a) execute any instruments to document its ownership required to enable Ipsen to exercise its rights under this Section 8.4, as reasonably requested by Ipsen; (b) use Commercially Reasonable Efforts to make its employees, agents and consultants reasonably available to Ipsen (or to Ipsen’s authorized attorneys, agents or representatives), to the extent reasonably necessary to enable Ipsen to undertake its filing, prosecution and maintenance responsibilities; and (c) use Commercially Reasonable Efforts to cooperate, if necessary, with Ipsen in gaining patent term extensions. The Parties will act in good faith to coordinate efforts under this Agreement to minimize or avoid interference with such filings, prosecution and maintenance by the Parties.
(d)
Patent Term Extension. Subject to this Section 8.4(d), Ipsen shall be solely responsible, in Ipsen’s name, for making decisions regarding and obtaining patent term extensions wherever available for Product Specific Patents. If there is an option to extend the patent term for only one (1) Product Specific Patent, Ipsen shall consult with Sutro before making the election but has no obligation to make such election. If, however, more than one (1) Product Specific Patent is eligible for extension, Ipsen shall select a strategy that is intended to maximize patent protection and commercial value for the Licensed Products, in consultation with Sutro but provided that Ipsen shall have the final say regarding any such extension decisions. Sutro will reasonably cooperate with Ipsen in making such filings or actions, for example and without limitation, reasonably executing any required authorizations to apply for such patent term extension.
(e)
Ipsen Patent. Ipsen shall bear all costs and expenses of filing, prosecuting and maintaining Ipsen Patents, and Sutro shall have no rights with respect thereto (except as expressly set forth in Section 8.3(a)(v) or 12.7(d)(i)).

(f)
Sutro Patent. Except as provided in Section 8.4(a) to (d) (inclusive), Sutro shall bear all costs and expenses of filing, prosecuting and maintaining Sutro Patents and Sutro Manufacturing Patents, other than Product Specific Patents, and Ipsen shall have no rights with respect thereto.
(g)
Joint Patent.
(i)
Definitions. “Ipsen Joint Patent” means any Patent Rights to the extent they cover or claim any Product Specific Know-How in Joint Inventions. “Sutro Joint Patent” means any Patent Rights to the extent they cover or claim any Know-How in Joint Inventions, except to the extent such Know-How is Product Specific Know-How. “Its Joint Patent” means, with respect to Ipsen, any Ipsen Joint Patent and, with respect to Sutro, any Sutro Joint Patent.
(ii)
First Prosecution Right. Each Party (“First Right Party”) shall have the first right, but not the obligation (subject to Section 8.4(g)(iii)), to file, prosecute and maintain Its Joint Patents in Sutro’s name. “Second Right Party” means the Party other than the First Right Party. The First Right Party shall bear all costs and expenses of filing, prosecuting and maintaining Its Joint Patents and shall (i) use independent patent counsel reasonably acceptable to the Second Right Party, (ii) keep the Second Right Party informed of the status of the filing and prosecution of Its Joint Patents or related proceedings (e.g. interferences, oppositions, reexaminations, reissues, revocations or nullifications) in a timely manner, (iii) give the Second Right Party a reasonable opportunity to comment on all patent prosecution strategy and decisions regarding Its Joint Patents, and (iv) take into consideration the advice and recommendations of the Second Right Party; provided, however that the Second Right Party does so promptly and consistent with any applicable filing deadlines; and provided further, that in the event the First Right Party disagrees with the Second Right Party’s comments and recommended actions, the First Right Party will have final decision-making authority with respect to the subject matter of such disagreement, provided further that the First Right Party shall not expressly abandon any of Its Joint Patents without the Second Right Party’s prior written consent. If the First Right Party intends to allow any of Its Joint Patents to lapse or become abandoned in the United States, France, Germany, Italy, Spain, the United Kingdom, China or Japan, or to not file an application for any of Its Joint Patents in each of these countries, it will notify and consult with the Second Right Party with respect to such decision or intention at least [*] prior to the date upon which the subject matter of such Patent Right will become unpatentable or such Patent Right will lapse or become abandoned (or such other reasonable time under the circumstances if the First Right Party became aware of such matters with less than [*] remaining prior to such deadline), and, if after such consultation between the Parties, the First Right Party still intends not to prosecute and maintain such Patent Right, the Second Right Party shall have the right (but not the obligation) to assume the prosecution and maintenance of such Patent Right in its name.
(iii)
Election Not to File and Prosecute Joint Patents. If a Party elects not to file or to continue to prosecute or maintain an Its Joint Patent, then it shall notify the Second Right Party in writing at least [*] before any deadline applicable to the filing, prosecution or maintenance of such Its Joint Patent, as the case may be, or any other date by which an action must be taken to establish or preserve such Its Joint Patent in the applicable country. In such case, the Second Right Party shall have the right (but not the obligation) to pursue the filing or support the continued prosecution or maintenance of such Its Joint Patent. In such event, the First Right Party shall promptly deliver to the Second Right Party all prosecution files associated with such Its Joint Patent in such country to allow the Second Right Party to continue such filing, prosecution or maintenance. If the Second Right Party is Sutro and Sutro elects to continue prosecution or maintenance of any such Its Joint Patent, then, notwithstanding Section 2.1, Ipsen shall not have a license under Section 2.1 to such Its Joint Patent.
(iv)
Cooperation. With respect to all filing, prosecution and maintenance of the Its Joint Patents, Second Right Party will: (a) execute any instruments to document its ownership required to enable the First Right Party to exercise its rights under this Section 8.4, as reasonably requested by the First Right Party; (b) use Commercially Reasonable Efforts to make its employees, agents and consultants reasonably available to the First Right Party (or to the First Right Party’s authorized attorneys, agents or representatives), to the extent reasonably necessary to enable the First Right Party to undertake its filing, prosecution and maintenance responsibilities; and (c) use Commercially Reasonable Efforts to cooperate, if necessary, with the First Right Party in gaining patent term extensions.
(v)
Patent Term Extension. The First Right Party shall be solely responsible, in the First Right Party’s name, for making decisions regarding and obtaining patent term extensions wherever available for Its Joint Patents. If there is an option to extend the patent term for only one (1) Its Joint Patent, the First Right Party shall consult with the Second Right Party before making the election but has no obligation to make such election. If, however, more than one (1) Its Joint Patent is eligible for extension, the First Right Party shall select a strategy that is intended to maximize patent protection and commercial value for the Licensed Products, in consultation with the Second Right Party but provided that the First Right Party shall have the final say regarding any such extension decisions. The Second Right Party will reasonably cooperate with the First Right Party in making such filings or actions, for example and without limitation, reasonably executing any required authorizations to apply for such patent term extension.
8.5
Enforcement of Patents and Know-How.
(a)
Notice. If either Party becomes aware of any actual, alleged or threatened infringement, unauthorized use, misappropriation, ownership claim, threatened infringement or other such activity by a Third Party with respect to any Product Specific Patent or Joint Patent is occurring or likely, or if a Third Party claims that any Product Specific Patent or Joint Patent is invalid or unenforceable, the Party possessing such knowledge or belief shall notify the other Party (any of the foregoing, “Third Party Infringement”) and provide it with details of such Third Party Infringement that are known by such Party.
(b)
Right to Bring an Action.
(i)
As between the Parties, Ipsen shall have the first right to attempt to resolve any Third Party Infringement, including by filing an infringement suit, defending against a motion for declarative judgment regarding non-infringement, invalidity or unenforceability or other similar action, with respect to (1) a Product Specific Patent Controlled by a Party except to the extent Ipsen elected not to file or to continue to prosecute or maintain such Product Specific Patent and (2) a Ipsen Joint Patent to the extent Ipsen elected to exercise its right to file, prosecute and maintain such Ipsen Joint Patent (each, an “Action”) and to compromise or settle any such Third Party Infringement. At Ipsen’s reasonable request, Sutro shall promptly provide Ipsen with documentation to evidence that Ipsen is validly empowered by Sutro to take such an Action. Sutro shall have the right, at its own expense, to retain its own counsel with respect to its participation in any such Action; provided, that Sutro is obligated to join Ipsen in such Action at Ipsen’s cost if Ipsen reasonably determines that joining is necessary to demonstrate “standing to sue.” If Ipsen does not intend to prosecute or defend an Action, Ipsen shall promptly inform Sutro thereof in writing (and, to the extent reasonably practicable, at least [*] prior to any deadline applicable to any such Action, or otherwise as early as reasonably practical), and Sutro shall have the right to attempt to resolve such Action as the Party controlling such Action. For clarity, as between the Parties, Sutro shall have the first right to attempt to resolve any Third Party Infringement, including by filing an infringement suit, defending against a motion for declarative judgment regarding non-infringement, invalidity or unenforceability or other similar action, with respect to (1) a Product Specific Patent Controlled by a Party to the extent Ipsen elected not to file or to continue to prosecute or maintain such Product Specific Patent and (2) a Ipsen Joint Patent to the extent Ipsen not elected to exercise its right to file, prosecute and maintain such Ipsen Joint Patent, and to compromise or settle any such Third Party Infringement.
(ii)
The Party controlling the Action under Section 8.5(b)(i) shall: (i) keep the other Party promptly informed with respect to such Action, (ii) in good faith, consult with, and give reasonable consideration to, any comments made by the other Party related to such Action, and (iii)

provide the other Party with copies of all material documents (e.g., complaints, answers, counterclaims, material motions, orders of the court, memoranda of law and legal briefs, interrogatory responses, depositions, material pre-trial filings, expert reports, affidavits filed in court, transcripts of hearings and trial testimony, trial exhibits and notices of appeal) filed in, or otherwise relating to, such Action. If Ipsen fails to abate such Third Party Infringement in the Territory or to file an Action to abate such Third Party Infringement in the Territory within [*] after receiving or giving notice pursuant to Section 8.5(a) or if Ipsen decides to discontinue the prosecution of any such Action without abating such Third Party Infringement, then Sutro shall have the right, but not the obligation, to enforce (or take over the enforcement of) the Product Specific Patents, as applicable, against such Third Party Infringement in the Territory at its own expense as it reasonably determines appropriate, in which case Sutro shall keep Ipsen reasonably informed as to the status of such Action and shall consider in good faith the comments of Ipsen and the interests of Ipsen in such Action. The Parties shall cooperate in good faith to use Commercially Reasonable Efforts to ensure that each Person that participates in, or receives any information about, any Action in accordance with this Section 8.5(b) shall use reasonable efforts to protect all applicable confidential information and preserve all applicable attorney-client privilege and work product protections.
(c)
Costs of an Action. Subject to the respective indemnity obligations of the Parties set forth in Article 11, the Party controlling an Action under Section 8.5(b) shall pay all costs associated with such Action, other than (subject to Section 8.5(e)) the expenses of the other Party if the other Party elects to join such Action (as provided in the last sentence of this paragraph); provided, that, if Sutro is obligated to join any Action to demonstrate “standing to sue” pursuant to Section 8.5(b)(i), then Ipsen shall reimburse Sutro for all costs incurred by Sutro in connection with joining such Action. Each Party shall have the right to join an Action at its own expense.
(d)
Settlement. Neither Party shall settle or otherwise compromise any Action: (i) by admitting that any Product Specific Patent is invalid or unenforceable, whether in whole or in part, (ii) in a way that adversely affects or would be reasonably expected to materially adversely affect the validity or enforceability of any Product Specific Patent or the rights or benefits of the other Party hereunder or (iii) in a way that imposes any costs or liability on, or involves any admission by, the other Party, in each case, without the other Party’s prior written consent.
(e)
Reasonable Assistance. The Party not enforcing or defending Product Specific Patents shall provide reasonable assistance to the other Party, including reasonably providing access to relevant documents and other evidence and making its employees or representatives available, subject to the other Party’s reimbursement of any reasonable Out-of-Pocket Expenses incurred on an on-going basis by the non-enforcing or non-defending Party in providing such assistance.
(f)
Distribution of Amounts Recovered. Any amounts recovered by the Party taking an Action pursuant to this Section 8.5, whether by settlement or judgment, shall be allocated in the following order: (i) first, to reimburse each Party’s costs, including Out-of-Pocket Expenses, incurred provided that if amounts recovered are insufficient to reimburse all such costs and expenses incurred by both Parties, then such recovered amounts shall be shared pro rata in proportion to the relative amount of such costs and expenses incurred by each Party; (ii) second, any remaining amount of such recovery shall be retained by or paid to the Party bringing the Action; provided that if Ipsen is the Party taking such Action, any such remaining amount that is attributable to loss of sales or profits with respect to any Licensed Product (whether by judgment or otherwise) shall be treated as “Net Sales” in the Calendar Quarter in which the money is actually received and any royalties pursuant to Section 7.5(a) shall be payable by Ipsen to Sutro with respect thereto.
(g)
Sutro Joint Patents. As between the Parties, Sutro shall have the first right to attempt to resolve any Third Party Infringement, including by filing an infringement suit, defending against a motion for declarative judgment regarding non-infringement, invalidity or unenforceability or other similar action, with respect to any Sutro Joint Patents (regardless of whether Sutro exercised its right to prosecute such Patent Rights) (each, also an “Action”) and to compromise or settle any such Third Party Infringement and other terms in Sections 8.5(b) to (f) shall apply mutatis mutandis.
(h)
Ipsen Patents. Ipsen shall have the sole right and authority, but not the obligation, to enforce Ipsen Patents, other than Product Specific Patents, against any Third Party infringer.
(i)
Sutro Patents. Sutro shall have the sole right and authority, but not the obligation, to enforce Sutro Patents or Sutro Manufacturing Patents, other than Product Specific Patents, against any Third Party infringer.
8.6
Third Party Actions Claiming Infringement
(a)
Notice. If a Party becomes aware of any Third Party Action, such Party shall promptly notify the other Party of all details regarding such Third Party Action that is reasonably available to such Party.
(b)
Right to Defend. Ipsen shall have the first right, at its sole expense, but not the obligation, to defend a Third Party Action described in Section 8.6(a) in the Field and to compromise or settle such Third Party Action, each except to the extent such Third Party Action relates specifically to any Platform Patents or CFE Patents, in which case Sutro shall have the first right for each of the foregoing. If the Party having the first right to defend a Third Party Action declines or fails to assert its intention to defend such Third Party Action within [*] after sending (in the event that such Party is the notifying Party) or receipt (in the event that the other Party is the notifying Party) of notice under Section 8.6(a), then the other Party shall have the right, but not the obligation, to defend such Third Party Action; provided that if Sutro declines to defend a Third Party Action, then Ipsen shall have an obligation to defend it, notwithstanding the previous sentence. The Party defending such Third Party Action shall have the sole and exclusive right to select counsel for such Third Party Action.
(c)
Consultation. The Party defending a Third Party Action pursuant to Section 8.6(b) shall be the “Controlling Party.” The Controlling Party shall consult with the non-Controlling Party on all material aspects of the defense. The non-Controlling Party shall have a reasonable opportunity for meaningful participation in decision-making and formulation of defense strategy. The Parties shall reasonably cooperate with each other in all such actions or proceedings. The non-Controlling Party will be entitled to be represented by independent counsel of its own choice at its own expense.
(d)
Appeal. In the event that a judgment in a Third Party Action is entered against the Controlling Party and an appeal is available, the Controlling Party shall have the first right, but not the obligation, to file such appeal. In the event the Controlling Party does not desire to file such an appeal, it will promptly, in a reasonable time period (i.e., with sufficient time for the non-Controlling Party to take whatever action may be necessary) prior to the date on which such right to appeal will lapse or otherwise diminish, permit the non-Controlling Party to pursue such appeal at such non-Controlling Party’s own cost and expense. If Applicable Law requires the other Party’s involvement in an appeal, the other Party shall be a nominal party of the appeal and shall provide reasonable cooperation to such Party at such Party’s expense.
(e)
Costs of an Action. Subject to the respective indemnity obligations of the Parties set forth in Article 11, the Controlling Party shall pay all costs associated with such Third Party Action other than the expenses of the other Party if the other Party elects to join such Third Party Action (as provided in the last sentence of this paragraph). Each Party shall have the right to join a Third Party Action defended by the other Party, at its own expense.
(f)
No Settlement Without Consent. Neither Party shall settle or otherwise compromise any Third Party Action: (i) by admitting that any Product Specific Patent is invalid or unenforceable, whether in whole or in part, (ii) in a manner that adversely affects or would be reasonably expected to adversely affect any rights and benefits of the other Party or (iii) in a way that imposes any costs or liability on, or involves any admission by, the other Party, in each case, without the other Party’s prior written consent.
Article 9

CONFIDENTIALITY
9.1
Confidentiality Obligations.
(a)
Each Party (“Recipient”) agrees that, for the Term and for [*] thereafter, such Party shall, and shall ensure that any of its Affiliates, any of its or their subcontractors and Sublicensees and any of its or their respective employees, consultants, contractors, advisors and agents (collectively the foregoing, such Party’s “Representatives”), hold in confidence and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (including for the exercise of the rights and licenses granted to such Party hereunder, but it being understood that this parenthetical itself shall not create or imply any rights or licenses not expressly granted under this Agreement) all Confidential Information disclosed to it by or on behalf of the other Party or its Affiliates pursuant to this Agreement (“Disclosing Party’s Confidential Information”), except to the extent expressly agreed in writing by the other Party (“Disclosing Party”), unless such information:
(i)
is or becomes generally available to the public other than as a result of disclosure by the Recipient;
(ii)
is already known by or in the possession of the Recipient at the time of disclosure by the Disclosing Party;
(iii)
is independently developed by Recipient without use of or reference to the Disclosing Party’s Confidential Information; or
(iv)
is obtained by Recipient, other than under an obligation of confidentiality, from a Third Party who had no obligation (direct or indirect) to the Disclosing Party not to disclose such information to others.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Recipient unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Recipient.

(b)
The Recipient shall not disclose any of the Disclosing Party’s Confidential Information, except to Representatives of the Recipient who need to know the Disclosing Party’s Confidential Information for the purpose of performing the Recipient’s obligations, or exercising its rights, under this Agreement and who are bound by obligations of non-use and non-disclosure substantially similar to or more restrictive than those set forth herein. The Recipient shall be responsible for any disclosure or use of the Disclosing Party’s Confidential Information by such Representatives as if each Representative is Recipient under this Agreement. The Recipient shall protect Disclosing Party’s Confidential Information using not less than the same care with which it treats its own confidential information, but at all times shall use at least reasonable care. Each Party as Recipient shall: (a) implement and maintain appropriate security measures to prevent unauthorized access to, or disclosure or use of, the Disclosing Party’s Confidential Information; (b) promptly notify the Disclosing Party of any unauthorized access, disclosure or use of such Disclosing Party’s Confidential Information; and (c) cooperate with the Disclosing Party in the investigation and remediation of any such unauthorized access or disclosure.
9.2
Use.

(a)
Notwithstanding Section 9.1, a Party Recipient may use the Disclosing Party’s Confidential Information if and to the extent such disclosure is reasonably necessary for purposes of:
(i)
filing or prosecuting patent applications, subject to the terms of Section 8.4;
(ii)
prosecuting or defending litigation before any state courts, arbitral tribunals or Governmental Body as contemplated in this Agreement;
(iii)
seeking or maintaining Regulatory Approval of any Licensed Product; or
(iv)
in the reasonable opinion of the receiving Party’s legal counsel, required to be disclosed to comply with Applicable Law or a valid order of a court of competent jurisdiction or other Governmental Body of competent jurisdiction, including securities Applicable Law and the rules of any securities exchange or market on which a Party’s securities are listed or traded, but subject to Section 9.3.
(b)
In making any disclosures set forth in clauses (i) through (iv) above, the disclosing Party shall, if reasonably practicable, give such advance notice to the other Party of such disclosure requirement as is reasonable under the circumstances and will use its reasonable efforts to cooperate with the other Party in order to secure confidential treatment of such Confidential Information required to be disclosed or obtaining an order or other remedy protecting the Confidential Information prior to disclosure. In addition, if disclosure of Confidential Information is required by Applicable Law or in response to an order by the Governmental Body, the disclosure shall be limited to the information that is legally required to be disclosed in response to such order or by such Applicable Law.
9.3
Press Releases and Disclosure.
(a)
Initial Press Release. The proposed public announcement by Sutro and Ipsen of the execution of this Agreement is set forth on Schedule 9.3(a). Such public announcement shall be issued on the Effective Date or on the subsequent market opening.
(b)
Subsequent Public Disclosures.
(i)
Either Party may make subsequent public disclosure of the contents of such press release set forth on Schedule 9.3(a). Neither Party shall have the right to make press releases or public announcements, whether oral or written, (“Subsequent Public Announcement”) regarding this Agreement or the terms of this Agreement or the activities conducted hereunder without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), except as provided herein.
(ii)
The Parties acknowledge that either or both Parties or their Affiliates may be obligated to submit a description of the terms of this Agreement to or file a copy of this Agreement under Applicable Laws (including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended) or the rules of any securities regulator or the securities regulations of any other jurisdiction with a Governmental Body, including, without limitation, the French Autorités des Marchés Financiers (the “AMF”) and U.S. Securities and Exchange Commission (“SEC”). Each Party and its Affiliates shall be entitled to make such a required filing, provided that it requests confidential treatment of the commercial terms and sensitive technical terms hereof to the extent such confidential treatment is reasonably available, and any such disclosure shall be in accordance with this Section 9.3(b) and the other terms of this Article 9, as applicable, and each Party agrees to provide to the other Party a copy of any public announcement covered by this Section 9.3(b)(ii) as soon as reasonably practicable under the circumstances. In the event of any such filing, each Party will provide the other Party with a copy of this Agreement marked to show provisions for which such Party or its Affiliate intends to seek confidential treatment and any a copy of the proposed confidential treatment request and shall reasonably consider and reasonably incorporate the other Party’s timely comments thereon to the extent consistent with the legal requirements, with respect to the filing Party or Affiliate, governing disclosure of material agreements and material information that must be publicly filed. Notwithstanding the foregoing, if a Party is required by Applicable Laws to submit a description of the terms of this Agreement to or file a copy of this Agreement with any securities regulator and such Party has (i) promptly notified the other Party in writing of such requirement and any respective timing constraints, (ii) provided copies of the proposed disclosure or filing to the other Party reasonably in advance, but in any event at least [*] in advance with respect to a disclosure of a description of this Agreement and [*] in advance with respect to a filing of a copy of this Agreement and associated confidential treatment request, if any, of such filing or other disclosure and (iii) given the other Party a reasonable time under the circumstances to comment upon the scope of the proposed disclosure and related confidential treatment request, then such Party will have the right to make such disclosure or filing and the related confidential treatment request at the time and in the manner reasonably determined by its counsel to be required by Applicable Laws or the applicable securities regulator. If a Party seeks to make a disclosure or filing as set forth in this Section 9.3(b) and the other Party provides comments within the respective time periods or constraints specified herein, the Party seeking to make such disclosure or filing will reasonably consider such comments and use good faith efforts to incorporate such comments in the disclosure or filing; provided that prior to making any such filing of this Agreement, the Parties shall reasonably cooperate and use good faith efforts to agree on a redacted form of this Agreement to be so filed.
(iii)
Notwithstanding anything to the contrary in this Section 9.3, neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement that has already been publicly disclosed by such Party, or by the other Party, in accordance with this Section 9.3.
(c)
Certain Use of corporate name and logo. Except as expressly provided herein, neither Party shall mention or otherwise use any name, logo, or trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material, or other form of publicity without the prior written approval of such other Party in each instance. Notwithstanding the foregoing, either Party may make any disclosure identifying the other Party that, in the opinion of the disclosing Party’s counsel, is required by Applicable Law; provided, that such Party shall submit the proposed disclosure identifying the other Party in writing to the other Party as far in advance as reasonably practicable so as to provide a reasonable opportunity to comment thereon. Notwithstanding the restrictions of this Section 9.3(c), each Party authorizes the other Party the right to use the other Party’s corporate logo on its respective corporate website, corporate and external partnering presentations to make reference to the existence of this Agreement to the extent such use is in a manner that does not diminish or damage the goodwill, image and reputation of the Party owning the corporate logo and provided, that the other Party displays the corporate logo of the owning Party with equal prominence and size, resolution, print quality and location as the other Party’s Third Party partners.
9.4
Technical Publications.

Ipsen shall have the right in its sole discretion to publish peer reviewed manuscripts, or give other forms of public disclosure such as abstracts and presentations in scientific reviews (each, a “Technical Publication”), of results of studies carried out under this Agreement or otherwise pertaining to the Development of the Licensed Compound or Licensed Products in the Field in the Territory, provided that Ipsen shall (i) in all publications name Sutro as the researcher and developer of Licensed Compound and (ii) provide Sutro with a copy of any proposed Technical Publication at least: (A) [*] prior to submission or disclosure for oral presentations and abstracts and (B) [*] prior to submission to a publisher for manuscripts for the purpose of enabling Sutro to review and comment on the proposed Technical Publication, within [*] of receipt for the oral presentations and abstracts and within [*] for manuscripts. Prior to submission, Ipsen shall revise the draft Technical Publication as Sutro reasonably believes necessary to protect Sutro’s Confidential Information and shall consider Sutro’s comments in good faith. Sutro shall have no right to publish Technical Publications directed to the Licensed

Compound or the Licensed Product, except to make a statement in which Sutro’s role in the identification and early development of the Licensed Compound is described; provided that such restriction shall not preclude Sutro from publishing any Technical Publication merely because it generally references ADCs, ADC2s or products that may be produced using Sutro Manufacturing IP, Sutro Technology or CFE Technology.

Article 10

REPRESENTATIONS, WARRANTIES AND COVENANTS
10.1
Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date:
(a)
such Party is duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction of its incorporation or organization;
(b)
such Party has taken all action necessary on its part to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement, and such authorization, execution and delivery does not violate such Party’s charter documents, bylaws or other organizational documents;
(c)
this Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement, except as enforcement may be limited (1) by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally or (2) by laws governing specific performance, injunctive relief or other equitable remedies;
(d)
the execution, delivery and performance of this Agreement by such Party does not conflict in any material respect with or breach any agreement or instrument or understanding, oral or written, to which such Party is a party or by which such Party is bound, and does not violate any Applicable Law of any Governmental Body having authority over such Party (or any of its Affiliates), including any order, writ, judgment, injunction, decree, determination or award of any court or Governmental Body;
(e)
such Party has all right, power and authority to enter into this Agreement, to perform its obligations under this Agreement; and
(f)
no consent by any Third Party or Governmental Body is required with respect to the execution and delivery of this Agreement by it or the consummation by it of the transactions contemplated hereby.
10.2
Additional Representations and Warranties of Sutro. Sutro represents and warrants to Ipsen that, as of the Effective Date:
(a)
no claims are pending or ongoing, or, to Sutro’s knowledge, have been threatened in writing by any Third Party (a) challenging the validity, enforceability or ownership of Sutro Technology and the Sutro Manufacturing IP (including the XpressCF Technology), and/or (b) asserting that the research, Development, Manufacture or Commercialization of any Licensed Compound or Licensed Patent, in its form as of the Effective Date, infringes or will infringe on any intellectual property right of any Person;
(b)
to Sutro’s knowledge, there is no unauthorized infringement or misappropriation of any of Sutro Technology (including the XpressCF Technology and the XpressCF+ Technology) and the Sutro Manufacturing IP by any Third Party, except as provided in Schedule 10.2(b);

(c)
to Sutro’s knowledge, the Sutro Patents, Sutro Manufacturing Patents and CFE Patents constitute all Patent Rights owned or Controlled by Sutro or its Affiliates as of the Effective Date that are necessary for the research, Development, Manufacture or Commercialization of the Licensed Compound and Licensed Product;
(d)
to Sutro’s knowledge, the Sutro Manufacturing IP and Sutro Know-How constitutes all material intellectual property and Know-How Controlled by Sutro or its Affiliates as of the Effective Date that is directly related to or are necessary for the research, Development, Manufacture or Commercialization of the Licensed Compound and Licensed Product;
(e)
to Sutro’s knowledge, all research and development (including non-clinical studies and Clinical Trials) related to the Licensed Compound prior to the Effective Date has been conducted in accordance with all Applicable Laws and none of Sutro, its Affiliates or any Third Party acting for or on behalf of Sutro or its Affiliates in connection with all such research and development has been debarred or subject to debarment;
(f)
Sutro has all right, title and interest in and to the Sutro Technology (including the XpressCF Technology and the XpressCF+ Technology) and the Sutro Manufacturing IP, and the Sutro Technology and the Sutro Manufacturing IP are free and clear of any liens, charges, encumbrances or exclusive rights of others to possession or use;
(g)
Sutro has all right, title and interest in and to the Sutro Technology and the Sutro Manufacturing IP, as well as right under the Stanford Agreement, necessary to grant all of the licenses contained in this Agreement with respect to such Sutro Technology (including the XpressCF Technology and the XpressCF+ Technology) and the Sutro Manufacturing IP;
(h)
Sutro has not previously licensed, assigned, transferred or otherwise conveyed any right, title or interest in and to the Sutro Technology (including the XpressCF Technology and the XpressCF+ Technology) and the Sutro Manufacturing IP with respect to the Licensed Compound and the Licensed Products to any Third Party in a manner that is inconsistent with the rights and licenses purported to be granted hereunder to Ipsen, including any rights with respect to the Licensed Compound or any Licensed Product and has not taken any action that would in any way prevent Sutro, as applicable from granting the rights granted to Ipsen under this Agreement, or that would otherwise materially conflict with or adversely affect Ipsen’s rights under this Agreement;
(i)
Sutro is the owner of each of the Sutro Patents and Sutro Manufacturing Patents, and, to Sutro’s knowledge, each Sutro Patent (i) has been filed in good faith, (ii) has been materially prosecuted in accordance with any applicable duty of candor and (iii) has been maintained in a manner consistent with industry practice, in each case in each applicable jurisdiction in which such Sutro Patent has been filed, and no official final deadlines with respect to prosecution thereof have been missed and all applicable fees have been paid on or before the due date for payment, except where such Sutro Patent was intentionally abandoned;
(j)
Other than the Stanford Agreement, there is no agreement between Sutro or its Affiliates with any other Third Party pursuant to which Sutro or any of its Affiliates obtains any license to any Sutro Technology (including the XpressCF Technology and the XpressCF+ Technology) and Sutro Manufacturing IP (and no Third Party License Agreement to which Sutro or its Affiliates is a party exists as of the Effective Date) (The licenses and rights granted to Sutro under the Stanford Agreement solely relate to CFE (and the use of CFE to manufacture products) and the intellectual property thereunder does not otherwise Cover any components, Licensed Compounds or Licensed Products (except for the use of CFE in Manufacturing of the Licensed Compounds or Licensed Products).);
(k)
Sutro and its Affiliates are not in breach of the Stanford Agreement;

(l)
To Sutro’s knowledge, there have been no material Adverse Events with respect to the safety and efficacy of the CFE, the CFE Reagents, pAMF, mAb, the Plasmid, the Linker or the Payload;
(m)
Sutro has, prior to the Effective Date, made all maintenance fees, annuity payments, and similar payments relating to the Sutro Patents in the Territory, except where such Sutro Patents were intentionally abandoned;
(n)
Sutro has not, to Sutro’s knowledge prior to the Effective Date, taken action or failed to undertake an action, in connection with filing, prosecuting and maintaining the Sutro Patents in the Territory in violation of any Applicable Law;
(o)
There is no claim, judgment, or settlement against or amounts with respect thereto owed by Sutro or pending, and to Sutro’s knowledge, no threatened, adverse action, suit or proceeding against Sutro involving any Sutro Technology (including the XpressCF Technology and the XpressCF+ Technology) and Sutro Manufacturing IP or the safety (including any product liability claim) of the Licensed Compound and/or Licensed Product;
(p)
Sutro has disclosed to Ipsen all material information, including all material correspondences to or from any Regulatory Authority regarding the CFE and the CFE Reagents that would impact the use thereof in the Development, Manufacture or Commercialization of the Licensed Compounds or the Licensed Products pursuant to this Agreement;
(q)
Sutro has not entered into any agreements, either oral or written, with any Third Party relating to the research, Development, Commercialization or Manufacture of Licensed Compound in the Field in the Territory; and
(r)
No person (other than former or current employees, consultants and contractors of Sutro who are obligated in writing to assign his/her inventions to Sutro), is an inventor of any of the inventions claimed in the Sutro Patents filed or issued as of the Effective Date, except for those Third Party inventors of those inventions that fall within the Sutro Technology and Sutro Manufacturing IP Controlled by Sutro or its Affiliates and as to which Sutro has obtained an assignment as of the Effective Date. No present or former employee or consultant of Sutro owns or has any proprietary, financial or other interest, direct or indirect, in the Sutro Technology (including the XpressCF Technology and the XpressCF+ Technology) and the Sutro Manufacturing IP, other than any interest as a shareholder, that has not been assigned to Sutro. To Sutro’s knowledge, there are no claims that have been asserted in writing challenging the inventorship of any of the Sutro Patents.
10.3
Additional Representation and Warranty of Ipsen. Ipsen represents and warrants to Sutro that the fair market value of the assets to be acquired under this Agreement, as determined by Ipsen under 15 USC §18A and 16 CFR §801 et seq., does not exceed $119.5 million.
10.4
Compliance Covenants. Each of Ipsen and Sutro covenant to the other as follows:
(a)
Compliance with Law. It will, and will ensure that its Affiliates, comply with all Applicable Laws in connection with the performance of its and its Affiliates’ activities under this Agreement, including, to the extent applicable, the U.S. Foreign Corrupt Practices Act, the European Data Protection Directive 95/46/EC, the European General Data Protection Regulation (Regulation (EU) 2016/679), and any other applicable national data protection legislation.
(b)
Employees, Consultants and Contractors. Each Party covenants that it and its Affiliates shall obtain from each of its and their respective employees, consultants and contractors, in each case who may or do conceive, discover, invent or create any of such Party’s Know-How, written agreements containing obligations of confidentiality and non-use and an assignment to such Party or its applicable Affiliates of all of such Person’s rights to such Know-How such that no such employee, contractor or consultant shall retain any rights thereto that would prevent or conflict with the other

Party’s rights of ownership, license or use thereof or thereto, as the case may be, contemplated under this Agreement.
(c)
Sunshine Act. Each Party acknowledges that, under the provisions of Section 1128G of the Social Security Act, 42 U.S.C. § 1320a-7h and other similar provisions of Applicable Law, such Party may be required to disclose certain payments and other transfers of value provided to health care professionals and institutions, including payments, reimbursements, materials or equipment made or provided under or in connection with this Agreement. Each Party will provide the other Party with all reasonable information in its control related to the activities hereunder necessary for the other Party to comply with such Applicable Law in the form reasonably requested by the requesting Party and at such times as the requesting Party may reasonably request to satisfy its obligations.
(d)
Violations; Exclusions Lists. With respect to the activities contemplated under this Agreement, during the Term, neither Party will engage, directly or indirectly, in any transactions, or otherwise deal with, except to the extent permissible under applicable United States law or other Applicable Law, any country or Person targeted by United States or other relevant economic sanctions Applicable Law, including any Person designated on the Specially Designated Nationals List. In addition, each Party agrees that it will not use (and will cause its Affiliates and Third Party contractors not to use) any Person (including any employee, officer, director or Third Party contractor) who is (or has been) on the Exclusions Lists, or who is (or has been) in Violation, in the performance of any activities hereunder. Each Party certifies to the other Party that, as of the Effective Date, it has screened itself, and its officers and directors (and its Affiliates and Third Party contractors (acting in connection with this Agreement) and their respective officers and directors) against the Exclusions Lists and that it has informed the other Party in writing whether it, or any of its officers or directors (or any of its Affiliates or any of their respective officers and directors) has been in Violation. After the Effective Date, each Party will notify the other Party in writing immediately if any such Violation occurs or comes to its attention. For purposes of this Section 10.4(d), “Violation” means that a Party or any of its officers or directors or any other personnel of such Party (or other permitted agents of such Party performing activities hereunder, including any of such Party’s Affiliates, sublicensees or Third Party contractors and their respective officers and directors) has been: (a) convicted of any of the felonies identified among the exclusion authorities listed on the U.S. Department of Health and Human Services, Office of Inspector General (OIG) website, including 42 U.S.C. § 1320a-7(a) (http://oig.hhs.gov/exclusions/authorities.asp); (b) identified in the OIG List of Excluded Individuals/Entities (LEIE) database (http://exclusions.oig.hhs.gov/) or the U.S. General Services Administration’s list of Parties Excluded from Federal Programs (http://www.epls.gov); or (c) listed by any U.S. federal agency as being suspended, debarred, excluded or otherwise ineligible to participate in federal procurement or non-procurement programs, including under 21 U.S.C. § 335a (http://www.fda.gov/ora/compliance_ref/debar/) (each of (a), (b) and (c), collectively, the “Exclusions Lists”).
(e)
No Inconsistent Obligations. It will not, and will ensure that its Affiliates will not, take any action or enter into any agreement with any Third Party that are inconsistent with the rights granted to the other Party under this Agreement.
(f)
Anti-Corruption. Each Party will:
(i)
in connection with its activities under or in connection with this Agreement strictly comply with the OECD Anti-Bribery Convention on combating bribery of foreign public officials in international business transactions, the United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act 2010 and any other equivalent Applicable Laws in the Territory for the prevention of fraud, corruption, racketeering, money laundering and terrorism, in each case as may be amended from time to time (such Applicable Law, the “Anti-Corruption Laws”), including such Party’s own internal policies in connection therewith. Each Party shall require any Affiliates, contractors, subcontractors, distributors or other persons or entities that provide services to such Party in connection with this Agreement to comply with such Party’s obligations under this Section 10.4(f);

(ii)
not, in the performance of this Agreement, directly or indirectly, make any payment, or offer or transfer anything of value, or agree or promise to make any payment or offer or transfer anything of value, to a Public Official or any other Third Party with the purpose of influencing decisions related to either Party or its business in a manner that would violate Anti-Corruption Laws; and
(iii)
maintain records (financial and otherwise) and supporting documentation related to the subject matter of this Agreement in order to document or verify compliance with the provisions of this Section 10.4(f) and upon request of the other Party, up to once per year and upon reasonable advance notice, shall provide the other Party or its representative with access to such records for purposes of verifying compliance with the provisions of this Section 10.4(f).

For purposes of this Section 10.4(f), “Public Official” means (A) any officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency or other division; (B) any officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary, laboratory or medical facility; (C) any officer, employee or representative of any public international organization, such as the African Union, the International Monetary Fund, the United Nations or the World Bank; and (D) any person acting in an official capacity for any government or government entity, enterprise or organization identified above.

(g)
Export Control. Neither it nor its Affiliates will export, transfer, or sell any Licensed Product to any country or territory except in compliance with Applicable Laws.
(h)
Debarment. It will not knowingly engage, in any capacity in connection with this Agreement or any ancillary agreements, any officer, employee, contractor, consultant, agent, representative, or other person who has been debarred by any Regulatory Authority, including under the Generic Drug Enforcement Act of 1992 (21 U.S.C. §301 et seq.), is under investigation for debarment action by any Regulatory Authority, has been disqualified as an investigator pursuant to 21 C.F.R. §312.70, has a disqualification hearing pending or is currently employing or using any Person that has been so debarred or disqualified by any Regulatory Authority to perform any of such Party’s obligations under this Agreement. Each Party will inform the other Party in writing promptly if it or, to each Party’s knowledge, any person engaged by it or any of its Affiliates who is performing any obligations under this Agreement or any ancillary agreements is debarred or excluded, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or is threatened, pursuant to which a Party, any of its Affiliates or any such person performing obligations hereunder or thereunder may become debarred or excluded.
(i)
Compliance Program. In connection with this Agreement, each Party has implemented and agrees to maintain and enforce a compliance and ethics program designed to prevent and detect violations of Applicable Law, including the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.), the Public Health Service Act (42 U.S.C. § 201 et seq.), the Anti-Kickback Statute (42 U.S.C. § 1320a-7b), Civil Monetary Penalty Statute (42 U.S.C. § 1320a-7a), the False Claims Act (31 U.S.C. § 3729 et seq.) and anti-corruption Applicable Law, throughout its operations (including subsidiaries) and the operations of its contractors and subcontractors that have responsibility for products, payments or services provided under this Agreement. Each Party agrees to comply with the other Party’s internal code of conduct for such program. The Alliance Managers will facilitate discussions and the sharing of information and experiences between the Parties respective compliance and ethics organizations.
10.5
Disclaimer.EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR VALIDITY OF PATENT CLAIMS. NOTHING IN THIS

AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY EITHER PARTY THAT SUCH PARTY SHALL BE SUCCESSFUL IN OBTAINING ANY PATENTS OR THAT ANY PATENTS SHALL ISSUE BASED ON A PENDING APPLICATION. WITHOUT LIMITING THE RESPECTIVE RIGHTS AND OBLIGATIONS OF THE PARTIES EXPRESSLY SET FORTH HEREIN, EACH PARTY SPECIFICALLY DISCLAIMS ANY GUARANTEE THAT THE RESEARCH CONDUCTED HEREUNDER, OR ANY LICENSED COMPOUNDS OR LICENSED PRODUCTS, SHALL BE SUCCESSFUL, IN WHOLE OR IN PART.
Article 11

INDEMNIFICATION AND INSURANCE
11.1
Indemnification by Ipsen. Subject to Section 11.4, Ipsen shall indemnify, defend and hold Sutro and its Affiliates and each of their respective employees, officers, directors and agents (the “Sutro Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees) (“Losses”) to which any Sutro Indemnitee may become subject as a result of any Third Party claims or suits (including Third Party Actions) (each a “Claim”) to the extent such Losses arise from: (a) Ipsen’s or its Affiliate’s, or its or their Sublicensee’s or subcontractor’s negligence or willful misconduct in connection with its activities under this Agreement; (b) Ipsen’s or its Affiliate’s, or its or their Sublicensee’s or subcontractor’s performance of Ipsen’s obligations under this Agreement; (c) breach by Ipsen or any of its Affiliates, or its or their Sublicensee or subcontractor of this Agreement, including its representations or warranties set forth in Article 10; (d) any Third Party claim or suit arising from use of the Licensed Product, including claims or suits alleging personal injury or death, or (e) any Third Party claim or suit based on or alleging infringement or misappropriation of such Third Party’s intellectual property directly related to or arising under or resulting from the Development, Manufacture or Commercialization of the Licensed Compound or any Licensed Products; provided, however, that Ipsen’s obligations pursuant to this Section 11.1 shall not apply (i) to the extent such claims or suits result from the negligence or willful misconduct of any of the Sutro Indemnitees or are covered by Sutro’s obligations under Section 11.2, or (ii) with respect to claims or suits arising out of breach by Sutro of its representations or warranties set forth in Article 10.
11.2
Indemnification by Sutro. Subject to Section 11.4, Sutro shall indemnify, defend and hold Ipsen and its Affiliates and each of their respective employees, officers, directors and agents (“Ipsen Indemnitees”) harmless from and against any and all Losses to which any Ipsen Indemnitee may become subject as a result of any Claim(s) to the extent such Losses arise from: (a) Sutro’s negligence or willful misconduct in connection with its activities under this Agreement; or (b) breach by Sutro of this Agreement, including its representations or warranties set forth in Article 10; provided, however, that Sutro’s obligations pursuant to this Section 11.2 shall not apply (i) to the extent that such claims or suits result from the negligence or willful misconduct of any of Ipsen Indemnitees or are covered by Ipsen’s obligations under Section 11.1, or (ii) with respect to claims or suits arising out of a breach by Ipsen of its representations or warranties set forth in Article 10.
11.3
No Consequential Damages. EXCEPT WITH RESPECT TO (a) EACH PARTY’S (i) INDEMNIFICATION OBLIGATIONS UNDER SECTION 11.1 OR SECTION 11.2, AS APPLICABLE, (ii) GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD OR (iii) BREACH OF ITS OBLIGATIONS UNDER ARTICLE 9, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY BREACH HEREOF.
11.4
Notification of Claims; Conditions to Indemnification Obligations.A Party that intends to claim indemnification under Section 11.1 or 11.2 (the “Indemnitee”) shall promptly notify the other Party (the “Indemnitor”) in writing of any Claim in respect of which the Indemnitee intends to claim such indemnification. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Claim shall only relieve the Indemnitor of its indemnification obligations under this Section 11.4 if and to the extent the Indemnitor is actually and materially prejudiced thereby. The Indemnitor has sole control of the defense or settlement thereof. In no event, however, may the Indemnitor compromise or settle any claim or suit in a manner which admits fault or negligence on the part of the Indemnitee without the prior written consent of the Indemnitor. The Indemnitee may participate at its expense in the Indemnitor’s defense of and settlement negotiations for any Claim with counsel of the Indemnitee’s own selection. Indemnitee shall reasonably cooperate with Indemnitor and its counsel in the course of the investigation, defense and negotiation of settlement of any such Claim, such cooperation to include using reasonable efforts to provide or make available documents, information and witnesses. So long as the Indemnitor is actively defending the Claim in good faith, the Indemnitee shall not settle or compromise any such Claim without the prior written consent of the Indemnitor. If the Indemnitor does not assume and conduct the defense of the Claim as provided above: (i) the Indemnitee may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Claim in any manner the Indemnitee may deem reasonably appropriate (and the Indemnitee need not consult with, or obtain any consent from, the Indemnitor in connection therewith); and (ii) the Indemnitor shall remain responsible to indemnify the Indemnitee as provided in Section 11.1 or 11.2, as applicable.
11.5
Insurance. Sutro and Ipsen, at their own expense, will throughout the Term and for [*] thereafter, obtain and maintain insurance policies with a reputable, solvent insurers [*] and licensed to do business in the jurisdiction(s) in which the work is performed, in a nature and an amount appropriate and sufficient to cover their obligations under this Agreement and more generally their liability as biopharmaceutical company and pharmaceutical company. Without limiting the foregoing, (a) each Party will maintain commercial general liability insurance written on an occurrence form that provides coverage for liabilities arising out of premises, operations, personal & advertising injury, and liability assumed under an insured contract with limits of at least [*] per occurrence, [*] general aggregate, (b) each Party will maintain workers’ compensation insurance that satisfies all state statutory requirements and limits in which the work is performed, with employer’s liability coverage with limits of at least [*] per person per accident, (c) each Party will maintain commercial automobile liability insurance if the use of motor vehicles is required hereunder, with limits of at least [*] combined single limit per accident covering owned, hired, and non-owned vehicles, (d) as supplier of the Licensed Compound and the Licensed Product, as applicable, and of the CFE, Sutro will secure and maintain throughout the entire Term and for [*] thereafter appropriate product liability insurance with a limit of at least [*] per claim and in the aggregate, (e) Ipsen will maintain appropriate professional liability and clinical trial liability insurance throughout the conduct of the Development activities of the Licensed Product, for a sufficient amount as per the legal obligations in force in the Territory on a per-claim and aggregate basis, and (f) as seller of the Licensed Product, prior to the First Commercial Sale of the Licensed Product, Ipsen will secure and maintain throughout the entire Term and for [*] thereafter appropriate product liability insurance with a limit of at least [*] per claim and in the aggregate. Each of the foregoing policies (except the automobile liability policy) shall be endorsed to waive subrogation in favor of the other Party. The required insurance coverages shall be written on a primary/non-contributory basis to any other insurance. It is understood that such insurance will not be construed to create a limit of the Parties’ liability with respect to its indemnification obligations under this Article 11 (Indemnification; Insurance). Upon request, each Party will provide the other Party a certificate of insurance evidencing such coverage, and, except for subsection (b) above (i.e., workers’ compensation insurance), will maintain the other Party and its directors, officers, employees, agents, and representatives as an additional insured under its liability insurance. Notwithstanding any provision to the contrary set forth in this Agreement, policies may be obtained via combination of primary and umbrella/excess insurance policies issued via domestic and global policies provided that any umbrella/excess insurance coverage is written on a follow-form basis. If either Party subcontracts any work associated with this Agreement, such Party agrees to require that any subcontractor maintain such types of normal and customary liability insurance in amounts adequate to cover its obligations.
Article 12

TERM AND TERMINATION

12.1
Term and Expiration. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this Article 12, shall continue in full force and effect until expiration of the last Royalty Term (the “Term”). If Ipsen is not in breach of the Agreement and has made all payments due hereunder, then effective upon the expiration of all payment obligations under this Agreement, the licenses granted to Ipsen will each become non-exclusive, fully paid-up, royalty-free, irrevocable, and perpetual. For clarity, the foregoing shall not reinstate any licenses that have expired or been terminated prior to the expiration of all payment obligations under this Agreement.
12.2
Termination of the Agreement for Convenience. At any time during the Term, Ipsen may, at its convenience, terminate this Agreement in its entirety [*] prior written notice to Sutro.
12.3
Termination upon Material Breach.
(a)
Material Breach. If a Party breaches any of its material obligations under this Agreement, the Party not in default may give to the breaching Party a written notice specifying the nature of the default, requiring it to cure such breach, and stating its intention to terminate this Agreement if such breach is not cured within [*]. If such breach is not cured within [*] after the receipt of such notice, the Party not in default shall be entitled to terminate this Agreement immediately by written notice to the other Party.
(b)
Material Breach Dispute. Any dispute regarding an alleged material breach of this Agreement shall be resolved in accordance with Article 13 hereof.
12.4
Termination for Insolvency.If, at any time during the Term (a) a case is commenced by or against either Party under the Bankruptcy Code and, in the event of an involuntary case under the Bankruptcy Code, such case is not dismissed within [*] after the commencement thereof, (b) either Party files for or is subject to the institution of bankruptcy, dissolution, corporate reorganization, liquidation or receivership proceedings (other than a case under the Bankruptcy Code), which proceedings, if involuntary, shall not have been dismissed within [*] after the commencement thereof, (c) either Party assigns all or a substantial portion of its assets for the benefit of creditors, (d) a receiver or custodian is appointed for either Party’s business, or (e) a substantial portion of either Party’s business is subject to seizure, attachment or similar process and not released within [*] thereafter (each of (a), (b), (c), (d) or (e), a “Bankruptcy Event”), then, in any Bankruptcy Event, the other Party may terminate this Agreement upon written notice to the extent permitted under Applicable Law.
12.5
Ipsen’s Right to Terminate for Regulatory Reasons.

Ipsen may terminate this Agreement with immediate effect upon written notice to Sutro based on legitimate and documented concerns over safety of the Licensed Product whether declared or not by a Regulatory Authority.

Ipsen may terminate this Agreement upon [*] prior written notice if Regulatory Approval is not granted by the EMA and/or FDA, or if the EMA and/ or FDA requires the conduct of further studies in support of the Regulatory Approval after the Regulatory Approval has been granted.

12.6
Sutro’s Right to Terminate for Patent Challenge.

If Ipsen or any of its Affiliates directly takes any action, or knowingly provides financial or other assistance (including direct legal or technical advice) to any Third Party, for the intended purpose of challenging in a court or administrative proceeding any claim in any Sutro Patent, Sutro Manufacturing Patent or CFE Patent as being invalid, unenforceable or otherwise not patentable (any such action or assistance, a “Patent Challenge”), then Sutro, at its discretion, may give notice to Ipsen that Sutro will terminate the Agreement unless such Patent Challenge is withdrawn, abandoned or terminated (as appropriate) within [*] from the date of such notice. If Ipsen or its Affiliate (as the case may be) does not withdraw, abandon or terminate (as appropriate) such Patent Challenge within such [*] period then, subject to the remainder of this Section 12.6, Sutro may terminate this Agreement. In the event that Sutro notifies Ipsen in writing that any Sublicensee or Distributor has initiated a Patent Challenge, then Ipsen shall terminate such Sublicensee’s Sublicense Agreement or Distributor’s sublicense granted pursuant to Section 2.2 in its entirety, unless such action by such Sublicensee or Distributor is withdrawn within [*] after Sutro’s notice to Ipsen thereof.

12.7
Effects of Termination.
(a)
Survival.
(i)
Subject to the other terms and conditions regarding the termination and survival of obligations under this Agreement in the event of expiration or termination of this Agreement, upon expiration or termination of this Agreement, all provisions of this Agreement will cease to have any effect, except that the following provisions will survive any such expiration or termination for any reason for the period of time specified therein, or if not specified, then they will survive indefinitely: Article 1 (solely with respect to defined terms that are used in surviving provisions); Section 2.5(e); Sections 4.5 and 5.3 (each solely with respect to their second and third sentences with respect to Third Party continuing obligations); Section 6.5 (solely with respect to Licensed Product sold under this Agreement); Sections 7.1 to 7.7 (inclusive) and 7.9 (each solely with respect to payment obligations accruing prior to expiration or termination); Sections 7.8, 7.10, 7.11, 7.12 and 8.3; Sections 8.5(b) to (f) (each solely with respect to Actions initiated prior to expiration or termination); Sections 9.1, 9.2 and 9.3(b) (each for the [*] period immediately following expiration or termination); Section 10.5; Article 11 (however, with respect to Section 11.5, only for the period set forth in Section 11.5); Section 12.1 (solely with respect to the second and third sentences and solely in the event of expiration, but not termination); Sections 12.7 and 12.8; and Articles 13 and 14.
(ii)
Expiration or termination of this Agreement shall not relieve the Parties of any liability that accrued hereunder prior to the effective date of such expiration or termination. In addition, termination of this Agreement shall neither preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.
(b)
Consequences of Termination.
(i)
Upon any expiration or termination of this Agreement, each Party shall return, or at the other Party’s option, destroy, all relevant records and materials containing any Confidential Information of such other Party in the possession or control of such Party or any of its Representatives as of the effective date of such expiration or termination; provided that the Recipient may retain a copy of computer records or files containing such Confidential Information that have been created pursuant to automatic archiving or back-up procedures that cannot reasonably be deleted; provided, further, that such copy will be kept confidential by the Recipient in accordance with the terms and provisions of this Agreement for as long as the Recipient is in possession of such copy.
(ii)
If requested by Sutro, Ipsen will sell to Sutro any inventory of any Licensed Products, including the Licensed Compound, that are Controlled by Ipsen as of the effective date of termination, at a price equal to Ipsen’s cost of goods.
(iii)
In the event of any termination of this Agreement by Ipsen under Section 12.2 or Section 12.3, Ipsen and its Affiliates and or its or their Sublicensees shall be entitled, during the [*] period following such termination, to sell any commercial inventory of Licensed Product(s) which remains on hand as of the date of the termination, so long as Ipsen pays to Sutro the royalties and milestones applicable to said subsequent sales in accordance with the terms and conditions set forth in this Agreement. Any commercial inventory remaining following [*] period shall be offered for sale to Sutro at a price equal to Ipsen’s Costs of Goods.
(iv)
Upon any termination of this Agreement, each sublicense of the license granted under Section 2.1 shall automatically terminate unless Sutro elects, in its sole discretion to assume such sublicense; provided that Sutro shall not be obligated to fulfill any obligations to any Sublicensees or Distributors beyond those obligations required of Sutro if this Agreement had not terminated and, effective upon any election by Sutro to assume such sublicense, Ipsen hereby assigns, transfers, conveys and delivers to Sutro all of its right, title and interest in, to and under such sublicense.

(c)
Assignment of Regulatory Submissions.

Ipsen will and hereby does, and will cause its Affiliates and Sublicensees to, (a) assign to Sutro all of its rights, title, and interests in and to all Clinical Trial data, submissions to any Regulatory Authority, Regulatory Approvals, and Pricing and Reimbursement Approvals (where applicable) related to the Licensed Compounds and Licensed Products owned or Controlled by Ipsen or any of its Affiliates or its or their Sublicensees as of the effective date of termination, and (b) take those steps reasonably necessary to transfer ownership of all such assigned regulatory submissions, Regulatory Approvals, and Pricing and Reimbursement Approvals (where applicable) to Sutro, including submitting to each applicable Regulatory Authority a letter or other necessary documentation notifying such Regulatory Authority of the transfer of such ownership of such regulatory submissions, Regulatory Approvals, and Pricing and Reimbursement Approvals (where applicable).

(d)
Reversion License and Rights Upon Expiration or Termination.
(i)
As of the effective date of expiration or termination of the Term, in each case upon Sutro’s written request, Ipsen will grant, and hereby does grant, to Sutro (a) an exclusive, worldwide, transferable license and right of reference, with the right to sublicense through multiple tiers, to the Clinical Trial data, submissions to any Regulatory Authority, Regulatory Approvals, and Pricing and Reimbursement Approvals (where applicable) solely related to any Licensed Compound or Licensed Product that are permitted to be assigned, pursuant to Section 12.7(c) (Assignment of Regulatory Submissions), (b) an exclusive, worldwide, transferable license with the right to sublicense through multiple tiers, to any Patent Rights and Know-How owned or Controlled by Ipsen or any of its Affiliates as of the effective date of termination, to the extent necessary to continue to Develop, Manufacture, and Commercialize, the Licensed Compound or Licensed Product, and (c) if, as of the effective date of termination, any Licensed Products have received Regulatory Approval in any country in the Territory, an exclusive, worldwide, transferable license with the right to sublicense through multiple tiers, to use any trademarks owned or Controlled by Ipsen that identify the Licensed Products for the purpose of Commercializing the Licensed Products. Upon Sutro’s written request, Ipsen shall assign to Sutro any trademarks owned by Ipsen that identify the Licensed Products and any associated goodwill. If Ipsen is unable to sublicense any Patent Rights or Know-How owned by Third Parties to Sutro pursuant to this Section 12.7(d) (Reversion License) without the consent of the Third Party, then, at Sutro’s request, Ipsen will undertake to procure such licenses on behalf of Sutro, subject to Sutro’s written agreement, and, as far as Ipsen is able to procure such licenses, Sutro will pay such fees and be bound by the terms set forth in such licenses.
(ii)
Reversion Royalties. Upon termination of this Agreement by Ipsen under Section 12.2 (Termination for Convenience by Ipsen) or by Ipsen pursuant to Section 12.3 (Termination for Sutro’s Material Breach), the licenses granted to Sutro in Section 12.7(i) will be royalty-bearing as set forth in this Section 12.7(d)(ii) (Reversion Royalties) and Sutro will pay to Ipsen royalties based on one of the following royalty rates based on the Development stage that the Licensed Product was at on the effective date of termination, solely during the Royalty Term (defined mutatis mutandis, where “Sutro Patents and Sutro Manufacturing Patents” shall be replaced with “Patent Rights being licensed by Ipsen” and provided that “Net Sales” shall exclude gross amounts received by an Acquiror (or any of its licensees or sublicensees) for sales of Licensed Product for which Development activities were performed substantially independent of Sutro:
(A)
[*] by Sutro and its Affiliates if prior to the effective date of termination of this Agreement, a Phase I Trial data package was generated under this Agreement (but no Phase II Trial has been initiated prior to such date);
(B)
[*] by Sutro and its Affiliates if a Phase II Trial for the Licensed Product has been initiated prior to the effective date of termination of this Agreement (but no Phase III Trial or Pivotal Clinical Trial has

been initiated prior to such date) for the same Indication for which the Licensed Product has received Regulatory Approval in the country where net sales by Sutro and its Affiliates have occurred;
(C)
[*] by Sutro and its Affiliates if a Phase III Trial for the Licensed Product has been initiated prior to the effective date of termination of this Agreement (but no Regulatory Approval has been obtained in the relevant country prior to such date) for the same Indication for which the Licensed Product has received Regulatory Approval in the country where net sales by Sutro and its Affiliates have occurred; or
(D)
[*] of each Licensed Product in each country for which Regulatory Approval, and where applicable, Pricing and Reimbursement Approvals have been obtained prior to the effective date of termination of this Agreement

(each of the foregoing royalties set forth in this Section 12.7(d)(ii) above, “Reversion Royalties”).

The Reversion Royalties due upon termination of this Agreement by Ipsen pursuant to Section 12.3 (Termination for Sutro’s Material Breach) are without prejudice to Ipsen’s rights and remedies available at law or equity provided that no Reversion Royalties shall be due if the reversion licenses granted to Sutro in Section 12.7(i) are not in effect.

For purposes of the above:

(i)
net sales shall be calculated, in a manner consistent with the definition of Net Sales hereunder, mutatis mutandis)
(ii)
the above royalties shall be subject to the reductions set forth in Section 7.6 mutatis mutandis
(iii)
payment terms and reporting shall be in accordance with Sections 7.7, 7.8, 7.9 and 7.10, mutatis mutandis

Upon termination of this Agreement by Sutro pursuant to Section 12.3 (Termination for Ipsen’s Material Breach), by either Party pursuant to Section 12.4 (Termination for Bankruptcy), or by Ipsen pursuant to Section 12.5 (Termination for Regulatory Reasons) the licenses granted to Sutro in Section 12.7 will be royalty-free.

(e)
Ongoing Clinical Trials.
(i)
If, as of the effective date of termination of this Agreement, Ipsen or its Affiliates or its or their Sublicensees are conducting any Clinical Trials involving any Licensed Compound or Licensed Products (each an “Ongoing Clinical Trial”), then, unless prohibited by any Regulatory Authority or Applicable Law, at Sutro’s written request on a Clinical Trial-by-Clinical Trial basis, Ipsen will (1) transfer control of all such requested Ongoing Clinical Trials to Sutro or its designees (including the assignment of all related investigator and other agreements relating to such Clinical Trials), subject to subsection (ii) below; (2) continue to conduct such Ongoing Clinical Trials to minimize interruption of any such Ongoing Clinical Trials for the patients; provided that Sutro will pay all Direct Costs and Indirect Costs incurred by either Party to complete such Ongoing Clinical Trials; or (3) wind down, at Ipsen’s sole cost, as soon as reasonably possible following the effective date of termination of this Agreement any Ongoing Clinical Trials.

(ii)
If Sutro elects to transfer control of any Ongoing Clinical Trials to Sutro or its designee following termination of this Agreement, then such Ongoing Clinical Trials will be (x) at Sutro’s cost and expense if the termination is by Ipsen under Section 12.2 (Termination for Convenience), Section 12.3 (Termination for Material Breach by Sutro), or Section 12.5 (Termination for Regulatory Reasons) and also pay for the transfer of ownership of the Licensed Compound and Licensed Product inventory at Ipsen’s costs of goods, or (y) at Ipsen’s cost and expense if the termination is by Sutro under Section 12.3 (Termination for Material Breach by Ipsen) or under Section 12.6 (Termination for Patent Challenge).
(f)
Supply of Product. If Ipsen has taken the responsibility of Manufacturing the Licensed Compound, Licensed Product or CFE (as applicable) during the Term and is Manufacturing any Licensed Products on the effective date of termination, at Sutro’s written request, the Parties will negotiate in good faith a supply agreement under which Ipsen will supply to Sutro such quantities of the Licensed Products, Licensed Compound or CFE, each at Sutro’s request and Ipsen’s cost of goods, until the earlier of (a) such time as Sutro has established an alternate, validated source of supply for the Licensed Products, and (b) [*] from the anniversary of the effective date of termination of this Agreement.
12.8
Other Remedies. Termination of this Agreement for any reason shall not release either Party from any liability or obligation that already has accrued prior to such termination. Termination of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect or limit, any rights or remedies that otherwise may be available at law or in equity.
Article 13

DISPUTE RESOLUTION
13.1
Disputes. The Parties recognize that disputes as to certain matters may from time to time arise during the Term which relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to establish under this Article 13 procedures to facilitate the resolution of disputes arising under this Agreement (other than any disputes relating to matters which under this Agreement Sutro has sole decision-making authority (each, a “Non-Escalable Dispute”)), in an expedient manner by mutual cooperation and without resort to litigation. In the event that the Parties are unable to resolve such dispute through diligent review and deliberation by the Senior Executives within [*] from the day that one Party had designated the issue as a dispute in written notice to the other Party, then either Party shall have the right to escalate such matter to the respective Chief Executive Officers as set forth in Section 13.2.
13.2
Escalation to Senior Executive Officers. Either Party may, by written notice to the other Party, request that a dispute (other than a Non-Escalable Dispute) that remains unresolved by the respective Senior Executives or his/her designated senior representative for a period of [*] as set forth in Section 13.1 arising between the Parties in connection with this Agreement, or a dispute relating to material breach, be resolved by the respective Chief Executive Officers or his/her designated senior representative, within [*] after referral of such dispute to them. If the Chief Executive Officers cannot resolve such dispute within [*] after referral of such dispute to them, then, at any time after such [*] period, either Party may proceed to enforce any and all of its rights with respect to such dispute.
13.3
Binding Arbitration. Except as otherwise expressly set forth in this Agreement, if such Chief Executive Officers do not resolve the dispute in accordance with the time-periods set forth in Section 13.2 then, either Party may at any time submit the dispute to be finally settled by arbitration administered in accordance with the ICC International Arbitration Rules then in effect of the International Court of Arbitration of the International Chamber of Commercial (the “ICC”) in effect at the time of submission. The arbitration will be heard and determined by three arbitrators, each of whom will be impartial and independent of the Parties. Each Party will appoint one arbitrator and the third arbitrator will be selected by the two Party-appointed arbitrators, or, failing agreement, by the ICC. Such arbitration will take place in [*], in the English language. The arbitration award so given will, absent manifest error, be a final and binding determination of the dispute, and will be fully enforceable in any court of competent jurisdiction. Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration unless the final award decides that one Party shall pay some or all of the other Party’s legal costs. Except to the extent necessary to comply with Applicable Law, legal process, or a court order or to enforce a final settlement agreement or secure enforcement of any arbitration award, the Parties agree that the existence, terms and content of any arbitration, all information and documents disclosed in any arbitration or evidencing any arbitration results, award, judgment or settlement, or the performance thereof, and any allegations, statements and admissions made or positions taken by either Party in any arbitration, shall be treated and maintained in confidence and are not intended to be used or disclosed for any other purpose or in any other forum.
13.4
Injunctive Relief. No provision herein shall be construed as precluding a Party from bringing an action for injunctive relief or other equitable relief prior to the initiation or completion of the above procedure. Each Party acknowledges and agrees that the restrictions and obligations set forth in Section 8.3 and in Article 9 are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of such Section or Article may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of such Section or Article, the non-breaching Party shall be authorized and entitled to seek, without any requirement to post bond, from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance, and an equitable accounting of all earnings, profits, and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity.
13.5
No Limitation of Remedies. The Parties hereby agree that no remedy conferred by any of the specific provisions of this Agreement, including, without limitation, Section 5.1(a), is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.
Article 14

MISCELLANEOUS PROVISIONS
14.1
Relationship of the Parties. Nothing in this Agreement is intended or shall be deemed, for financial, tax, legal or other purposes, to constitute a partnership, agency, joint venture or employer-employee relationship between the Parties.
14.2
Assignment; Change of Control.
(a)
Assignment Generally. Except as expressly provided herein, neither this Agreement nor any interest hereunder shall be assignable by either Party without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that either Party may, without consent, assign or delegate this Agreement, in whole or in part, upon notice to the other Party, to its successor in interest in connection with any sale of all or substantially all of its assets related to this Agreement or a Change of Control. Written notice of any permitted assignment of this Agreement shall be promptly provided to the non-assigning Party. Any assignment not in accordance with this Section 14.2 shall be void.
(b)
Continuing Obligations. As a condition of any assignment under this Section 14.2, the assignee shall agree in writing to be bound by all obligations of the assigning Party hereunder. This Agreement shall be binding upon the successors and permitted assigns of the Parties.

(c)
Change of Control. Whether or not this Agreement is assigned pursuant to Section 14.2(a), the Parties agree as follows: the rights to Patent Rights, Know-How or other intellectual property rights of any successor-in-interest of a Party as a result of a Change of Control of such Party or any Person that becomes an Affiliate of a Party through any Change of Control of such Party, that were controlled by such successor or Person (and not such Party or any of its Affiliates prior to such Change of Control) immediately prior to such Change of Control (other than as a result of a license or other grant of rights, covenant or assignment by such Party or its other Affiliates to, or for the benefit of, such Person) or are developed or acquired by such successor or Person after such Change of Control outside of the scope of this Agreement solely if the activities that led to such development or acquisition were subject to established firewalls, will not be deemed to be “Controlled” by such Party for purposes of this Agreement and will be automatically excluded from the rights licensed to, or the covenants made in favor of, the other Party under this Agreement, except to the extent that any such Patent Rights, Know-How or other intellectual property rights (A) following such Change of Control, are actually used in the course of such Party’s or such Third Party successor-in-interest’s performance of activities under this Agreement, or (B) were licensed or sublicensed by such Third Party to such Party or its Affiliates prior to the Change of Control and were included in the licenses granted by such Party hereunder prior to the Change of Control.
14.3
Performance and Exercise by Affiliates. Ipsen shall have the right to have any of its obligations hereunder performed, or its rights hereunder exercised, by any of its Affiliates including with respect to Ipsen, but not limited to, Ipsen Bioscience, Inc. (U.S.A) and Ipsen Biopharmaceuticals, Inc. (U.S.A), and the performance of such obligations by any such Affiliate shall be deemed to be performance by Ipsen; provided, however, that Ipsen shall be responsible for ensuring the performance of its respective obligations under this Agreement and that any failure of any Affiliate performing obligations on behalf of Ipsen hereunder shall be deemed to be a failure by Ipsen to perform such obligations.
14.4
Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
14.5
Accounting Procedures. Each Party shall calculate all amounts, and perform other accounting procedures required, under this Agreement and applicable to it in accordance with either, as applicable (a) United States generally accepted accounting principles (US GAAP) or (b) IFRS, depending on which accounting standard is normally applied by such Party with respect to the filing of its reporting. All terms of an accounting or financial nature in this Agreement shall be construed in accordance with the foregoing accounting standard.
14.6
Force Majeure. Neither Party shall be liable to the other Party or be deemed to have breached or defaulted under this Agreement for failure or delay in the performance of any of its obligations, other than payment obligations, under this Agreement for the time and to the extent such failure or delay is caused by or results from acts of God, earthquake, riot, civil commotion, terrorism, war, strikes or other labor disputes, fire, flood, failure or delay of transportation, omissions or delays in acting by a Governmental Body, acts of a government or an agency thereof or judicial orders or decrees or restrictions or any other reason which is beyond the control of the respective Party; provided that (1) the Party affected by force majeure provides the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities) and (2) uses Commercially Reasonable Efforts to overcome the difficulties created thereby and to resume performance of its obligations hereunder as soon as practicable.
14.7
Entire Agreement of the Parties; Amendments. This Agreement and the Schedules hereto constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter, including the Confidentiality Agreement executed by the Parties. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in a writing referencing this Agreement and signed by a duly authorized officer of each Party.
14.8
Headings and Captions. The headings and captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.
14.9
Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, excluding application of any conflict of laws principles that would require application of the law of a jurisdiction outside of the State of New York. Any disputes arising under or in connection with this Agreement, will be resolved through binding arbitration conducted pursuant to Section 13.3.
14.10
Good Faith Covenant. The Parties agree that they will cooperate with each other in all respects in furtherance of achieving the purposes and objectives of this Agreement. The Parties further agree that their actions and dealings with each other shall be subject to an express covenant of good faith and fair dealing.
14.11
Notices and Deliveries. Any notice, request, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by facsimile (receipt verified) or by express courier service (signature required) to the Party to which it is directed at its address or facsimile number shown below or such other address or facsimile number as such Party shall have last given by notice to the other Party.

If to Sutro, addressed to:

SUTRO Biopharma, Inc.

111 Oyster Point Boulevard

South San Francisco, CA 94080

USA

Attention: General Counsel

Email: [*]

With a copy, which shall not constitute notice, to:

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

USA

Attention: [*]

Email: [*]

If to Ipsen, addressed to:

Ipsen Pharma SAS

65 Quai Georges Gorse
Boulogne-Billancourt, 92100
France
Attn: EVP General Counsel & Chief Business Ethics Officer
Email: [*]

With a copy, which shall not constitute notice, to:

Ipsen Pharma SAS

65 Quai Georges Gorse
Boulogne-Billancourt, 92100
France
Attn: Strategic Alliance Management
Email: [*]

14.12
Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under Applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.
14.13
No Implied License. Except as expressly set forth in this Agreement, no right or license is granted to Ipsen hereunder by implication, estoppel, or otherwise to any Know-How, Patent Rights, Confidential Information, trade secret or other data or intellectual property right owned or controlled by Sutro or its Affiliates.
14.14
Interpretation. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, and Schedules shall be deemed references to Articles and Sections of, and Schedules to, this Agreement unless the context shall otherwise require. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, words such as “herein”, “hereto”, “hereof”, “hereby” and “hereunder” refer to this Agreement as a whole, the terms “will” and “shall” shall be deemed to have the same meaning, references to Applicable Law includes any amendment or modification to such Applicable Law and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions. Unless the context otherwise requires, countries shall include territories.
14.15
Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including but not limited to, any creditor of either Party hereto.

14.16
Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A facsimile or a portable document format (PDF) copy of this Agreement, including the signature pages, will be deemed an original. Electronic signatures that comply with Applicable Law are deemed original signatures.

[signature pages follow]

IN WITNESS WHEREOF, duly authorized representatives of the Parties have executed this Agreement as of the Effective Date.

SUTRO BIOPHARMA, INC.

_/s/ William J. Newell_______ Name: William J. Newell Title: Chief Executive Officer

[Signature Page to Exclusive License Agreement]

IN WITNESS WHEREOF, duly authorized representatives of the Parties have executed this Agreement as of the Effective Date.

IPSEN PHARMA SAS

_/s/ David Loew____________ Name: David Loew Title: Chief Executive Officer

[Signature Page to Exclusive License Agreement]

Execution Version

Appendix A

[*]

Appendix A.1

[*]

4

Appendix B

Investment Agreement

5

SUTRO BIOPHARMA, INC.

INVESTMENT AGREEMENT

This Investment Agreement (this “Agreement”) is made and entered into as of March 29, 2024 (the "Effective Date"), by and between Sutro Biopharma, Inc., a Delaware corporation (the “Company”), and Ipsen Biopharmaceuticals, Inc., a Delaware corporation (the “Investor”).

Recitals

Whereas, pursuant to the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Investor, and the Investor desires to subscribe for and purchase from the Company, certain shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);

Whereas, simultaneously with the execution of this Agreement, the Company and Ipsen Pharma SAS (“Ipsen”), are entering into an Exclusive License Agreement (the “License Agreement”); and

Whereas, in partial consideration for the rights and licenses granted by the Company to Ipsen under the License Agreement, the Investor, a fully-owned Affiliate (as defined in the License Agreement) of Ipsen, has agreed to pay the Company twenty-five million USD ($25,000,000) (the “Purchase Price”) to acquire newly issued shares of Common Stock (the “Shares”) at a price per share of $5.1788, representing a premium of 17% to the volume weighted average price, as reported by Bloomberg, of the Common Stock as traded on The Nasdaq Stock Market LLC for the last twenty (20) consecutive trading days prior to the date of this Agreement, in accordance with the terms set forth in this Agreement.

Agreement

Now, Therefore, in consideration of the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Agreement To Sell And Purchase.

1.1
Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as defined below), the Company hereby agrees to issue and sell to the Investor, and the Investor hereby agrees to purchase from the Company the Shares in partial consideration for the rights and licenses granted by the Company to the Investor pursuant to the Licensing Agreement.

2.
Closing, Delivery And Payment.

2.1
Closing. Upon the satisfaction of the conditions set forth Sections 5.1 and 5.2, the closing of the sale and purchase of the Shares under this Agreement (the “Closing”) shall

6

take place remotely, upon the physical or electronic exchange among the parties and their counsel of all documents and deliverables required under this Agreement (such date is hereinafter referred to as the “Closing Date”) but (i) in no event earlier than the second business day after the date hereof and (ii) in no event later than the tenth business day after the date hereof.

2.2
Payment. On or prior to the Closing Date, the Investor shall deliver or cause to be delivered to the Company, via wire transfer of immediately available funds pursuant to the wire instructions delivered to the Investor by the Company on or prior to the Closing Date, an amount equal to the Purchase Price.

2.3
Delivery. At the Closing, the Company shall issue, or cause to be issued to, the Investor the Shares, registered in book entry form in the name of the Investor on the Company’s share register, and shall provide to the Investor evidence of such issuance from the Company’s transfer agent.

3.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Investor, as of the date of this Agreement and as of the Closing Date, as set forth below.

3.1
Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Shares, and to carry out the provisions of this Agreement and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2
Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered, will be the valid and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. When issued and delivered to the Investor against payment therefor in accordance with the terms of this Agreement, the Shares will be validly authorized and issued, fully paid and non-assessable, free and clear of all liens, and will not have been issued in violation of or subject to any preemptive or similar rights.

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3.3
Compliance with Other Instruments. The execution, delivery, and performance of and compliance with this Agreement, and the issuance and sale of the Shares pursuant to this Agreement, will not, with or without the passage of time or giving of notice: (a) result in a violation of the organization documents of the Company, (b) result in any violation, or be in conflict with or constitute a default under any term or provision under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company or (d) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.4
Company SEC Documents; Financial Statements; Nasdaq Stock Market. Since January 1, 2023, the Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed by it under the Securities Act and the Exchange Act, and any required amendments to any of the foregoing, with the SEC (the “Company SEC Documents”). As of its respective filing date, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and no Company SEC Documents when filed, declared effective or mailed, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.5
Offering Valid. Assuming the accuracy of the representations and warranties of the Investor contained in Section 4.3, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

4.
REPRESENTATIONS AND WARRANTIES OF THE Investor.

The Investor hereby represents and warrants to the Company as follows, as of the date of this Agreement and as of the Closing Date:

4.1
Requisite Power and Authority. The Investor has all requisite corporate power and authority to execute and deliver this Agreement and to carry out the provisions of this Agreement. All action on the Investor’s part required for the lawful execution, delivery and performance of this Agreement has been taken. Upon its execution and delivery, this Agreement will be the valid and binding obligation of the Investor, enforceable in accordance with its terms,

8

except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.2
No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (a) result in a violation of the organizational documents of the Investor , (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Investor is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (a) and (b) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

4.3
Investment Representations. The Investor understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Investor’s representations contained in this Agreement. The Investor also understands that the Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Investor hereby further represents and warrants as follows:

(a)
The Investor Bears Economic Risk. The Investor has substantial experience in evaluating and investing in private placement transactions of securities of companies in a similar stage of development as the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Investor can bear the economic risk of this investment indefinitely. The Investor understands that the Company has no present intention of registering the Shares. The Investor also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Investor to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times the Investor might propose.

(b)
Acquisition for Own Account. The Investor is acquiring the Shares for the Investor’s own account for investment only, not as a nominee or agent, and not with a view towards their resale or distribution. The Investor has no present intent of selling, granting any participation in, or otherwise distributing the Shares. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. The Investor has not been formed for the specific purpose of acquiring the Shares.

(c)
Sophisticated Investor. The Investor represents that by reason of its, or of its management’s, business or financial experience, the Investor has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Neither the

9

Investor nor any of its officers, directors, employees, agents, stockholders or partners (i) has either directly or indirectly, including through a broker or finder, engaged in any general solicitation, (ii) has either directly or indirectly, including through a broker or finder, published any advertisement in connection with the offer and sale of the Shares, or (iii) is aware of any publication of any advertisement in connection with the transactions contemplated in this Agreement.

(d)
Accredited Investor. The Investor represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

(e)
Company Information. The Investor has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Investor has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Investor has also had the opportunity to ask questions of, receive answers from and obtain additional information from (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) the Company and its management regarding the terms and conditions of this investment.

(f)
Residence. The office of the Investor in which its decision to purchase the Shares was made is located at the address set forth on the signature page hereto.

4.4
No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

4.5
Transfer Restrictions. The Investor acknowledges and agrees that the Shares are subject to restrictions on transfer as set forth in this Agreement. The Investor understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.”

Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended. The Investor consents

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to the Company making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer established in Section 4.

5.
Conditions To Closing.

5.1
Conditions to the Investor’s Obligations at the Closing. The Investor’s obligations to purchase the Shares at the Closing is subject to the satisfaction, at or prior to the Closing Date, of the following conditions, unless otherwise waived by the Investor:

(a)
Representations and Warranties. The representations and warranties made by the Company in Section 3 that are qualified as to materiality shall be true and correct in all respects as of the Closing Date, and the representations and warranties made by the Company in Section 3 that are not qualified as to materiality shall be true and correct in all material respects as of the Closing Date, in each case with the same force and effect as if they had been made as of the Closing Date.

(b)
Performance of Obligations. The Company shall have performed all obligations, covenants and conditions herein required to be performed or observed by it on or prior to the Closing.

(c)
License Agreement. The License Agreement shall not have been terminated in accordance with its terms and shall be in full force and effect.

(d)
Consents, Permits and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, except for such as may be properly obtained subsequent to the Closing.

5.2
Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Shares at the Closing is subject to the satisfaction, at or prior to the Closing, of the following conditions, unless otherwise waived by the Company:

(a)
Representations and Warranties. The representations and warranties in Section 4 made by the Investor shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

(b)
Performance of Obligations. The Investor shall have performed and complied with all agreements and conditions herein required to be performed or complied with by the Investor on or before the Closing.

(c)
License Agreement. The License Agreement shall not have been terminated in accordance with its terms and shall be in full force and effect.

6.
Rule 144 Reporting; Legend Removal.

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6.1
Rule 144. In order to make the benefits of the rules and regulations of the SEC that may permit the sale of the Shares to the public without registration available to the Investor, the Company agrees to use commercially reasonable efforts to:

(a)
make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the Closing Date;

(b)
file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)
so long as the Investor owns any of the Shares, furnish the Investor forthwith upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as the Investor may reasonably request in availing itself of any rule of regulation of the SEC allowing it to sell any such securities without registration.

6.2
Legend Removal. The Company shall direct its transfer agent to remove the transfer restriction set forth in Section 4.5 applicable to any portion of the Shares upon the written request of the Investor, within two (2) business days of the Company’s receipt of such request, at such time as such portion of Shares (a) are being sold by the Investor pursuant to Rule 144 under the Securities Act or (b) may be transferred without the requirement that the Company be in compliance with the public information requirements and without volume or manner-of-sale restrictions under Rule 144 under the Securities Act. The Investor, or if the Company’s transfer agent requires, the Company, shall provide such opinions of counsel reasonably requested by the Company’s transfer agent in connection with the removal of legends pursuant to this Section 6.2.

7.
Miscellaneous.

7.1
Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, excluding application of any conflict of laws principles that would require application of the law of a jurisdiction outside of the State of New York. Any disputes arising under or in connection with this Agreement, will be resolved through binding arbitration conducted pursuant to Section 13.3 of the License Agreement.

7.2
Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Investor, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, the Investor or any of its representatives.

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7.3
Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Shares in its records as the absolute owner and holder of such Shares for all purposes.

7.4
Entire Agreement. This Agreement (including any exhibits hereto), and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties hereto with respect to the subject matter hereof and thereof. No party hereto shall be liable or bound to any other party in any manner with respect to the subject matter hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

7.5
Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.

7.6
Amendments and Waivers. This Agreement may be amended or modified, and the obligations of the Company and the Investor under this Agreement may be waived, discharged or terminated, only upon the written consent of the Company and the Investor. Any such waiver, discharge or termination effected in accordance with this Section 7.6 shall be binding upon the Investor and each transferee of the Shares, each future holder of all such securities and the Company.

7.7
Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Company’s Articles of Incorporation or the Company’s Bylaws, or otherwise afforded to any party, shall be cumulative and not alternative.

7.8
Notices. Any notice, request, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, by express courier service (signature required) to the party to which it is

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directed at its address shown below or such other address as such party shall have last given by notice to the other party.

If to Sutro, addressed to:

SUTRO Biopharma, Inc.

111 Oyster Point Boulevard

South San Francisco, CA 94080

USA

Attention: General Counsel

Email: [*]

With a copy, which shall not constitute notice, to:

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

USA

Attention: [*]

Email: [*]

If to the Investor, addressed to:

Ipsen Biopharmaceuticals, Inc.

One Main Street

Cambridge MA 02142

Attn: [*]

Email: [*]

With a copy, which shall not constitute notice, to:

Orrick, Herrington & Sutcliffe LLP

2100 Pennsylvania Ave. NW

Washington, D.C. 20037

Attention: [*]
Email: [*]

7.9
Expenses. Each party hereto shall pay all fees, costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

7.10
Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. All references in this Agreement to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto.

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7.11
Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A facsimile or a portable document format (PDF) copy of this Agreement, including the signature pages, will be deemed an original. Electronic signatures that comply with applicable law are deemed original signatures.

7.12
Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

7.13
Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify and to hold harmless each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.13 being untrue.

7.14
Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identity of the parties hereto may require.

7.15
Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

7.16
No Publicity. The parties hereto agree that the provisions of Section 9.3 of the License Agreement shall be applicable to the parties to this Agreement with respect to any public disclosures regarding the proposed transactions contemplated by this Agreement and the License Agreement or regarding the parties hereto or their Affiliates (it being understood that the provisions of Section 9.3 of the License Agreement shall be read to apply to disclosures of information relating to this Agreement and the transactions contemplated hereby).

[Remainder of Page Intentionally Left Blank]

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Signature page to Investment Agreement

In Witness Whereof, the parties hereto have executed this Investor Agreement as of the date first written above.

THE COMPANY:

SUTRO BIOPHARMA, INC.

By:/s/ William J. Newell

Name: William J. Newell

Title: Chief Executive Officer

INVESTOR:

IpSen Biopharmaceuticals, Inc.

By:/s/ Stewart Campbell

Name: Stewart Campbell

Its: EVP and President North America

Address: One Main Street

Cambridge MA 02142

Schedule 1.57

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Schedule 2.3(a)

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Schedule 2.3(b)

[*]

Schedule 2.6(a)

[*]

[*]

[*]

Schedule 4.3(b)

[*]

Schedule 5.1(a)

[*]

Schedule 9.3(a)

[*]

Schedule 10.2(b)

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